As filed with the U.S. Securities and Exchange Commission on December 30, 2024.

Registration No. 333-282621

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7370	99-1291725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1170 Wheeler Way

Langhorne, PA 19047

1.800.909.9598

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. Orobono Jr.

1170 Wheeler Way

Langhorne, PA 19047

1.800.909.9598

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 (212) 530-2206	David L. Ficksman, Esq. Joilene Wood, Esq. TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, CA 90067 (310) 553-4441

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

This registration statement contains disclosure that will be circulated as two separate final prospectuses: (i) a prospectus (the “IPO Prospectus”) to be used in connection with the initial public offering by TEN Holdings, Inc. (the “Company”) of 2,500,000 shares of common stock (the “IPO Shares”), par value $0.0001 per share, of the Company, with an assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of the preliminary prospectus contained herein, being registered for sale by the Company (the “IPO”) through the underwriters named on the cover page of this preliminary prospectus, and (ii) a prospectus (the “Resale Prospectus”) to be used in connection with the offer and potential resale by selling stockholders identified in this registration statement (the “Selling Stockholders”) of up to an aggregate of 4,400,000 shares of common stock (the “Resale Shares”), par value $0.0001 per share, of the Company. The disclosure to be included in the IPO Prospectus and the Resale Prospectus is contained in this registration statement, as amended to date, of which each of the IPO Prospectus and Resale Prospectus will form a part. The IPO Prospectus and the Resale Prospectus will be substantively identical in all respects, except for the following principal points:

●	they will contain different outside and inside front cover pages; among other things, the identification of the underwriters and related compensation for the IPO Shares will only be included in the IPO Prospectus and the Resale Shares will be listed on the outside and inside front covers of the Resale Prospectus without identification of the underwriters and related compensation information;

●	they will contain different Offering summary subsections in the Prospectus Summary section relating to the offering of the IPO Shares and the Resale Shares, as applicable; such Offering summary subsection included in the IPO Prospectus will summarize the offering of the IPO Shares and such Offering summary subsection included in the Resale Prospectus will summarize the offering of the Resale Shares;

●	they will contain different Use of Proceeds disclosure, with the Use of Proceeds section included in the Resale Prospectus only indicating that the Company will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders that occur pursuant to the registration statement of which the Resale Prospectus forms a part;

●	the Capitalization and Dilution sections will not be included in the Resale Prospectus;

●	the Selling Stockholders and Plan of Distribution sections will be included only in the Resale Prospectus;

●	the Underwriting section from the IPO Prospectus will not be included in the Resale Prospectus; and

●	the Legal Matters section in the Resale Prospectus will not include a reference to counsel for the underwriters.

The Company has included in this registration statement, after the IPO Prospectus cover page, a set of alternate front and back cover pages to reflect the differences between the cover pages of the Resale Prospectus as compared to the cover pages of the IPO Prospectus.

As a result, the sales of our common stock registered in this registration statement will result in two offerings taking place sequentially, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” in each of the IPO Prospectus and the Resale Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 30, 2024

2,500,000 Shares of Common Stock

TEN Holdings, Inc.

This is an initial public offering on a firm commitment basis of shares of common stock, par value $0.0001 per share, of TEN Holdings, Inc., a Nevada corporation. Prior to this offering, there has been no public market for our common stock. We expect the initial public offering price to be in the range of $4.00 to $6.00 per share.

We have reserved the symbol “XHLD” for purposes of listing our common stock on the Nasdaq Capital Market (“Nasdaq”) and plan to apply to list our common stock on Nasdaq. At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Additionally, we are, and following the completion of this offering, will continue to be, a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c). V-Cube, Inc., our controlling stockholder, will be able to exercise approximately 80.9% of the aggregate voting power of our issued and outstanding shares of common stock and will be able to determine all matters requiring approval by our stockholders, immediately after the consummation of this offering, assuming the sales of 2,500,000 shares of common stock we are offering, the full exercise of the Representative’s Warrants (defined below), and that the Selling Stockholders do not sell any Resale Shares upon closing of this offering. V-Cube, Inc. is a Japanese company listed on the Tokyo Stock Exchange and its chief executive officer, Naoaki Mashita, has served as our Director since February 2024 and is our minority stockholder. For further information, see “Principal Stockholders” and “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc.” We intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. As a result, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors—Risks Relating to Our Capital Stock and Trading—We will be a ‘controlled company’ within the meaning of the Nasdaq listing rules, and will follow certain exemptions from certain corporate governance requirements that could adversely affect our public stockholders” and “Management—Controlled Company.”

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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus.

	Per Share	Total
Initial public offering price of common stock(1)	$5.00	$12,500,000
Underwriters’ discount(2)	$0.35	$875,000
Proceeds to our company before expenses(3)	$4.65	$11,625,000

(1)	Initial public offering price per share is assumed as $5.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus.

(2)	Represents an underwriting discount equal to 7% per share. For purposes of the calculation only, we assume 100% of the investors in this offering were introduced by the underwriters. For funds raised from investors introduced by the Company, the underwriting discount will be reduced to 4% per share.

(3)

In addition to the underwriting discounts listed above, we have agreed to issue, upon closing of this offering, warrants to Bancroft Capital, LLC (“Bancroft”), as representative of the several underwriters (the “Representative”) or any such other recipients as may be designated by Bancroft, exercisable for a five-year period after the commencement of sales of this offering, beginning from six months after the closing of this offering, entitling the representative to purchase 5.0% of the total number of shares of common stock sold in this offering at a per share price equal to 120.0% of the public offering price (the “Representative’s Warrants”). The registration statement of which this prospectus is a part also registers the Representative’s Warrants and the common stock issuable upon the exercise thereof. See “Underwriting” for additional information regarding total underwriter compensation.

The underwriters expect to deliver the shares of our common stock against payment in U.S. dollars in New York, New York on or about [●], 2024.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bancroft Capital, LLC

Prospectus dated December [●], 2024

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We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

For Investors Outside the United States: The underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

Certain Definitions

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“AI” are to artificial intelligence;

●	“common stock” are to our shares of common stock, par value $0.0001 per share;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“preferred stock” are to our shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“U.S.”, “US” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” “our,” “our Company,” or the “Company” are to TEN Holdings, Inc. and its subsidiary, TEN Events, Inc.

TRADEMARKS

This prospectus contains references to our trademark and service marks and to those belonging to other entities. Solely for convenience, trademarks, and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our common stock, discussed under “Risk Factors,” before deciding whether to buy our common stock.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a reverse stock split of our shares of common stock at a ratio of 2-for-1 approved by our then sole Director and majority stockholder on October 9, 2024.

Business Overview

Our Company

We are a provider of event planning, production, and broadcasting services headquartered in Pennsylvania. We mainly produce virtual and hybrid events and physical events. Virtual and hybrid events involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by our proprietary Xyvid Pro Platform. Physical events mainly involve live streaming and video recording of physical events. For the nine months ended September 30, 2024 and 2023, we had total revenue of approximately $2.7 million and $2.6 million, respectively, and net loss of approximately $1.8 million and $1.4 million, respectively. For the years ended December 31, 2023 and 2022, we had total revenue of approximately $3.7 million and $4.8 million, respectively, and net loss of approximately $1.7 million and $7.7 million, respectively.

Competitive Strengths

We believe the following strengths are essential for our success and differentiate us from our competitors:

●	proprietary webcasting and event management platform,

●	event production experience and expertise,

●	dedicated customer service, and

●	experienced management team.

For further details on competitive strengths, see “Business—Our Competitive Strengths.”

Growth Strategies

We plan to further develop our business through the following growth strategies:

●	increasing business growth efforts,

●	enhancing technology and innovation,

●	diversifying service offerings, and

●	making strategic investments and acquisitions.

For further details on growth strategies, see “Business—Growth Strategies.”

Going Concern

We had a loss of $1,799,000 and $1,367,000 for the nine months ended September 30, 2024 and 2023, respectively, and $1,688,000 and $7,663,000 for the years ended December 31, 2023 and 2022, respectively, and had cash used in operations of $1,763,000 and $265,000 during the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. Further, we had a negative working capital of $4,813,000 and $2,236,000 as of September 30, 2024 and December 31, 2023, respectively, and will require additional capital to operate. Given the preceding conditions, our auditor has raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate positive operating cash flows and raise additional capital significant enough to result in operating profitability business. Please see “Risk Factors—Risks Relating to our Business and Industry—We had a working capital deficit for the nine months ended September 30, 2024 and the year ended December 31, 2023, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on being able to generate positive operating cash flows and raise additional capital significant enough to result in operating profitability.”

Corporate Information

TEN Holdings, Inc. was incorporated under the laws of the State of Pennsylvania as a business corporation on February 12, 2024. Its previous name was “The Events Network, Inc.” and it changed its name to “TEN Holdings, Inc.” on June 20, 2024. TEN Holdings, Inc. was converted to a Nevada corporation on July 24, 2024. For more details on our corporate history and structure, please refer to “Business—Corporate History and Structure.”

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Our principal executive office is located at 1170 Wheeler Way, Langhorne, PA 19047. Our telephone number is +1.800.909.9598 and our website address is https://www.tenevents.com/. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

Summary of Risk Factors

Investing in our common stock involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our common stock. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risk Relating to our Business and Industry (for a more detailed discussion, see “Risk Factors—Risks Relating to our Business and Industry” beginning on page 11 of this prospectus)

Risks and uncertainties relating to our business and industry include, but are not limited to, the following:

●

We had a working capital deficit for the nine months ended September 30, 2024 and the year ended December 31, 2023, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate positive operating cash flows and raise additional capital significant enough to result in operating profitability business (see page 11 of this prospectus);

●	Our business depends on our ability to attract new customers and retain and provide services to existing customers. Any decline in customer acquisition or retention would harm our business (see page 11 of this prospectus);

●	Any decline in demand for our services or platform could harm our business (see page 12 of this prospectus);

●	The experience of our customers depends upon the interoperability of our platform across technologies that we do not control, and if we are not able to maintain and expand our relationships with third parties in order to integrate our platform with their products, our business may be harmed (see page 12 of this prospectus);

●	We may not be able to respond to rapid technological changes, extend our platform or develop new features (see page 13 of this prospectus);

●	We plan to incorporate AI technologies into some of our products and services, which may present operational and reputational risks (see page 13 of this prospectus);

●	Interruptions in our services caused by undetected errors, failures, or bugs in our platform or services could harm our reputation and result in significant costs to us (see page 14 of this prospectus);

●	Competition in our markets is intense, and if we do not compete effectively, our operating results could be harmed (see page 14 of this prospectus); and

●	The failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform (see page 15 of this prospectus).

Risks Relating to Laws and Regulations (for a more detailed discussion, see “Risk Factors—Risks Relating to Laws and Regulations” beginning on page 20 of this prospectus)

Risks and uncertainties related to legal, regulatory, and compliance include, but are not limited to, the following:

●	The actual or perceived failure by us, our customers, partners or vendors to comply with stringent and evolving laws and regulations, industry standards, policies, and contractual obligations relating to privacy, data protection, information security, and other matters could harm our reputation and business and subject us to significant fines and liability (see page 20 of this prospectus);

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●	We are subject to a variety of U.S. and international laws and regulations, compliance with which could impair our ability to compete and non-compliance with which may result in claims, fines, penalties, and other consequences, all of which could adversely impact our operations, business, or performance (see page 21 of this prospectus);

●	Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensation to third parties, penalties, and disruptions of our business, which may adversely affect our results of operations and financial performance (see page 21 of this prospectus);

●	Failure to protect intellectual property rights could adversely affect our business (see page 21 of this prospectus);

●	Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services (see page 22 of this prospectus);

●	We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition (see page 22 of this prospectus); and

●

We are subject to various U.S. anti-corruption laws, and any failure to comply with such laws, and any laws to which we may become subject, whether in existence now or hereafter, could harm our business, financial condition, and results of operations (see page 22 of this prospectus).

Risks Relating to Our Capital Stock and Trading (for a more detailed discussion, see “Risk Factors—Risks Relating to Our Capital Stock and Trading” beginning on page 23 of this prospectus)

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

●	There has been no public market for our common stock prior to this offering, and you may not be able to resell our common stock at or above the price you pay for them, or at all (see page 23 of this prospectus);

●	The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares of common stock at or above the initial public offering price (see page 23 of this prospectus);

●	The price of our common stock could be subject to rapid and substantial volatility (see page 23 of this prospectus);

●	You will experience immediate and substantial dilution in the net tangible book value of common stock purchased in this offering (see page 24 of this prospectus);

●	By issuing preferred stock, we may be able to delay, defer or prevent a change of control (see page 24 of this prospectus);

●	Anti-takeover provisions in our articles of incorporation and bylaws and under Nevada law could prevent or delay an acquisition of us, which may be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management (see page 24 of this prospectus);

●

Our articles of incorporation designate the Supreme Court of the State of Nevada as the exclusive forum for certain types of actions and proceedings, which could limit a stockholder’s ability to choose the judicial forum for disputes with the Company or its directors, officers or employees (see page 24 of this prospectus);

●	If we fail to implement and maintain an effective system of internal controls, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our common stock may be materially and adversely affected (see page 24 of this prospectus);

●	We will incur substantial increased costs as a result of being a public company (see page 25 of this prospectus);

●	We may not be able to maintain the listing of our common stock on Nasdaq (see page 25 of this prospectus);

●	Substantial future sales of our common stock or the anticipation of future sales of our common stock in the public market could cause the price of our common stock to decline (see page 26 of this prospectus); and

●	There may be substantial sales of our common stock by the Selling Stockholders after the effective date of the registration statement of which this prospectus forms a part, which could have a material adverse affect on the price of our common stock (see page 26 of this prospectus).

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives, and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. See “Risk Factors—Risks Relating to Our Capital Stock and Trading—We are an ‘emerging growth company’ and a ‘smaller reporting company’ under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.”

Implications of Being a Controlled Company

Additionally, we are, and following the completion of this offering, will continue to be, a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c). V-Cube, Inc., our controlling stockholder, will be able to exercise approximately 80.9% of the aggregate voting power of our issued and outstanding shares of common stock and will be able to determine all matters requiring approval by our stockholders, immediately after the consummation of this offering, assuming the sales of 2,500,000 shares of common stock we are offering, the full exercise of the Representative’s Warrants (defined below), and that the Selling Stockholders do not sell any Resale Shares upon closing of this offering. V-Cube, Inc. is a Japanese company listed on the Tokyo Stock Exchange and its chief executive officer, Naoaki Mashita, has served as our Director since February 2024 and is our minority stockholder. For further information, see “Principal Stockholders.” We intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. As a result, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors—Risks Relating to Our Capital Stock and Trading—We will be a ‘controlled company’ within the meaning of the Nasdaq listing rules, and will follow certain exemptions from certain corporate governance requirements that could adversely affect our public stockholders” and “Management—Controlled Company.”

Our Relationship with Our Controlling Stockholder—V-Cube, Inc.

On June 3, 2021, V-Cube, Inc. acquired the 100% equity interest in Xyvid, Inc. (which entity later changed its name to TEN Events, Inc.), our operating entity. On February 12, 2024, V-Cube, Inc. acquired the 100% equity interest in The Events Network, Inc. (which entity later changed its name to TEN Holdings, Inc.), our holding company. On July 2, 2024, we conducted a corporate restructuring in connection with this offering, as a result of which, V-Cube, Inc. owns the 100% equity interest in TEN Holdings, Inc., which in turn owns the 100% equity interest in TEN Events, Inc. On September 9, 2024, V-Cube, Inc. transferred 1,100,000 shares of common stock of TEN Holdings, Inc. to Eastern Nations Trading Pte. Ltd., a private limited company organized and existing under the laws of Singapore. On October 9, 2024, V-Cube, Inc. transferred an additional 1,100,000 shares of our common stock to Eastern Nations Trading Pte. Ltd. See “Corporate History and Structure” and “Principal Stockholders.”

V-Cube, Inc. is a Japanese company listed on the Tokyo Stock Exchange, which does not have any 50% shareholder as of the date of this prospectus. No natural person exercises voting and/or dispositive power over the shares held by V-Cube, Inc. It primarily provides planning, development, operation and support of visual communication services for enterprise customers. The chief executive officer of V-Cube, Inc., Naoaki Mashita, has served as our Director since February 2024 and is our minority stockholder. Such overlapping relationships have not led to, and are not anticipated to lead to, any conflicts of interest. V-Cube, Inc. is expected to remain our controlling stockholder after the completion of this offering and we do not expect any material changes to our relationship with V-Cube, Inc. in the foreseeable future. V-Cube, Inc. is a Selling Stockholder offering to sell 2,200,000 Resale Shares pursuant to the Resale Prospectus. V-Cube, Inc. subscribed for 10 shares of common stock of TEN Holdings, Inc. in consideration of $10.00 in the corporate formation of TEN Holdings, Inc. in February 2024, and obtained another 90 shares of common stock of TEN Holdings, Inc. in July 2024 in exchange for the 100% equity interest in TEN Events, Inc. valued at approximately $32.5 million. Accordingly, the consideration paid by V-Cube, Inc. for its equity interest in TEN Holdings, Inc. (amounting to 25 million shares of common stock post reverse split and corporate restructuring) was approximately $32.5 million. As a result of share transfers to Eastern Nations Trading Pte. Ltd., V-Cube, Inc. currently owns 22,800,000 shares of common stock of TEN Holdings, Inc.

As a wholly owned subsidiary of V-Cube, Inc., TEN Events, Inc. provides regular updates on sales and operational performance to V-Cube, Inc. and obtains guidance on corporate governance from V-Cube, Inc. We have relied on and expect to continue to rely on V-Cube, Inc. for financing and other resources, including after the completion of this offering. For loans that we have obtained from V-Cube, Inc., see “Related Party Transactions.” V-Cube, Inc. has made verbal pledges to provide financial support and other resources to our Company. However, such pledges have not been formalized by any contractual arrangements and there is no assurance that such financial support will be available as and when needed or in sufficient amounts. See “Risk Factors—Risks Relating to Our Business and Industry—We depend on our controlling stockholder, V-Cube, Inc., for financing and other resources.”

Our Relationship with Eastern Nations Trading Pte. Ltd.

Eastern Nations Trading Pte. Ltd. is a private limited company organized under the laws of Singapore and facilitates cross border transactions between the U.S. and Southeast Asia. On September 9, 2024, Eastern Nations Trading Pte. Ltd. acquired 1,100,000 shares of our common stock from V-Cube, Inc. in consideration of advisory services and technology implementation services provided by Eastern Nations Trading Pte. Ltd. to V-Cube, Inc. On October 9, 2024, Eastern Nations Trading Pte. Ltd. acquired an additional 1,100,000 shares of our common stock from V-Cube, Inc. as consideration for advisory services and technology implementation services provided to V-Cube, Inc. Eastern Nations Trading Pte. Ltd. is a Selling Stockholder offering to sell 2,200,000 Resale Shares pursuant to the Resale Prospectus.

Eastern Nations Trading Pte. Ltd. does not have any material relationship with our Company other than its stock ownership. Eastern Nations Trading Pte. Ltd. is not an affiliate of the Company. Eastern Nations Trading Pte. Ltd. has a business relationship with V-Cube, Inc., the Company’s controlling stockholder. The advisory services and technology implementation services provided to V-Cube, Inc. by Eastern Nations Trading Pte. Ltd. originated from an agreement between such parties entered into in May 2018, which agreement contemplated compensation through share allocation in V-Cube, Inc. or a future group company (such as the Company), with an approximate value of $1,000,000. Throughout the engagement period, Eastern Nations Trading Pte. Ltd. did not receive any cash, consulting fees, or compensation, other than the transfer of 2,200,000 shares of our common stock from V-Cube, Inc. Shinji Matsudaira controls Eastern Nations Trading Pte. Ltd. and does not personally have any material relationship with the Company, its predecessor, or affiliates.

9

THE OFFERING

Shares of common stock offered	2,500,000 shares

Price per share	We estimate that the initial public offering price will be in the range of $4.00 to $6.00 per share.

Shares of common stock outstanding prior to completion of this offering(1)(2)	25,689,130 shares, excluding the shares of common stock issuable pursuant to the warrant held by Spirit Advisors, LLC, and the stock options granted under the Company’s 2024 equity incentive plan. See “Description of our Securities.”

Shares of common stock outstanding immediately after this offering(1)(2)

28,189,130 shares, excluding 125,000 shares underlying the Representative’s Warrants, the shares of common stock issuable pursuant to the warrant held by Spirit Advisors, LLC, and the stock options granted under the Company’s 2024 equity incentive plan. See “Description of our Securities.”

Listing	We intend to apply to have our common stock listed on Nasdaq. At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Proposed ticker symbol	“XHLD”

Transfer Agent	Computershare Inc.

Use of proceeds	We intend to use all of the proceeds from this offering for various purposes. We will not receive any of the proceeds from the sale of the Resale Shares by the Selling Stockholders pursuant to this registration statement of which this prospectus forms a part. See “Use of Proceeds” on page 29 for more information.

Lock-up	All of our directors and officers and our principal stockholders (5% or more stockholders) have agreed with the underwriters, subject to certain exceptions, not to sell or pledge, directly or indirectly, any number of shares of common stock issued by us or any securities convertible into or exercisable or exchangeable for shares of common stock issued by us for a period of 180 days after the date of this prospectus. See “Underwriting—Lock-up Agreements” for more information. The lock-up arrangements applicable to 5% or greater stockholders will not apply to the Selling Stockholders with respect to the Resale Shares. In addition, we have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any shares of common stock or similar securities for a period ending 180 days after the date of this prospectus.

Risk factors	The common stock offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 11 for a discussion of factors to consider before deciding to invest in our common stock.

Representative’s Warrants	The registration statement of which this prospectus forms a part registers the Representative’s Warrants to purchase shares of common stock equal to 5.0% of the total number of shares of common stock sold in this offering, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The Representative’s Warrants will be non-exercisable for six (6) months after the date of the closing of this offering and will be exercisable for a term of five (5) years from the commencement of sales of this offering, at a per share exercise price of $6.00 (120.0% of the public offering price of the common stock, based on an assumed offering price of $5.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus). Please see “Underwriting—The Representative’s Warrants” for more information.

Notes:

(1)	Such number of shares of common stock outstanding does not reflect an aggregate of 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of this offering. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of such grant date. See our consolidated financial statements and related notes included elsewhere herein for details.

(2)	Such number of shares of common stock outstanding reflects 689,130 shares of common stock issued to Mr. Naoaki Mashita on December 23, 2024, pursuant to the partial conversion of the convertible promissory note held by Mr. Naoaki Mashita, in the principal amount of $317,000 at a conversation price of $0.46 per share. See “Description of our Securities.”

10

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our common stock if you can bear the risk of loss of your entire investment.

Risks Relating to our Business and Industry

We had a working capital deficit for the nine months ended September 30, 2024 and the year ended December 31, 2023, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate positive operating cash flows and raise additional capital significant enough to result in operating profitability.

We had a loss of $1,799,000 and $1,367,000 for the nine months ended September 30, 2024 and 2023, respectively, and $1,688,000 and $7,663,000 for the years ended December 31, 2023 and 2022, respectively, and had cash used in operations of $1,763,000 and $265,000 during the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. Further, we had a negative working capital of $4,813,000 and $2,236,000 as of September 30, 2024 and December 31, 2023, respectively, and will require additional capital to operate. Given the preceding conditions, our auditor has raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate positive operating cash flows. To support our working capital needs, we will rely on our revenue generating customer contracts and equity and/or debt financing. There is no assurance that we will be successful in generating positive operating cash flows and raising additional capital significant enough to result in operating profitability in the future.

If we are unable to generate and raise sufficient positive operating cash flows and additional capital to result in operating profitability in the future, there may remain substantial doubt about our ability to continue as a going concern, and investors or other financing sources may be unwilling to provide funding to us on commercially reasonable terms or at all, and we may have to discontinue operations and liquidate our assets and may be compelled to receive less than the value at which those assets are carried on our audited financial statements, which would cause our stockholders to lose a part or all of their investment.

Our business depends on our ability to attract new customers and retain and provide services to existing customers. Any decline in customer acquisition or retention would harm our business.

Our business depends upon our ability to attract new customers, and maintain and expand our relationships with our existing customers, including providing additional services to our existing customers. Our customers engage us to provide support for their events or other corporate activities. We cannot provide any assurance that customers will extend or renew their engagement with us after the events or corporate activities for which we have been engaged are completed. Extensions or renewals of customer engagement may decline or fluctuate because of several factors, such as dissatisfaction with our platform and support, a customer no longer having a need for our platform, or a belief that a competitor’s service offering is better, more secure, or less expensive than our platform. For example, during the COVID-19 pandemic, we saw a significant increase in usage of our platform and services. Following the pandemic, some of our customers reduced their use of our platform, and additional customers may do so in the future. For additional information about the impact of COVID-19 on our historical results and operations, see “Business.” Extensions or renewals of customer engagement are also impacted by reductions in customers’ information technology spending budgets or decisions by customers to consolidate their spending budgets on one of our competitor’s platforms, both of which are more likely to occur during periods of high inflation, recessionary or uncertain economic environments. Finally, any decrease in customer satisfaction with our platform or support would harm our brand, word-of-mouth referrals, and ability to grow. We need to continually add new customers to grow our business and to replace customers who choose not to continue to use our platform. If customers terminate or do not renew their business relationships with us, or renew their service contracts on less favorable terms or for fewer services, and we do not acquire replacement customers or otherwise grow our customer base, our business and results of operations may be materially and adversely affected.

11

Any decline in demand for our services or platform could harm our business.

We derive, and expect to continue to derive, a significant portion of our revenue and cash flows from producing virtual and hybrid events. Widespread adoption and use of live engagement technologies, webinars and event software in general, and our platform in particular, are critical to our future growth and success. If this market fails to grow or grows more slowly than we currently anticipate, demand for our platform could be negatively affected.

Demand for our platform is affected by a number of factors, many of which are beyond our control. Some of these potential factors include:

●	availability of products and services that compete, directly or indirectly, with ours;

●	awareness and adoption of live engagement technologies, generally, as a substitute for in-person events;

●	ease of adoption and use of the relevant technologies;

●	features and platform experience;

●	reliability of our platform, including frequency of outages;

●	performance and user support;

●	our brand and reputation;

●	security and privacy;

●	our pricing and our competitors’ pricing; and

●	new modes of live engagement that may be developed in the future.

If we fail to successfully predict and address these factors, meet customer demands or achieve more widespread market adoption of our platform, our business would be harmed.

The experience of our customers depends upon the interoperability of our platform across technologies that we do not control, and if we are not able to maintain and expand our relationships with third parties in order to integrate our platform with their products, our business may be harmed.

Our platform, Xyvid Pro Platform, has broad interoperability and is able to integrate and deliver event content to various devices, including Windows, Mac, iOS, and Android. See “Business—Our Services—Virtual and Hybrid Events.” We depend on the accessibility of our platform across these devices that we do not control. Some of our competitors may have inherent advantages by being able to develop products and services internally that more closely integrate with their own software platforms or those of their business partners.

We may not be able to modify our platform and services to maintain their continued compatibility with that of third parties’ products and services that are constantly evolving. In addition, some of our competitors may be able to disrupt the ability of our platform to operate with their products or services, or they could exert strong business influence on our ability to, and the terms on which we, operate and provide access to our platform and services. Should any of these third parties modify their products or services in a manner that degrades the functionality of our platform or services, or that gives preferential treatment to their own or competitive products or services, whether to enhance their competitive position or for any other reason, the interoperability of our platform and services with these third-party products and services could decrease and our business could be harmed.

12

We may not be able to respond to rapid technological changes, extend our platform or develop new features.

The markets in which we compete are characterized by rapid technological changes and the frequent introduction of new products and services. Our ability to attract new customers and retain and expand the usage of existing customers depends on our ability to enhance and improve our platform, and to introduce new features and services. Our customers may require features and capabilities that our current platform does not have. We are focused on improving the quality and range of our service offerings and are committed to investing in research and development. See “Business—Research and Development.” Our enhancements to our platform, features or capabilities may not be compelling to our existing or potential customers and may not gain market acceptance. If our research and development investments do not accurately anticipate customer demand, or if we fail to develop our platform in a manner that satisfies customer preferences in a timely and cost-effective manner, we may fail to retain our existing customers or increase demand for our platform.

The introduction of competing services or the development of entirely new technologies to replace existing offerings could make our platform obsolete or adversely affect our business, results of operations and financial condition. We may experience difficulties with software development, design or marketing that could delay or prevent our development, introduction, or implementation of new services, features, or capabilities. New services, features or capabilities may not be released according to schedule. Any delays could result in adverse publicity, loss of revenue or market acceptance, or claims by customers brought against us, all of which could harm our business. If customers do not widely adopt our new services, features and capabilities, we may not be able to realize a return on our investment. If we are unable to develop, license or acquire new features and capabilities to our platform on a timely and cost-effective basis, or if such enhancements do not achieve market acceptance, our business would be harmed.

We plan to incorporate AI technologies into some of our products and services, which may present operational and reputational risks.

As of the date of this prospectus, we utilize artificial intelligence, or AI, to empower the multi-language captioning and transcription features of our Xyvid Pro Platform, and we plan to implement additional features driven by artificial intelligence in the future. The initial AI-driven enhancements are expected to be available in the second quarter of 2025. See “Business—Growth Strategies—Enhancing Technology and Innovation.” We expect to use approximately 20% of the net proceeds we receive from this offering, for research and development. See “Use of Proceeds.” As with many innovations, there are associated risks involved in utilizing AI technology. There can be no assurance that our use of AI will eventually produce the intended results. Even if it could produce the intended results, we cannot guarantee that such AI will not produce errors going forward. AI, particularly generative AI, has been known to produce false or “hallucinatory” inferences or outputs. AI can also present ethical issues and may subject us to new or heightened legal, regulatory, ethical, or other challenges. Inappropriate or controversial data practices by developers and end-users, or other factors adversely affecting public opinion concerning AI, could impair the acceptance of AI solutions, including those incorporated in our services. If the AI tools that we use are deficient, inaccurate, or controversial, we could incur operational inefficiencies, competitive harm, legal liability, brand or reputational harm, or other adverse impacts on our business and financial results.

In addition, regulation of AI is rapidly evolving worldwide, as legislators and regulators are increasingly focused on these powerful emerging technologies. The technologies underlying AI and its uses are subject to a variety of laws and regulations, including intellectual property, data privacy and security, customer protection, competition, and equal opportunity laws, and are expected to be subject to increased regulation and new laws or new applications of existing laws and regulations. For example, In the United States, President Biden issued the Executive Order on Safe, Secure and Trustworthy Artificial Intelligence in October 2023, with the goal of promoting the “safe, secure, and trustworthy development and use of artificial intelligence in the United States.” The Executive Order has established certain new standards for the training, testing and cybersecurity of sophisticated AI models. It has also instructed other federal agencies to promulgate additional regulations within certain timeframes from the date of the Executive Order. Federal artificial intelligence legislation has also been introduced in the U.S. Senate. Since these regulatory frameworks rapidly evolve, we may become subject to new laws and regulations, which may affect the legality, profitability, or sustainability of our business, and we may be unable to predict all the legal, operational, or technological risks that may arise relating to the use of AI. The failure to comply with the relevant regulatory frameworks may also negatively affect our reputation. Because AI technology itself is highly complex and rapidly developing, it is not possible to predict all the legal, operational, or technological risks that may arise relating to the use of AI. Failure to appropriately respond to this evolving landscape may result in legal liability, regulatory action, or brand and reputational harm. As of the date of this prospectus, the Company does not intend to utilize open-source AI.

13

Interruptions in our services caused by undetected errors, failures, or bugs in our platform or services could harm our reputation and result in significant costs to us.

Our platform and services may have errors or defects that customers identify after they begin using them that could result in unanticipated interruptions of service. Internet-based services frequently contain undetected errors and bugs when first introduced or when new versions or enhancements are released. The use of our services in complicated, large-scale network environments may increase our exposure to undetected errors, failures, or bugs in our services. We use monitoring software to detect errors or bugs in our platform and we subject new codes to stringent testing before their release. As of the date of this prospectus, we have not experienced significant interruptions in our services as a result of such errors or defects, but we may experience future interruptions of service if we fail to detect and correct these errors and defects. As our business expands, the costs incurred in correcting defects, bugs or errors may be substantial and could harm our results of operations.

In addition, we rely on hardware and software of third parties to offer our services. Any defects in, or unavailability of, our or third-party software or hardware that cause interruptions of our services could, among other things:

●	cause a reduction in revenues or a delay in market acceptance of our services;

●	require us to pay penalties or issue refunds to our customers or partners, or expose us to claims for damages;

●	cause us to lose existing customers and make it more difficult to attract new customers;

●	divert our development resources or require us to make extensive changes to our software, which would increase our expenses and slow innovation;

●	increase our technical support costs; and

●	harm our reputation and brand.

Competition in our markets is intense, and if we do not compete effectively, our operating results could be harmed.

The webcasting market is competitive and rapidly changing, and existing and new market entrants, particularly established companies with greater resources than we have, that provide technologies to improve communication and engagement technologies or platforms, such as artificial intelligence and machine learning, could also increase the level of competition in the market. We face competition from many large and small companies, which include, but are not limited to, Zoom, ON24, GlobalMeet, Cvent, Bizzabo, and Meeting Tomorrow. See “Business—Our Industry.”

Our competitors vary in size and in the breadth and scope of the products and services they offer. Many of our actual and potential competitors benefit from competitive advantages over us, such as greater name recognition; longer operating histories; more varied products and services; larger marketing budgets; more established marketing relationships; more third-party integration; greater accessibility across devices or applications; greater access to larger user bases; and greater financial, technical, and other resources. Some of our competitors may make acquisitions or strategic investments or enter into strategic relationships to offer a broader range of products and services than we do, which may prevent us from using such third parties’ technology or offering such products or services. These combinations may make it more difficult for us to compete effectively. We expect these trends to continue as competitors attempt to strengthen or maintain their market positions. As we introduce new services, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future.

Demand for our platform is price sensitive. Many factors, including our pricing and marketing strategies, customer acquisition, and technology costs, as well as the pricing and marketing strategies of our competitors, can significantly affect our pricing strategies. Certain competitors offer, or may in the future offer, lower-priced or free products or services that compete with our platform or certain aspects of our platform, and they may offer a broader range of products and services than we do. Even if such competing products do not include all of the features and functionality that we provide, we could face pricing pressure to the extent that customers find such alternative products to be sufficient to meet their needs. Similarly, certain competitors or potential competitors may use marketing strategies that enable them to acquire customers at a lower cost than we can. Moreover, our major customers may demand substantial price concessions. As a result, we may be required to provide our major customers with pricing below our targets in the future. As a result, we could lose market share to our competitors or be forced to engage in price-cutting initiatives or other discounts to attract and retain customers, each of which could harm our business, results of operations and financial condition.

14

The failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform.

Our ability to increase our customer base and achieve broader market acceptance of our services will depend to a significant extent on our ability to expand our marketing and sales operations. We plan to continue expanding our sales and marketing capabilities, including through additional investment in digital marketing and sales team expansion. See “Business—Growth Strategies.” If we are unable to expand our sales and marketing operations, our future revenue growth and business could be adversely impacted.

Identifying and recruiting qualified sales representatives and training them is time consuming and resource intensive, and they may not be fully trained and productive for a significant amount of time. We also plan to dedicate resources to sales and marketing programs, including internet and other online advertising. All of these efforts will require us to invest significant financial and other resources, as the cost to acquire customers through these efforts is high. Our business will be harmed if our efforts do not generate a correspondingly significant increase in revenue.

Our largest customer generates a significant portion of our revenue, and interruption in operations of such significant customer may have an adverse effect on our business, financial condition, and results of operations.

For the nine months ended September 30, 2024 and 2023 and the years ended December 31, 2023 and 2022, the same single customer independently accounted for more than 10% of our total revenue; accounting for approximately 63.3%, 54.5%, 51.1% and 56.4% of our total revenue, respectively. See “Business—Our Customers.” We believe that, in the foreseeable future, we may continue to derive a significant portion of our revenue from such significant customer. If such customer fails to make payments, or experiences a downturn in business, our revenue and results of operations may be materially and adversely affected. We may lose our significant customer due to a variety of factors, including our capacity to deliver reliable services, service efficiency, as well as our competitiveness in pricing strategies. We cannot guarantee that we will continue to maintain the business relationship with our significant customer at the same level, or at all. If our significant customer terminates its relationship with us, we cannot assure you that we will be able to secure an alternative arrangement with a comparable customer in a timely manner, or at all. Losing our significant customer could adversely affect our revenue and profitability. In the short term, losing our significant customer may lead to a substantial loss of revenue and potentially disrupt cash flow. In the long term, it could impact market perception and our ability to attract new customers.

We may be dependent on a limited number of suppliers and any disruption to the relationships with the major suppliers may have material adverse effects on our business.

For the nine months ended September 30, 2024, two suppliers independently accounted for more than 10% of our total purchases; accounting for approximately 31.4% and 12.5% of our total purchases, respectively. For the nine months ended September 30, 2023, one supplier independently accounted for more than 10% of our total purchases; accounting for approximately 30.6% of our total purchases. For the year ended December 31, 2023, one supplier independently accounted for more than 10% of our total purchases, accounting for approximately 27.2% of our total purchases. For the year ended December 31, 2022, two suppliers independently accounted for more than 10% of our total purchases; accounting for approximately 17.0% and 11.4% of our total purchases, respectively. See “Business—Our Suppliers.” Such third-party suppliers are subject to their own unique operational and financial risks, which are beyond our control. If such significant suppliers breach or terminate their contracts with us, or experience significant disruptions to their operations, we will be required to find and enter into arrangements with one or more replacement suppliers. Finding alternative suppliers could involve significant delays and other costs and these suppliers may not be available to us on reasonable terms, or at all. As a result, this could harm our business and financial results and result in lost or deferred revenue.

We depend on our controlling stockholder, V-Cube, Inc., for financing and other resources.

V-Cube, Inc. owns the majority of our equity interest as of the date of this prospectus and is expected to remain our controlling stockholder after the completion of this offering and we do not expect any material changes to our relationship with V-Cube, Inc. in the foreseeable future. We have relied on and expect to continue to rely on V-Cube, Inc. for financing and other resources, including after the completion of this offering. See “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc.” V-Cube, Inc. has made verbal pledges to provide financial support and other resources to our Company. However, such pledges have not been formalized by any contractual arrangements and there is no assurance that such financial support will be available as and when needed or in sufficient amounts. If there are any changes to our relationship with V-Cube, Inc., and/or if V-Cube, Inc. suspends or terminates its provision of financing and other resources to us, for a variety of reasons beyond our control, such as any changes to the Japan-United States relations, any business interruptions or financial distress of V-Cube, Inc., or any legal changes that affect international money transfers, it could have material adverse effects on our business and financial results.

Our results of operations are subject to seasonal fluctuations.

We experience seasonality in our business. We usually generate more revenue in the last month of each calendar quarter. See “Business—Seasonality.” We may experience capacity and resource shortages in our platform and services during the period of such seasonal surge in our business. As a result of seasonality, our financial condition and results of operations may continue to fluctuate, and the trading price of our common stock may fluctuate from time to time.

15

Our business and results of operations may be harmed by the misconduct of authorized employees that have access to important assets of our Company such as bank accounts and confidential information.

During the course of our business operations, some of our employees have access to certain valuable assets of our Company, such as bank accounts and confidential information. In the event of misconduct by such authorized employees, our Company could suffer significant losses. Employee misconduct may include misappropriating bank accounts, falsifying bank records, improper use or disclosure of confidential information to the public or our competitors, and failure to comply with our internal policies or with federal or state laws or regulations regarding the use and safeguarding of classified or other protected information, and any other applicable laws or regulations. Although we have implemented policies, procedures, and controls to regulate employee conduct, these precautions may not prevent all intentional or negligent misconduct, and as a result, we could face unknown risks or losses. Furthermore, such unethical, unprofessional, or even criminal behavior by employees could damage our reputation, result in fines, penalties, restitution, or other damages, and lead to the loss of current and future customers, all of which would adversely affect our business, financial condition, and results.

We may be the subject of detrimental conduct by third parties, which could have a negative impact on our reputation.

We may be the target of anti-competitive, harassing, or other detrimental conduct by third parties including our competitors. Such conduct may include complaints, anonymous or otherwise, to regulatory agencies regarding our operations, accounting, business relationships, business prospects, and business ethics. Additionally, anyone may post false allegations online against us on an anonymous basis. We may be subject to government or regulatory investigation as a result of such third-party conduct and may be required to expend significant time and incur substantial costs to address such third-party conduct, and there can be no assurance that each of the allegations will be refuted conclusively within a reasonable period of time, or at all. Our business may also be materially negatively affected as a result of such public dissemination of anonymous allegations or malicious statements.

Interruptions, delays or outages in service from the data centers we use for our technology or infrastructure could impair the delivery and the functionality of our services, which may harm our business.

Our ability to attract and retain customers depends on our ability to provide our customers and their users with a highly reliable platform. We currently use data centers in the United States. Our platform may not be fully available to customers in the event of catastrophic failure at one of those data centers. We also do not control the operation of the data centers we use, and they are vulnerable to damage or interruption from human error, intentional bad acts, natural disasters, war, terrorist attacks, cyber-attacks and other cybersecurity incidents, power losses, hardware failures, systems failures, telecommunications failures and similar events, any of which could disrupt our services. In the event of significant physical damage to one of these data centers, it may take a significant period of time to achieve full resumption of our platform, and our disaster recovery planning may not account for all eventualities. As of the date of this prospectus, we have experienced service disruptions, outages and other performance problems, due to the introduction of new functionality, human error, and capacity constraints, and we may in the future experience further service disruptions, outages and other performance problems due to a variety of other factors, including infrastructure changes, software errors, zero-day vulnerabilities, and denial-of-service attacks, ransomware attacks and other cybersecurity incidents by malicious actors. In some instances, we may not be able to rectify these performance issues within an acceptable time-frame.

In addition, we depend on the expertise and efforts of members of our operations and technology teams for the continued performance of our platform. Our ability to retain, attract, hire and train staff in these groups may prove to be a challenge for a variety of factors and could have an adverse impact on the platform.

If our platform is unavailable or if our customers and their users are unable to access our platform within a reasonable amount of time, or at all, our business, results of operations and financial condition would be adversely affected. Additionally, if the data centers we use are unable to keep up with our increasing need for capacity, our customers may experience delays as we seek to obtain additional capacity, which could harm our business.

16

Cybersecurity incidents could disrupt our business operations, result in the loss of critical and confidential information, adversely impact our reputation, and harm our business.

Cybersecurity threats and incidents directed at us could range from uncoordinated individual attempts to gain unauthorized access to information technology systems to sophisticated and targeted measures aimed at disrupting business or gathering data of customers. We rely on our platform to deliver virtual and hybrid events to our customers and we use the Azure SQL Database to process, organize and store our business data. The secure processing, maintenance, and transmission of information in these systems are critical to our operations.

Nonetheless, our technology operations are vulnerable to security breaches and attacks against our system and network. While we employ measures designed to prevent, detect, address, and mitigate these threats (including using third-party cybersecurity technology), and we have not experienced any material cybersecurity incidents as of the date of this prospectus, cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption, or unavailability of critical data and confidential or proprietary information (our own or that of third parties, including potentially sensitive information of our customers) and the disruption of business operations. Any such compromises to our security could cause harm to our reputation, which could cause customers to lose trust and confidence in us or could cause agents to stop working for us. In addition, we may incur significant costs for remediation that may include liability for stolen assets or information, repair of system damage, and compensation to customers and business partners. We may also be subject to legal claims, government investigation, and additional state and federal statutory requirements. Although we have purchased cybersecurity insurance, there is no assurance that such insurance will be sufficient to cover any damages resulting from cybersecurity claims.

The potential consequences of a material cybersecurity incident include regulatory violations of applicable U.S. privacy and other laws, reputational damage, loss of market value, litigation with third parties (which could result in our exposure to material civil or criminal liability), diminution in the value of the services we provide to our customers, and increased cybersecurity protection and remediation costs (that may include liability for stolen assets or information), which in turn could have a material adverse effect on our competitiveness and results of operations.

If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers.

We expect our business to grow in terms of scale and diversity of operations. In addition, we plan to improve the features of our platform and incorporate more emerging technologies to enhance our platform. This will enable us to diversify and expand our service offerings. See “Business—Growth Strategies.” Such expansions will increase the complexity of our operations and may cause strain on our managerial, operational, and financial resources. We must continue to hire, train, and effectively manage new employees. The expansion of our services will also require us to maintain consistency in the quality of our services so that our market reputation is not damaged by any deviations in quality, whether actual or perceived.

Our future results of operations also depend largely on our ability to execute our future plans successfully. In particular, our continued growth may subject us to the following additional challenges and constraints:

●	we face challenges in responding to evolving industry standards and government regulation that impact our business and the webcasting industry in general;

●	the technological or operational challenges may arise from the new services;

●	the execution of our future plans will be subject to the availability of funds to support the relevant capital investment and expenditures; and

●	the successful execution of our strategies is subject to factors beyond our control, such as general market conditions, and economic and political developments in the United States and globally.

All of these endeavors involve risks and will require significant management, financial, and human resources. We cannot assure you that we will be able to effectively manage our growth or to implement our strategies successfully. There is no assurance that the investment to be made by our Company as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

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If we are unable to secure sufficient financing when needed, our ability to execute our business plan as outlined in this prospectus will be impaired, which may negatively impact our business and prospects.

Sustaining our ongoing operations and propelling future growth requires a significant investment in capital assets, coupled with sufficient working capital. In particular, as a growing company, we expect to require additional capital to finance our operations, make strategic investments, or respond to market conditions. For example, we plan to enhance our technology and innovation, diversify our service offerings and expand our market reach. There can be no assurance that we will be able to obtain the necessary financing to support these plans on favorable terms or at all. Factors beyond our control, such as unfavorable market conditions, general economic downturns, or investor sentiment, may make it challenging for us to secure additional funding. Our controlling stockholder, V-Cube, Inc., has made verbal pledges to provide financial support to our Company as needed. However, such pledges have not been formalized by any contractual arrangements and there is no assurance that such financial support will be available as and when needed or in sufficient amounts. See “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc.” In the event we are unable to obtain additional financing, we may have to significantly limit, or even terminate, our primary operations, or delay, reduce, or eliminate certain of our planned operations, resulting in a complete loss of investment for our stockholders. Our inability to obtain financing on acceptable terms when needed may have a material adverse effect on our business, results of operations, financial condition, and prospects.

If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success depends, to a large extent, on the efforts of our key personnel, including our executive officers, senior management, and other key employees who have valuable experience, knowledge, and connections in the webcasting industry. See “Management.” There is no assurance that these key personnel will not voluntarily terminate their employment with us. We do not carry any key person insurance on any of our senior management team. We plan to purchase the directors’ and officers’ liability insurance upon the completion of our initial public offering. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our financial condition, operating results, and business prospects.

We may not maintain adequate insurance, which could expose us to significant costs and business disruption.

We maintain certain insurance policies to safeguard against risks and unexpected events. See “Business—Insurance.” However, there can be no assurance that such insurance coverage will always be available or will always be sufficient to cover any damages resulting from any kind of claims. In addition, there are certain types of risks that may not be covered by our insurance policies, such as war, force majeure events, or certain business interruptions. Claims that are not covered by the policies or the failure to renew the insurance policies may materially adversely affect our business, financial condition, and results of operations.

We may expand through acquisitions of, investments in, or strategic partnerships or other strategic transactions with, other companies, each of which may divert our management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations, and harm our results of operations.

Our business strategy may, from time to time, include acquiring or investing in new or complementary services, technologies or businesses, strategic investments and partnerships, or other strategic transactions. We plan to identify, invest in, partner with, and acquire appropriate businesses that offer complementary advantages to our business, thereby improving overall competitiveness and sustaining growth. See “Business—Growth Strategies.” We cannot assure you that we will successfully identify suitable acquisition candidates or transaction counterparties, securely or effectively integrate or manage disparate technologies, lines of business, personnel and corporate cultures, realize our business strategy or the expected return on our investment, or manage a geographically dispersed company. Any such acquisition, investment, strategic partnership, or other strategic transaction could materially and adversely affect our results of operations. The process of negotiating, effecting, and realizing the benefits from acquisitions, investments, strategic partnerships, and strategic transactions is complex, expensive and time-consuming, and may cause an interruption of, or loss of momentum in, development and sales activities and operations of both companies, and we may incur substantial cost and expense, as well as divert the attention of management. We may issue equity securities which could dilute current stockholders’ ownership, incur debt, assume contingent or other liabilities and expend cash in acquisitions, investments, strategic partnerships, and other strategic transactions which could negatively impact our financial position, stockholder equity, and stock price.

Acquisitions, investments, strategic partnerships, and other strategic transactions involve significant risks and uncertainties, including:

●	the potential failure to achieve the expected benefits of the acquisition, investment, strategic partnership, or other strategic transaction, including recoupment or write-down of our investments in the partnership;

●	unanticipated costs and liabilities;

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●	the potential of disputes with our partners, including arbitration or litigation resulting from a breach or alleged breach of either party’s contractual obligation, which may result in cost, distraction and potential liabilities and reputational damage;

●	difficulties in integrating new services and subscriptions, software, businesses, operations, and technology infrastructure in an efficient and effective manner;

●	difficulties in maintaining customer relations;

●	the potential loss of key employees of any acquired businesses;

●	the diversion of the attention of our senior management from the operation of our daily business;

●	the potential adverse effect on our cash position to the extent that we use cash for the transaction consideration;

●	the potential significant increase of our interest expense, leverage, and debt service requirements if we incur additional debt to pay for an acquisition, investment, strategic partnership, or other strategic transaction;

●	the potential issuance of securities that would dilute our stockholders’ percentage ownership;

●	the potential to incur large and immediate write-offs and restructuring and other related expenses;

●	the inability to maintain uniform standards, controls, policies, and procedures; and

●	the inability to set up the necessary processes and systems to efficiently operate the partnerships.

Any acquisition, investment, strategic partnership, or other strategic transaction could expose us to unknown liabilities. Moreover, we cannot assure you that we will realize the anticipated benefits of any acquisition, investment, strategic partnership, or other strategic transaction. In addition, our inability to successfully operate and integrate newly acquired businesses or newly formed strategic partnerships appropriately, effectively, and in a timely manner could impair our ability to take advantage of future growth opportunities and other advances in technology, as well as our revenues and gross margins.

Our previous performance may not be sustainable or indicative of our future financial outcomes, and there is no assurance that we will be able to achieve the same level of financial performance in the future.

For the nine months ended September 30, 2024 and 2023, we had total revenue of approximately $2.7 million and $2.6 million, respectively, and net loss of approximately $1.8 million and $1.4 million, respectively. For the years ended December 31, 2023 and 2022, we had total revenue of approximately $3.7 million and $4.8 million, respectively, and net loss of approximately $1.7 million and $7.7 million, respectively. Our financial results in the past may not be indicative of future results, and we cannot assure you that we will achieve or maintain profitability on a consistent basis. Our revenue growth may slow, or our revenue may decline for a number of reasons, including reduced demand for our products and services, increased competition, industry trend, or our failure to capitalize on growth opportunities. Meanwhile, we expect our overall operating expenses to continue to increase in the foreseeable future, as we will incur additional expenses in connection with the expansion of our business operations and as a newly public company. These efforts and additional expenses may be more costly than we currently expect, and there is no assurance that we will be able to maintain sufficient operating revenue to offset our operating expenses. Any failure to increase revenue or to manage our costs as we continue to grow and invest in our business would prevent us from achieving or maintaining profitability or maintaining positive operating cash flow at all, or on a consistent basis, which would cause our business, financial condition, and results of operations to suffer.

Adverse or weakened general economic and market conditions may cause a reduction in customer demand, which could harm our revenue, results of operations, and cash flows.

Our revenue, results of operations, and cash flows depend on the overall demand for and use of our platform and services, which depends in part on the amount of spending allocated by our customers or potential customers on the relevant services. This spending depends on worldwide economic and geopolitical conditions. The United States and other key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling demand for a variety of goods and services, inflation (including wage inflation), labor market constraints, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity, and foreign exchange markets, bankruptcies, and overall economic uncertainty. These economic conditions can arise suddenly, including the recent rise in inflation and overall macroeconomic environment, which may negatively impact our customers’ budgets. In addition, geopolitical developments, such as potential trade wars, and actions or inactions of the United States or other major national governments, can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets.

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Market volatility, decreased consumer confidence, and diminished growth expectations in the United States economy and abroad as a result of the foregoing events could adversely affect our customers’ ability or willingness to purchase our services, delay prospective customers’ purchasing decisions, reduce the value or duration of their contracts, or affect attrition rates, all of which could adversely affect our future sales and operating results. Some of our customers may view the usage of our platform as a discretionary purchase, and our customers may reduce their discretionary spending on our platform during an economic downturn. In addition, weak economic conditions, including during times of high inflation and tightening budgets, can result in customers seeking to utilize lower-cost solutions that are available from alternative sources. Prolonged economic slowdowns may result in requests to renegotiate existing contracts on less advantageous terms to us than those currently in place, payment defaults on existing contracts, or non-renewal at the end of a contract term.

Our business could be disrupted by catastrophic events.

Occurrence of any catastrophic event, including pandemics such as COVID-19, earthquakes, fires, floods, tsunamis or other weather event, power loss, telecommunications failure, software or hardware malfunctions, cyberattacks, war or terrorist attacks, could result in lengthy interruptions in our services. In particular, our corporate headquarters are located in Pennsylvania, a region known for flooding, and our insurance coverage may not sufficiently compensate us for losses that may occur in the event of a severe flooding event or other significant natural disaster. In addition, acts of terrorism could cause disruptions to the internet, the electric grid or the economy as a whole. If our systems were to fail or be negatively impacted as a result of a natural disaster or other catastrophic event, our ability to deliver our products and services to our customers would be impaired or we could lose critical data. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster and to execute successfully on those plans in the event of a disaster or emergency, our business could be harmed.

Risks Relating to Laws and Regulations

The actual or perceived failure by us, our customers, partners or vendors to comply with stringent and evolving laws and regulations, industry standards, policies, and contractual obligations relating to privacy, data protection, information security, and other matters could harm our reputation and business and subject us to significant fines and liability.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share confidential, proprietary, and sensitive information, including customer and user content, business data, trade secrets, intellectual property, third-party data, business plans, transactions, financial information. Our data processing activities subject us to numerous privacy, data protection, and information security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, and contractual requirements.

In the United States, federal, state, and local governments have enacted numerous privacy, data protection, and information security laws, including data breach notification laws, consumer protection laws, and other similar laws. See “Business—Regulations.” While as of the date of this prospectus, we have not been subject to any legal or administrative penalties or received any notifications from regulatory authorities for privacy, data protection, or information security concerns, the developments or changes to the applicable laws and regulations may complicate compliance efforts and increase legal risk and compliance costs for us and the third parties upon whom we rely. If we fail to comply with stringent and evolving laws and regulations, industry standards, policies, and contractual obligations relating to privacy, data protection, information security, and other matters, it could harm our reputation and business and subject us to significant fines and liability.

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We are subject to a variety of U.S. and international laws and regulations, compliance with which could impair our ability to compete and non-compliance with which may result in claims, fines, penalties, and other consequences, all of which could adversely impact our operations, business, or performance.

As a service provider, we do not regularly monitor our platform to evaluate the legality of content shared on it by our customers. While as of the date of this prospectus, we have not been subject to legal or administrative actions as a result of the content shared on our platform, the laws in this area are evolving and vary widely between jurisdictions. Accordingly, it may be possible that in the future we and our business partners may be subject to legal actions involving our customers’ content or use of our platform.

Our platform depends on the ability of our customers and their users to access the internet. If we fail to anticipate developments in the law, or we fail for any reason to comply with relevant law, our platform could be blocked or restricted, and we could be exposed to significant liability that could harm our business.

We are subject to a variety of U.S. laws and regulations, such as the Americans with Disabilities Act (ADA) which requires virtual events to be accessible to individuals with disabilities, and various laws and regulations of states where we conduct business activities or where digital content is distributed, livestreamed, or made available through our platform or services. We are also subject to various international regulations on information security, copyrights and intellectual properties. See “Business—Regulations.” To the extent we expand our market presence, our exposure for violating these laws and regulations will likely increase. If we fail to comply with the legal standards and requirements, we may face substantial civil and criminal fines, penalties, profit disgorgement, reputational harm, loss of access to certain markets, disbarment from government business, the loss of export privileges, tax reassessments, breach of contract, fraud and other litigation, reputational harm, and other foreseeable or unforeseen collateral consequences that could harm our business.

Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, compensation to third parties, penalties, and disruptions of our business, which may adversely affect our results of operations and financial performance.

Third-party customers with which we conduct business, including healthcare organizations, as well as marketing and advertising agencies, may be subject to regulatory penalties or punishments because of their regulatory compliance failures or infringement upon other parties’ legal rights, which may, directly or indirectly, disrupt our business. We cannot be certain whether such third parties have violated any regulatory requirements or infringed or will infringe any other parties’ legal rights, which could expose us to legal expenses or compensation to third parties, or both.

We, therefore, cannot rule out the possibility of incurring liabilities or suffering losses due to any non-compliance by third parties. There is no assurance that we will be able to identify irregularities or non-compliance in the business practices of third parties with which we conduct business, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in our business may affect our business activities and reputation, and may in turn affect our business, results of operations, and financial performance.

Moreover, regulatory penalties or punishments against our business stakeholders such as third-party service providers, whether or not resulting in any legal or regulatory implications upon us, may nonetheless cause business interruptions or even suspension of these business stakeholders, which could in turn disrupt our usual course of business and result in material negative impact on our business operations, results of operation and financial condition.

Failure to protect intellectual property rights could adversely affect our business.

We regard our domain names and other intellectual property we may develop or acquire as critical to our success. See “Business—Intellectual Property.” We have taken measures to protect our intellectual property, but these measures might not be sufficient or effective. We may bring lawsuits to protect against the potential infringement of our intellectual property rights. Policing unauthorized use of our proprietary technology and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce their intellectual property rights. Future litigation could result in substantial costs and diversion of our resources and could disrupt our business, as well as materially adversely affect our financial condition and results of operations. Further, despite the potentially substantial costs, we cannot assure you that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition, and results of operations.

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Third parties may claim that we infringe their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, copyrights, patents, or other intellectual property rights held by third parties. We may from time to time in the future be subject to legal proceedings and claims relating to the intellectual property rights of others. For instance, we may face claims of trademark or copyright infringement for the use of images, pictures, or materials used on our website, in promotional materials, such as brochures or videos, or in the distribution and storage of digital content. There could also be existing intellectual property of which we are not aware that our services may inadvertently infringe. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, copyrights, or other intellectual property rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities would agree with our analysis. Such claims, even if they do not result in liability, may harm our reputation. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and financial performance may be materially and adversely affected.

We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition.

From time to time, we may be involved in various claims, controversies, lawsuits, legal proceedings, or regulatory inquiries that arise in the ordinary course of business involving labor and employment, wage and hour, intellectual property, data breach and other matters. See “Business—Legal Proceedings.” We expect that the number and significance of these potential disputes or claims may increase as our business expands and our company grows larger. Contractual provisions and insurance coverage may not cover potential claims and may not be adequate to indemnify us for all liabilities we may face. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, and result in the diversion of significant operational resources. Litigation is inherently unpredictable, and the results of any claims may have a material adverse effect on our business, financial condition, results of operations, and prospects. In addition, negative publicity regarding claims or judgments made against our Company may damage our reputation and may result in a material adverse impact on us.

We are subject to various U.S. anti-corruption laws, and any failure to comply with such laws, and any laws to which we may become subject, whether in existence now or hereafter, could harm our business, financial condition, and results of operations.

We are subject to various U.S. anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), as well as other similar anti-bribery and anti-kickback laws and regulations. These laws and regulations generally prohibit companies and their employees and intermediaries, from directly or indirectly authorizing, offering, or providing improper payments or benefits to government officials and other recipients for improper purposes. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. We anticipate that our exposure for violating these laws will increase as we continue to expand our presence, and any failure to comply with such laws could harm our business, financial condition, and results of operations.

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Risks Relating to Our Capital Stock and Trading

There has been no public market for our common stock prior to this offering, and you may not be able to resell our common stock at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our common stock. We will apply for the listing of our common stock on Nasdaq. An active public market for our common stock, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our common stock will be materially and adversely affected.

The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares of common stock at or above the initial public offering price.

The initial public offering price for our common stock will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock following our initial public offering. If you purchase our common stock in our initial public offering, you may not be able to resell at or above the initial public offering price. We cannot assure you that the initial public offering price of our common stock, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our common stock that have occurred from time to time prior to our initial public offering. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

The price of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

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In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional shares of common stock or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares of common stock they hold or may not be able to sell at all.

You will experience immediate and substantial dilution in the net tangible book value of common stock purchased in this offering.

The initial public offering price of our common stock is substantially higher than the (pro forma) net tangible book value per share of our common stock. Consequently, when you purchase shares of our common stock in the offering, upon completion of the offering, you will incur immediate dilution of $4.63 per share, assuming an initial public offering price of $5.00, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus. See “Dilution.” Our authorized capital stock consists of (i) 250,000,000 shares of common stock, of which 25,689,130 shares of common stock are issued and outstanding, reflecting 689,130 shares of common stock issued to Mr. Naoaki Mashita on December 23, 2024 pursuant to the partial conversion of the convertible promissory note held by Mr. Naoaki Mashita, in the principal amount of $317,000 at a conversation price of $0.46 per share, and (ii) 1,000,000 shares of preferred stock, none of which are issued and outstanding. The foregoing excludes the shares of common stock issuable pursuant to the warrant held by Spirit Advisors, LLC, and the stock options granted under the Company’s 2024 equity incentive plan. See “Description of our Securities.” Our management will have broad discretion to issue shares of our common stock, preferred stock, warrants, options, and other securities in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under our articles of incorporation, bylaws, or the applicable laws and regulations. For example, we have issued a warrant to Spirit Advisors, LLC to purchase up to 4.9% of the fully diluted share capital of the Company as of the date of completion of this offering, subject to certain conditions. Furthermore, on September 5, 2024, the Company’s board of directors adopted an equity incentive plan to grant the Company’s common stock to our selected employees, officers, directors and consultants. On September 27, 2024, the Company’s board of directors and then sole stockholder approved the resolution to change the maximum number of shares of common stock of the Company reserved and available for granting awards under the equity incentive plan from 12,500,000 to 4,000,000. On October 10, 2024, the Company granted stock options to certain individuals who were the Company’s directors and employees to purchase an aggregate of 2,640,250 shares of common stock at an exercise price of $0.46 per share. The options have a contractual term of ten years and vest upon the satisfaction of service conditions for Company employees and performance conditions for Company directors. Pursuant to such 2024 equity incentive plan, stock options to purchase an aggregate of 1,122,925 shares of common stock will immediately vest upon the consummation of this offering. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of the grant date, October 10, 2024. See “Description of Our Securities” and our consolidated financial statements included elsewhere in this prospectus for further details. If Spirit Advisors, LLC exercises its warrant in full, or if a substantial number of the Company’s shares of common stock are issued under the equity incentive plan, you may experience further dilution to your ownership position.

By issuing preferred stock, we may be able to delay, defer or prevent a change of control.

Our certificate of incorporation permits us to issue, without approval from our stockholders, a total of 1,000,000 shares of preferred stock, none of which are outstanding. Our board of directors can determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series. It is possible that our board of directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

Anti-takeover provisions in our articles of incorporation and bylaws and under Nevada law could prevent or delay an acquisition of us, which may be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and our bylaws, as amended, could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, may have the effect of discouraging takeover bids.

●	require super-majority voting to amend some provisions in our articles of incorporation and bylaws;

●	authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;

●	eliminate the ability of our stockholders to call special meetings of stockholders;

●	prohibit cumulative voting; and

●	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

In addition, Nevada Revised Statutes imposes certain restrictions on business combinations and certain changes or potential changes in control of a Nevada corporation. Anti-takeover provisions in our articles of incorporation and bylaws and under Nevada law could prevent or delay an acquisition of us, which may be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

Our articles of incorporation designate the Supreme Court of the State of Nevada as the exclusive forum for certain types of actions and proceedings, which could limit a stockholder’s ability to choose the judicial forum for disputes with the Company or its directors, officers or employees.

Our articles of incorporation provide that, to the fullest extent permitted by law, the Supreme Court of the State of Nevada will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim arising pursuant to the Nevada Revised Statutes, our articles of incorporation or our bylaws; or any action asserting a claim governed by the internal affairs doctrine.

There is uncertainty as to whether a court will enforce these forum selection clauses. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. We interpret the forum selection clauses in our articles of incorporation to be limited to the specified actions and not to apply to actions arising under the Exchange Act or the Securities Act. Section 27 of the Exchange Act provides that United States federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act provides that United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

If a court were to find the choice of forum provision contained in our articles of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, and results of operations.

If we fail to implement and maintain an effective system of internal controls, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our common stock may be materially and adversely affected.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our failure to implement and maintain an effective system of internal controls could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations, and prospects, as well as the trading price of our common stock, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

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Upon completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on 10-K beginning with our annual report for the fiscal year ending December 31, 2025. In addition, once we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified, if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. These additional costs could negatively affect our financial results. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these laws, rules, and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. These laws, regulations, and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We may not be able to maintain the listing of our common stock on Nasdaq.

Even if our shares of common stock are approved for listing on Nasdaq, there can be no assurance that we will be able to maintain the listing standards of that exchange, which includes requirements that we maintain our stockholders’ equity, total value of shares of common stock held by unaffiliated stockholders, minimum bid price, and market capitalization above certain specified levels.

The number of Resale Shares that may be offered by the Selling Stockholders represents a significant percentage of our public float (defined as the number of shares of our common stock held by non-affiliates). The sale of such Resale Shares by the Selling Stockholders, or the perception that such sales could occur, could depress the market price of our common stock. Even if our common stock were to trade below the minimum bid price required to maintain our listing, the Selling Stockholders may still have an incentive to sell our common stock because they acquired our common stock at prices lower than the public trading price of our common stock and they may still experience a positive rate of return on the securities. The amount and frequency of sale of such Resale Shares could make it difficult to maintain or obtain the quotation, listing or trading of our common stock on Nasdaq, increase the volatility in the market price of our securities, have the effect of reducing the trading market for shares of our common stock, and\or adversely affect our ability to maintain the listing standards of Nasdaq.

If we fail to conform to the Nasdaq listing requirements on an ongoing basis, our common stock might cease to trade on Nasdaq, and may move to the OTCQB or OTC Pink Markets operated by OTC Markets Group, Inc. These quotation services are generally considered to be markets that are less efficient and that provide less liquidity in the shares of common stock than Nasdaq.

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Substantial future sales of our common stock or the anticipation of future sales of our common stock in the public market could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline. An aggregate of 25,689,130 shares of common stock are outstanding before the consummation of this offering, (1) reflecting 689,130 shares of common stock issued to Mr. Naoaki Mashita on December 23, 2024, pursuant to the partial conversion of the convertible promissory note held by Mr. Naoaki Mashita, in the principal amount of $317,000 at a conversation price of $0.46 per share, (2) excluding the shares of common stock issuable pursuant to the warrant held by Spirit Advisors, LLC, and (3) excluding the stock options granted under the Company’s 2024 equity incentive plan, pursuant to which 2024 equity incentive plan, stock options to purchase an aggregate of 1,122,925 shares of common stock will immediately vest upon the consummation of this offering if and when such stock options are exercised. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of such grant date. See “Description of our Securities.” An aggregate of 28,189,130 shares of common stock will be outstanding immediately after the consummation of this offering, excluding shares underlying the Representative’s Warrants, shares of common stock issuable pursuant to the warrant held by Spirit Advisors, LLC, and the 1,122,925 shares of common stock that may be issued upon the consummation of this offering and the exercise of the stock options to purchase an aggregate of 1,122,925 shares of common stock under the Company’s 2024 equity incentive plan. Sales of these shares of common stock into the market could cause the market price of our common stock to decline.

There may be substantial sales of our common stock by the Selling Stockholders after the effective date of the registration statement of which this prospectus forms a part, which could have a material adverse affect on the price of our common stock.

The registration statement of which this prospectus forms a part also registers on behalf of the Selling Stockholders an aggregate of 4,400,000 shares of common stock. The Selling Stockholders will not be required to sell any or all of their respective Resale Shares, and may choose to sell their respective Resale Shares on their own initiative. The Selling Stockholders acquired the Resale Shares for less than the anticipated price of the shares to be sold in the Company’s initial public offering, and thus may accept a lower price for such Resale Shares. All of our directors and officers and our principal stockholders (5% or more stockholders) have agreed with the underwriters, subject to certain exceptions, not to sell or pledge, directly or indirectly, any number of shares of common stock issued by us or any securities convertible into or exercisable or exchangeable for shares of common stock issued by us for a period of 180 days after the date of this prospectus. The lock-up arrangements applicable to 5% or greater stockholders will not apply to the Selling Stockholders with respect to the Resale Shares. In addition, we have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any shares of common stock or similar securities for a period ending 180 days after the date of this prospectus. See “Underwriting—Lock-up Agreements” for more information.

Other than as described above, there are currently no agreements or understandings in place with the Selling Stockholders to restrict the sale of the Resale Shares after the effective date of the registration statement of which this prospectus forms a part. Sales of a substantial number of shares of our common stock by the Selling Stockholders at such time, independent of any request by the underwriters, could cause the market price of our common stock to drop significantly (possibly below the initial public offering price of the IPO Shares in this Offering) and could impair our ability to raise capital in the future by selling additional Company securities. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our common stock, the price of our common stock and trading volume could decline.

Any trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our common stock.

We anticipate that we will use the net proceeds from this offering for research and development, marketing and sales, and other purposes. See “Use of Proceeds.” Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our common stock. We will not receive any of the proceeds from the sale of the Resale Shares by the Selling Stockholders pursuant to this registration statement of which this prospectus forms a part.

We will be a “controlled company” within the meaning of the Nasdaq listing rules, and will follow certain exemptions from certain corporate governance requirements that could adversely affect our public stockholders.

Following this offering, our largest stockholder, V-Cube, Inc., will continue to directly and indirectly own more than a majority of the voting power of our outstanding common stock and will be able to determine all matters requiring approval by our stockholders, assuming full exercise of the Representative’s Warrants. V-Cube, Inc. is a Japanese company listed on the Tokyo Stock Exchange and its chief executive officer, Naoaki Mashita, has served as our Director since February 2024 and is our minority stockholder. See “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc.” Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. We intend to rely on the “controlled company” exemptions under the Nasdaq listing rules. Specifically, we will not form the nominating and corporate governance and compensation committees, and a majority of our board of directors will not consist of independent directors, as permitted by the “controlled company” exemptions under the Nasdaq listing rules. We will form an audit committee that will consist of three independent directors and we intend to phase in our compliance with the relevant audit committee composition requirements by having two independent directors at the time of our listing, and three independent directors within one year of our listing. During the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Management—Controlled Company.”

We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenue exceeds $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, or (ii) our annual revenue is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

Our pre-IPO stockholders will be able to sell their shares of common stock upon completion of this offering subject to restrictions under Rule 144 under the Securities Act and the lock-up agreements.

All of our directors and officers and our stockholders owning 5% or more of our shares of common stock have agreed with the underwriters not to sell, transfer, or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 180 days from the date of this prospectus, subject to certain exceptions. The lock-up arrangements applicable to 5% or greater stockholders will not apply to the Selling Stockholders with respect to the Resale Shares. In addition, we have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any shares of common stock or similar securities for a period ending 180 days after the date of this prospectus. See “Underwriting—Lock-up Agreements.” Our pre-IPO stockholders may be able to sell their shares of common stock under Rule 144 after the completion of this offering and following the expiration of that lock-up period, if applicable. See “Shares Eligible for Future Sale.” Because these stockholders have paid a lower price per share of our common stock than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144 and following the expiration of the lock-up period, if applicable, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the common stock following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO stockholders can sell their shares of common stock, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the common stock to be sold pursuant to Rule 144 during the pendency of this offering.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing, since we plan to have a relatively small public offering and insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities (in which instance, Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company). Since we plan to have a relatively small public offering and our insiders will hold a large portion of our listed securities, Nasdaq may apply additional and more stringent criteria for our initial and continued listing, which may cause delay or even denial of our listing application.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in our industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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USE OF PROCEEDS

Based upon an assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $10,245,126. We will not receive any of the proceeds from the sale of the Resale Shares by the Selling Stockholders pursuant to this registration statement of which this prospectus forms a part.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	approximately 20% of the net proceeds we receive from this offering, for research and development, focusing on advanced technologies like artificial intelligence and cloud streaming capabilities, to enhance our platform;

●	approximately 20% of the net proceeds we receive from this offering, for marketing and sales efforts, including digital campaigns and expanding our sales team, to boost brand awareness and customer acquisition;

●	approximately 15% of the net proceeds we receive from this offering, for working capital and general corporate purposes, to support day-to-day operations and future growth initiatives;

●	approximately 15% of the net proceeds we receive from this offering for the prepayment of short term – related party debt from a majority stockholder, which indebtedness has an interest rate of 6% and a maturity date of March 31, 2025, and the uses of proceeds of which indebtedness are for working capital needs and pre-IPO costs;

●	approximately 15% of the net proceeds we receive from this offering, for potential future acquisitions, although as of the date of this prospectus, we have not identified, nor have we engaged in any material discussions regarding, any potential target subject to such acquisitions or investments; and

●	approximately 15% of the net proceeds we receive from this offering, for infrastructure and technology upgrades, to improve scalability, security, and performance of our technology and our systems.

The foregoing represents our current intentions based on our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. Due to the uncertainties inherent in our operations, business and industry, it is difficult to estimate with certainty all the specific contingencies that may lead to changes in the use of proceeds and the exact amounts of the net proceeds from this offering that may be used for any specific purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing efforts, the demand for our products and services, our operating costs, the general market conditions, and the other factors described under “Risk Factors” in this prospectus. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest such net proceeds in short-term, interest-bearing bank deposits or debt instruments. See “Risk Factors—Risks Relating to Our Capital Stock and Trading—Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our common stock.”

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DIVIDEND POLICY

As of the date of this prospectus, we have not paid any cash dividends on our common stock, and our board of directors intends to continue a policy of retaining earnings, if any, for use in our operations, though we may change this policy in the future. Any determination by our board of directors to pay dividends in the future to stockholders will be dependent upon our operational results, financial condition, capital requirements, business projections, general business conditions, statutory and regulatory restrictions, and any other factors deemed appropriate by our board of directors.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of 2,500,000 shares of the common stock by us in this offering at the assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated discounts to the underwriters, non-accountable expense allowance, and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	September 30, 2024
	Actual	As adjusted
	(In $1,000)	(In $1,000)
Cash and Cash Equivalents	$257	8,965
Indebtedness:
Short-term loans	4,964	3,110
Stockholders’ Equity:
Common stock, $0.0001 par value – 250,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 25,000,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023, 29,312,055 shares issued and outstanding on an as adjusted basis*	$5	5
Additional paid-in capital	$-	10,562
(Accumulated deficit) Retained earnings	$(753)	(753)
Total Stockholders’ Equity	$(748)	9,814
Total Capitalization	$4,216	12,924

* As adjusted basis reflects;

i) 689,130 shares of common stock issued upon the partial conversion of the convertible promissory note held by Mr. Naoaki Mashita at a conversion price of $0.46 per share, which note had the outstanding principal balance of $317,000 prior to such conversion,

ii) The partial repayment of short-term loans which is approximately 15% of the net proceeds, or $1,537,000, and

iii) The issuance of 2,500,000 shares from the sale of the common stock in this offering at an assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $10,245,126.

As adjusted basis excludes 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of this offering. We estimate the total fair value of such stock options to purchase 1,122,925 shares of common stock is $3,512,000.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, would increase (decrease) each of additional paid-in capital, total stockholders’ equity and total capitalization by $2.3 million, assuming the number of the common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us.

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DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock in this offering and the net tangible book value per share of common stock upon completion of this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the net tangible book value per share attributable to the existing stockholders for our presently outstanding shares of common stock.

Our net tangible book value as of September 30, 2024 was $(5,348,000), or $(0.21) per share of common stock. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per share of common stock (as adjusted for the offering) from the initial public offering price per share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to i) 689,130 shares of common issued to Mr. Naoaki Mashita upon the partial conversion of the convertible promissory note having the outstanding principal balance of $317,000 prior to such conversion, ii) the partial repayment of short-term loans, and iii) our sale of 2,500,000 shares of common stock offered in this offering based on the assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been $5,214,126, or $0.18 per outstanding share of common stock. This represents an immediate increase in net tangible book value of $0.39 per share of common stock to the existing stockholders, and an immediate dilution in net tangible book value of $4.82 per share to investors purchasing the common stock in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

Post-Offering
Assumed initial public offering price per share	$5.00
Net tangible book value per share as of September 30, 2024	$(0.21)
As adjusted net tangible book value per share attributable to payments by new investors	$0.39
As adjusted net tangible book value per share immediately after this offering	$0.18
Amount of dilution in net tangible book value per share to new investors in the offering	$4.82

The following tables summarize, on an as adjusted basis as of September 30, 2024, the differences between existing stockholders and the new investors with respect to the number of shares of our common stock purchased from us, the total consideration paid and the average price per share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Shares purchased		Total consideration		Average price
	Number	Percent	Amount	Percent	Per share
Existing stockholders	25,000,000	88.7%	$5,000	0.0%	$0.00
New investors	2,500,000	8.9%	$12,500,000	97.5%	$5.00
Convertible promissory note	689,130	2.4%	317,000	2.5%	0.46
Total	28,189,130	100.0%	$12,822,000	100.0%	$0.45

The as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our common stock and other terms of this offering determined at the pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.

Overview

We are a provider of event planning, production, and broadcasting services headquartered in Pennsylvania. We mainly produce virtual and hybrid events and physical events. Virtual and hybrid events involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by our proprietary Xyvid Pro Platform. Physical events mainly involve live streaming and video recording of physical events.

Factors Impacting Our Operating Results

Our financial condition and results of operation have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus and those described below.

Change in demand for our products or platform

We derive, and expect to continue to derive, a significant portion of our revenue and cash flows from producing virtual and hybrid events. Widespread adoption and use of live engagement technologies, webinars and event software in general, and our platform in particular, are critical to our future growth and success. If this market fails to grow or grows more slowly than we currently anticipate, demand for our platform could be negatively affected.

Demand for our platform is affected by a number of factors, many of which are beyond our control. Some of these potential factors include:

●	availability of products and services that compete, directly or indirectly, with ours;

●	awareness and adoption of live engagement technologies, generally, as a substitute for in-person events;

●	ease of adoption and use of the relevant technologies;

●	features and platform experience;

●	reliability of our platform, including frequency of outages;

●	performance and user support;

●	our brand and reputation;

●	security and privacy;

●	our pricing and our competitors’ pricing; and

●	new modes of live engagement that may be developed in the future.

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If we fail to successfully predict and address these factors, meet customer demands or achieve more widespread market adoption of our platform, our business could be harmed.

Ability to respond to rapid technological changes, extend our platform or develop new features.

The markets in which we compete are characterized by rapid technological changes and the frequent introduction of new products and services. Our ability to attract new customers and retain and expand the usage of existing customers depends on our ability to enhance and improve our platform, and to introduce new features and solutions. Our customers may require features and capabilities that our current platform does not have. We are focused on improving the quality and range of our service offerings and are committed to investing in research and development. See “Business—Research and Development.” Our enhancements to our platform, features or capabilities may not be compelling to our existing or potential customers and may not gain market acceptance. If our research and development investments do not accurately anticipate customer demand, or if we fail to develop our platform in a manner that satisfies customer preferences in a timely and cost-effective manner, we may fail to retain our existing customers or increase demand for our platform.

The introduction of competing services or the development of entirely new technologies to replace existing offerings could make our platform obsolete or adversely affect our business, results of operations and financial condition. We may experience difficulties with software development, design or marketing that could delay or prevent our development, introduction, or implementation of new services, features, or capabilities. New services, features or capabilities may not be released according to schedule. Any delays could result in adverse publicity, loss of revenue or market acceptance, or claims by customers brought against us, all of which could harm our business. If customers do not widely adopt our new services, features and capabilities, we may not be able to realize a return on our investment. If we are unable to develop, license or acquire new features and capabilities to our platform on a timely and cost-effective basis, or if such enhancements do not achieve market acceptance, our business could be harmed.

Ability to effectively develop and expand our marketing capabilities

Our ability to increase our customer base and achieve broader market acceptance of our services will depend to a significant extent on our ability to expand our marketing and sales operations. We plan to continue expanding our sales and marketing capabilities, including through additional investment in digital marketing and sales team expansion. See “Business—Growth Strategies.” If we are unable to expand our sales and marketing operations, our future revenue growth and business could be adversely impacted.

Identifying and recruiting qualified sales representatives and training them is time consuming and resource intensive, and they may not be fully trained and productive for a significant amount of time. We also plan to dedicate resources to sales and marketing programs, including internet and other online advertising. All of these efforts will require us to invest significant financial and other resources, as the cost to acquire customers through these efforts is high. Our business will be harmed if our efforts do not generate a correspondingly significant increase in revenue.

Competitive market

The webcasting market is competitive and rapidly changing, and existing and new market entrants, particularly established companies with greater resources than we have, that provide technologies to improve communication and engagement technologies or platforms, such as artificial intelligence and machine learning, could also increase the level of competition in the market. We face competition from many large and small companies, which include, but are not limited to, Zoom, ON24, GlobalMeet, Cvent, Bizzabo, and Meeting Tomorrow. See “Business—Our Industry.”

Our competitors vary in size and in the breadth and scope of the products and services they offer. Many of our actual and potential competitors benefit from competitive advantages over us, such as greater name recognition; longer operating histories; more varied products and services; larger marketing budgets; more established marketing relationships; more third-party integration; greater accessibility across devices or applications; greater access to larger user bases; and greater financial, technical, and other resources. Some of our competitors may make acquisitions or strategic investments or enter into strategic relationships to offer a broader range of products and services than we do, which may prevent us from using such third parties’ technology or offering such products or services. These combinations may make it more difficult for us to compete effectively. We expect these trends to continue as competitors attempt to strengthen or maintain their market positions. As we introduce new products or services, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future.

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Demand for our platform is price sensitive. Many factors, including our pricing and marketing strategies, customer acquisition, and technology costs, as well as the pricing and marketing strategies of our competitors, can significantly affect our pricing strategies. Certain competitors offer, or may in the future offer, lower-priced or free products or services that compete with our platform or certain aspects of our platform, and they may offer a broader range of products and services than we do. Even if such competing products do not include all of the features and functionality that we provide, we could face pricing pressure to the extent that customers find such alternative products to be sufficient to meet their needs. Similarly, certain competitors or potential competitors may use marketing strategies that enable them to acquire customers at a lower cost than we can. Moreover, our major customers may demand substantial price concessions. As a result, we may be required to provide our major customers with pricing below our targets in the future. As a result, we could lose market share to our competitors or be forced to engage in price-cutting initiatives or other discounts to attract and retain customers, each of which could harm our business, results of operations and financial condition.

Future Outlook of Market Trends

There are several industry factors that affect our business which include, among others:

Customer Concentration

We had a single customer that represented approximately 63.3% and 51.1% of our revenue for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, and if they were to reduce their purchases, it may have an outsized effect on our revenue, cash and profitability. See “Risk Factors—Risks Relating to our Business and Industry—Our largest customer generates a significant portion of our revenue, and interruption in operations of such significant customer may have an adverse effect on our business, financial condition, and results of operations.” Our sales team is actively pursuing new customers in our existing sales channels as well as adding new sales channels to enhance our up-selling and cross-selling potential.

Competitive Landscape

Within the webcasting market segment, larger companies, such as Zoom, ON24, GlobalMeet, Cvent, can leverage their extensive and agile infrastructure to swiftly adapt to emerging market trends, such as software-as-a-service related offerings, production related enhancements, Artificial Intelligence (AI) integrations, etc. As market leaders, these companies may be able to set industry standards while driving the pace of innovation. See “Risk Factors—Risks Relating to our Business and Industry—Competition in our markets is intense, and if we do not compete effectively, our operating results could be harmed.” We continue to closely monitor our competition to better understand market trends and their potential impact on our business, if any.

Security Considerations

Our cybersecurity is paramount for safeguarding our internally created software platform to ensure the protection of sensitive data and intellectual property. We are developing robust security measures to mitigate the risk of cyber threats, such as data breaches or unauthorized access, which could compromise the integrity and reputation of our Company. By prioritizing cybersecurity, we seek to maintain trust among stakeholders, uphold regulatory compliance, and sustain uninterrupted operations. See “Risk Factors—Risks Relating to our Business and Industry—Cybersecurity incidents could disrupt our business operations, result in the loss of critical and confidential information, adversely impact our reputation, and harm our business.”

Future Prospects

During the COVID-19 pandemic, we saw a significant increase in usage of our platform and services. Following the pandemic, some of our customers reduced their use of our platform, and additional customers may do so in the future. For additional information about the impact of COVID-19 on our historical results and operations, see “Business.” Also see “Risk Factors—Risks Relating to our Business and Industry—Our business depends on our ability to attract new customers and retain and provide services to existing customers. Any decline in customer acquisition or retention would harm our business.” We anticipate that we may experience operating losses in 2024 and in 2025, as we seek to implement our medium-term strategic plans, using a portion of the net proceeds from our initial public offering to accelerate our business development and marketing efforts. See “Use of proceeds.”

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Other than as disclosed in the consolidated financial statements and the related notes included elsewhere in this prospectus, we are not aware of any other trends, uncertainties, commitments or events for the nine months ended September 30, 2024 and 2023, and the years ended December 31, 2023 and 2022 that are reasonably likely to have a material adverse effect on our net revenues, income, profitability, liquidity or capital resources, or cause such financial statements to be not necessarily indicative of future operations results or financial condition.

Key Financial Performance Indicators

Revenues

Our revenue is derived from the provision of virtual and hybrid events and physical events on our Xyvid Pro Platform.

Cost of revenues

Our cost of revenue is primarily driven by the costs paid to our employees for producing events and the costs of renting equipment and our studio.

Selling, general and administrative expenses

Selling, general and administrative expenses are primarily composed of personnel costs for sales and marketing staff and general corporate functions, computer and software costs, and advertising and marketing expenses.

Operating profit and operating profit margin

Operating profit is the difference between our revenue and cost of revenue and selling, general and administrative expenses. Operating profit margin is the profit margin as a percentage of revenue.

Other income (expenses)

From time to time, we have non-recurring, non-operating gains and losses which are reflected through other income (expense).

Interest expenses

Interest expenses consist of interest expenses arising from borrowings.

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Results of Operations

Comparison of Results of Operations for the Nine Months Ended September 30, 2024 and 2023

The following table sets forth our statements of operations for the nine months ended September 30, 2024 and 2023:

(in thousands, except change % data)
	Nine Months Ended September 30,		Change (2024 vs. 2023)
	2024($)	2023($)	$	YoY %
Revenues
Delivered events - Virtual and Hybrid	2,462	2,363	99	4.2%
Delivered events - Physical	224	199	25	12.6%
Total Revenues	2,686	2,562	124	4.8%
Cost of revenues	533	294	239	81.3%
Gross Profit	2,153	2,268	(115)	(5.1%)
Operating expenses:
Selling, General and Administrative Expenses	3,760	3,560	200	5.6%
Depreciation expenses	40	38	2	5.3%
Total operating expenses	3,800	3,598	202	5.6%
Loss from operations	(1,647)	(1,330)	(317)	23.8%
Other (expense) income , net	(25)	25	(50)	(200.0%)
Interest expenses	(136)	(28)	(108)	385.7%
Loss before income taxes	(1,808)	(1,333)	(475)	35.6%
(Benefit from) provision for income taxes	(9)	34	(43)	(126.5%)
Net Loss	(1,799)	(1,367)	(432)	31.6%

Revenue

Revenue increased by $124,000 or 4.8% to $2,686,000. The increase was primarily driven by following factors:

●	Revenue from delivered events – Virtual and Hybrid increased by $99,000 mainly due to increased demand from our biggest customer.

●	Revenue from delivered events – Physical increased by $25,000 mainly due to a corporate restructuring which resulted in the addition of a full nine months of activity during the nine months ended September 30, 2024. During the nine months ended September 30, 2023, we only reported revenue from “delivered events – physical” in June through September of 2023.

Cost of Revenue

Cost of revenue increased by $239,000 or 81.3% to $533,000. The increase in cost of revenue is larger than the increase in revenue mainly due a singular hybrid event that required significant third-party production and labor costs.

Selling, General and Administrative Expenses (“SG&A expenses”)

SG&A increased by $200,000 or 5.6% to $3,760,000 mainly due to professional services expense, employee benefits plan expense, general travel expense and software license expense (i.e. Microsoft 365, Adobe licenses).

Other Income (Expense), net and Interest Expenses

Other expenses and interest expenses increased by $158,000 or 185.7% to $161,000 primarily due to the increase in borrowing.

Net Loss

As a result of the foregoing, the net loss was $1,799,000 during the nine months ended September 30, 2024 compared to the net loss of $1,367,000 during the nine months ended September 30, 2023.

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2023 and 2022

The following table sets forth our statements of operations for the years ended December 31, 2023 and 2022:

(in thousands, except change % data)

	Years Ended December 31,		Change (2023 vs. 2022)
	2023($)	2022($)	$	YoY %
Revenues
Delivered events - Virtual and Hybrid	3,525	4,807	(1,282)	(26.7)%
Delivered events - Physical	194	-	194	100.0%
Total Revenues	3,719	4,807	(1,088)	(22.6)%
Cost of revenues	555	736	(181)	(24.6)%
Gross Profit	3,164	4,071	(907)	(22.3)%
Operating expenses:
Selling, General and Administrative Expenses	4,742	4,129	613	14.8%
Depreciation expenses	51	45	6	13.3%
Total operating expenses	4,793	4,174	619	14.8%
Loss from operations	(1,629)	(103)	(1,526)	1,481.6%
Other income (expenses), net	28	(10)	38	(380.0)%
Interest expenses	(52)	-	(52)	100.0%
Loss before income taxes	(1,653)	(113)	(1,540)	1,362.8%
Provision for income taxes	35	7,550	(7,515)	(99.5)%
Net Loss	(1,688)	(7,663)	5,975	(78.0)%

Revenues

In 2023, our revenue decreased by $1,088,000, or 22.6%, year-over-year to $3,719,000. The decrease was primarily driven by the following factors:

●	Revenue from virtual and hybrid events decreased by $1,282,000, mainly due to two specific events in 2022 that were not repeated in 2023. Additionally, the surge in revenue derived from customer expenditures for virtual events during the COVID-19 era started to normalize for customers reverting to physical events in 2023.
●	Revenue from physical events increased by $194,000, mainly due to a corporate restructuring which resulted in the addition of the physical events to our business segment revenue in 2023.

Cost of Revenues

Cost of revenues decreased by $181,000, or 24.6%, year-over-year to $555,000, which reflects the lower direct costs associated with the lower revenue during the fiscal year ended December 31, 2023.

Selling, General and Administrative Expenses (“SG&A expenses”)

In 2023, SG&A expenses increased by $613,000, or 14.8%, year-over-year to $4,742,000, primarily due to executive and finance headcount additions along with computer and software related expenses.

Other Income (Expense), net

Other income (expense), net increased by $38,000, or 380.0%, year-over-year from the expenses of $10,000 during the fiscal year ended December 31, 2022 to the income of $28,000 during the fiscal year ended December 31, 2023, primarily due to one-time accounting adjustments from the corporate restructuring that took place in 2023.

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Interest Expense

In 2023, interest expense increased by $52,000, or by 100.0%, year-over-year to $52,000, due to an increase in borrowing.

Provision for income taxes

In 2023, provision for income taxes decreased by $7,515,000, or by 99.5%, year-over-year to $35,000, due to the valuation allowance recorded against the net deferred tax assets as of December 31, 2022.

Net Loss

As a result of the foregoing, the net loss was $1,688,000 during the fiscal year ended December 31, 2023 compared to the net loss of $7,663,000 during the fiscal year ended December 31, 2022.

Cash Flows and Liquidity

Cash flows for the nine months ended September 30, 2024 and 2023

As of September 30, 2024 and December 31, 2023, we had cash of $257,000 and $357,000, respectively. Liquidity is a measure of our ability to meet potential cash requirements. We generally funded our operations with cash flow from operations, and, when needed, borrowing from financial institutions and capital injections from our principal stockholders. Our principal use of liquidity has been to fund our daily operations and working capital. We expect that our cash and cash equivalents will be sufficient to fund our operating expenses and cash obligations for the next 12 months, although our ability to continue as a going concern depends upon our ability to attract and retain revenue generating customers, acquire new customer contracts, and secure additional financing.

	(in thousands)
	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,799)	$(1,367)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	40	38
Noncash lease expenses	53	50
Changes in operating assets and liabilities:
Accounts receivable	(33)	296
Other assets	52	57
Income tax receivable	91	34
Accounts payable	(50)	551
Accrued expenses	35	13
Deferred revenue	(105)	(54)
Operating lease liabilities	(47)	(42)
Net cash used in operating activities	(1,763)	(424)
Cash flows from investing activities:
Purchase of property and equipment	(36)	(19)
Purchase of capitalized internal-use software	(781)	(813)
Net cash used in investing activities	(817)	(832)
Cash flows from financing activity:
Proceeds from short-term loans - related party	3,274	1,315
Payment for deferred offering costs	(794)	-
Net cash provided by financing activity	2,480	1,315
Net change in cash and cash equivalents	(100)	59
Cash and cash equivalents at beginning of period	357	7
Cash and cash equivalents at end of period	$257	$66

Operating Activities

Net cash used in operating activities increased from $424,000 during the nine months ended September 30, 2023 to $1,763,000 during the nine months ended September 30, 2024. The increase in cash outflow was primarily due to the higher loss in the nine months ended September 30, 2024.

Investing Activities

Net cash used in investing activities decreased from $832,000 during the nine months ended September 30, 2023 to $817,000 during the nine months ended September 30, 2024. The decrease in cash outflow was mainly due to the less amount spent on the software.

Financing Activities

Net cash provided by financing activity increased from $1,315,000 during the nine months ended September 30, 2023 to $2,480,000 during the nine months ended September 30, 2024. The increase was due to the higher amount of short-term loans the Company had during the nine months ended September 30, 2024, which was partially offset by the increase in payment for deferred offering costs.

For the Fiscal Years Ended December 31, 2023 and 2022

As of December 31, 2023 and 2022, we had cash of $357,000 and $7,000, respectively. Liquidity is a measure of our ability to meet potential cash requirements. We have generally funded our operations with cash flow from operations, and, when needed, borrowing from financial institutions and capital injections from our principal stockholder. Our principal use of liquidity has been to fund our daily operations and working capital. We anticipate that we may experience operating losses in 2024 and in 2025, as we seek to implement our medium-term strategic plans; therefore, cash flow from operations as a part of our capital resources may decrease.

In addition, we had net losses for the nine months ended September 30, 2024 and 2023 and the years ended December 31, 2023 and 2022, and had a working capital deficit as of September 30, 2024 and December 31, 2023, as a result of which our auditor has raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate positive operating cash flows. In the short-term, or for the next 12 months, in the event that additional capital resources beyond the proceeds from this offering are needed, we plan to finance our operations through borrowing from our controlling stockholder, V-Cube, Inc., which has made verbal pledges to provide financial support to our Company as needed. However, such pledges have not been formalized by any contractual arrangements and there is no assurance that such financial support will be available as and when needed or in sufficient amounts. See “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc.” In the long-term, or beyond the next 12 months, we plan to finance our operations primarily through cash from operating activities, private placement of capital stock, and/or other available equity financings, depending upon market conditions, among other considerations. There is no assurance that we will be successful in generating positive operating cash flows and raising additional capital significant enough to result in operating profitability in the future. See our consolidated financial statements included elsewhere in this prospectus and “Risk Factors—Risks Relating to our Business and Industry—We had a working capital deficit for the nine months ended September 30, 2024 and the year ended December 31, 2023, which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on being able to generate positive operating cash flows and raise additional capital significant enough to result in operating profitability.”

	(in thousands)
	Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,688)	$(7,663)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	51	45
Noncash lease expenses	68	64
Change in deferred income taxes	—	7,806
Changes in operating assets and liabilities:
Accounts receivable	567	577
Other assets	(10)	(82)
Income tax receivable	197	(257)
Operating lease right-of-use assets	—	—
Accounts payable	229	70
Accrued expenses	156	(478)
Deferred revenue	221	54
Operating lease liabilities	(56)	(53)
Net cash (used in)/provided by operating activities	(265)	83
Cash flows from investing activities:
Purchase of property and equipment	(25)	(47)
Purchase of capitalized internal-use software	(1,050)	(1,040)
Net cash used in investing activities	(1,075)	(1,087)
Cash flows from financing activity
Proceeds from short-term loans - related party	1,690	—
Net cash provided by financing activity	1,690	—
Net change in cash and cash equivalents	350	(1,004)
Cash and cash equivalents at beginning of period	7	1,011
Cash and cash equivalents at end of period	$357	$7

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Operating Activities

Net cash used in operating activities increased from net cash provided by operating activities of $83,000 during the fiscal year ended December 31, 2022 to net cash used by operating activities of $265,000 during the fiscal year ended December 31, 2023. The increase was primarily due to the net loss from operations during the fiscal year ended December 31, 2023.

Investing Activities

Net cash used in investing activities decreased from $1,087,000 during the fiscal year ended December 31, 2022 to $1,075,000 during the fiscal year ended December 31, 2023. The decrease was mainly due to the reduced amount used for the acquisition of computers and equipment.

Financing Activities

Net cash provided by financing activity increased from nil during the fiscal year ended December 31, 2022 to $1,690,000 during the fiscal year ended December 31, 2023. The increase was due to the short-term loans the Company entered into during the fiscal year ended December 31, 2023. We intend to use approximately 15% of the net proceeds we receive from this offering for the prepayment of short term – related party debt from a majority stockholder. See “Use of Proceeds.”

Contractual Obligations and Commitments

As of September 30, 2024, the Company had total of $5,677,000 contractual obligations for future payments.

	As of September 30, 2024
(in thousands)	Payments due by period:
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Short-term debt	$4,964	$4,964	$—	$—	$—
Operating lease payments	713	103	218	236	156
Total	$5,677	$5,067	$218	$236	$156

As of December 31, 2023, the Company had a total of $2,478,000 in contractual obligations for future payments.

	As of December 31, 2023
(in thousands)	Payments due by period:
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Short-term debt	$1,690	$1,690	$—	$—	$—
Operating lease payments	788	100	324	238	126
Total	$2,478	$1,790	$324	$238	$126

Off-Balance Sheet Arrangements

As of September 30, 2024 and December 31, 2023, the Company did not have any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

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Capital Expenditures

Our capital expenditure primarily consists of acquisition of property and equipment and capitalized software.

During the nine months ended September 30, 2024 and 2023, we spent $817,000 and $832,000, respectively, on acquisition of property and equipment and capitalized software.

During the fiscal years ended December 31, 2023 and 2022, we spent $1,075,000 and $1,087,000, respectively, on acquisitions of property and equipment and capitalized software.

Quantitative and Qualitative Disclosure About Market Risk

Foreign Currency Risk

We transact our operating activities in the U.S. dollar. Foreign exchange risk may arise from future commercial transactions, recognized assets and liabilities, and net investments in foreign operations, if we acquire any. We acknowledge the recent volatility of the U.S dollar, but believe we are relatively insulated from foreign exchange risk, as our economical transactions are primarily conducted within the United States and using the U.S. dollar.

Inflation Risk

Inflationary factors, such as increases in our operating expenses, may adversely affect our results of operations. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, an increase in the rate of inflation in the future may have an adverse effect on our levels of operating expenses as a percentage of revenue if we are unable to increase the prices for our delivered events to keep pace with these increased expenses.

Interest Rate Risk

As of December 31, 2023, we had cash and cash equivalents which consist of bank deposit. We did not have investments or interest-earning instruments that carry a high degree of interest rate risk. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in interest rates. A hypothetical 10% change in interest rates during any of the periods presented would not have had a material impact on our historical consolidated financial statements.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements.

Use of Estimates

Significant accounting estimates reflected in our consolidated financial statements include useful lives of property and equipment and capitalized software, the carrying value of operating lease right-of-use assets, impairment of long-lived assets, allowance for credit loss on accounts receivable, and valuation allowance against net deferred tax assets. Economic conditions may increase the inherent uncertainty in the estimates and assumptions indicated above. Actual results may differ from previously estimated amounts, and such differences may be material to our consolidated financial statements.

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The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our financial statements:

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

Hybrid, virtual and physical event revenue

Revenue from hybrid, virtual and physical events is generated from the production and delivery of hybrid or virtual events using the Company’s platform, the Xyvid Pro Platform, or producing physical events. Virtual events are online events and conferences where participants interact in an online environment, and physical events are events where participants meet in a physical location.

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services to the customer. The transaction price is generally fixed at contract inception and is based on the agreed upon rates stated in the contract which indicates the amount of consideration the Company expects to be entitled to in exchange for satisfaction of performance obligation (i.e., delivering events). The amount on the final invoice depends on the actual work performed and might differ from the amount stated in the initial contract. When there is variable consideration included in the transaction price if, in the management’s judgment, it is probable that a significant future reversal of cumulative revenue recognized under the contract will not occur, the Company and the customer agree on the price on the final invoice, and revenue is recognized based on the amount on the final invoice. None of our contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised services to the customer, which is upon completion of the event. Revenue is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services.

The Company sometimes enters into the contract with a bundle of events. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price. The Company’s contracts with multiple performance obligations are generally sold over the same contract terms as that of the contract with single performance obligation and have the same pattern of transferring services to the customer, and therefore, they are accounted for as one combined performance obligation in the context of the contract.

From time to time, the Company engages subcontractors for delivering events. The Company assesses and records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. For events delivered with subcontractors, the Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

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Property and Equipment, Net

Property and equipment are recorded at the cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives of assets are as follows:

Property and Equipment	Estimated Useful Life
Computer and equipment	7 years
Furniture and fixture	10 years
Leasehold improvement	Shorter of 10 years or lease term

Repair and maintenance costs are expensed as incurred.

Intangible Assets, Net

Intangible assets consist of capitalized software. The Company accounts for its software development costs in accordance with the guidance in ASC 350-40, Internal-use software. The costs incurred prior to the application development stage and post implementation are expensed as incurred. Direct and incremental internal and external costs incurred during the application development stage are capitalized until the application is substantially complete and ready for its intended use, at which point amortization begins. Training, data conversion and maintenance costs are expensed as incurred. Costs of capitalized software are amortized on a straight-line basis over the estimated period of benefit, which is approximately five years, and are recorded in cost of revenue in the Consolidated Statements of Operations, if applicable. As of December 31, 2023 and 2022, the capitalized software was under the application development stage, and no amortization costs were recorded during the fiscal years ended December 31, 2023 and 2022.

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable when compared to the Company’s undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

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BUSINESS

Overview

We are a provider of event planning, production, and broadcasting services headquartered in Pennsylvania. We mainly produce virtual and hybrid events and physical events. Virtual and hybrid events involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by our proprietary Xyvid Pro Platform. Physical events were added to our revenue streams, due to our corporate restructuring completed in fiscal year 2023, and mainly involve live streaming and video recording of physical events.

As of the date of this prospectus, we primarily generate revenue from virtual and hybrid events delivered to corporate customers. For the nine months ended September 30, 2024 and 2023, we had total revenue of approximately $2.7 million and $2.6 million, respectively, and net loss of approximately $1.8 million and $1.4 million, respectively. For the years ended December 31, 2023 and 2022, we had total revenue of approximately $3.7 million and $4.8 million, respectively, and net loss of approximately $1.7 million and $7.7 million, respectively. We suffered decreases in our total revenue and net income in the year ended December 31, 2023, mainly due to two specific events in 2022 that were not repeated in 2023. Additionally, the surge in revenue derived from customer expenditures for virtual events during the COVID-19 era started to normalize for customers reverting to physical events in 2023. For the nine months ended September 30, 2024 and 2023, the revenue generated from virtual and hybrid events was approximately $2.5 million and $2.4 million, respectively, accounting for approximately 91.7% and 92.2% of our total revenue, respectively; and the revenue generated from physical events was approximately $0.2 million and $0.2 million, respectively, accounting for approximately 8.3% and 7.8% of our total revenue, respectively. For the years ended December 31, 2023 and 2022, the revenue generated from virtual and hybrid events was approximately $3.5 million and $4.8 million, respectively, accounting for approximately 94.8% and 100% of our total revenue, respectively; and the revenue generated from physical events was approximately $0.2 million and $0, respectively, accounting for approximately 5.2% and 0% of our total revenue, respectively.

Our mission is to deliver top-tier planning, production, and broadcasting services for virtual, hybrid and physical events. Our goal is to become a global leader in innovative virtual events that enhance engagement and connectivity, making impactful and memorable experiences accessible to all.

Our Industry

We mainly compete in the webcasting industry. We believe the barriers to entry into the domestic and global webcasting industry are high, include, among others, technological, talent, financial and regulatory and localization barriers. The technological barrier must be overcome, because new entrants need to make substantial upfront financial investment to develop a web-streaming platform that satisfies customers’ expectations and is comparable to our platform. Such a web-streaming platform is expected to enable engagement of event attendees, provide positive attendee experience, and feature technological interoperability, scalability, and reliability. We estimate that it would require a capital investment ranging from approximately $5.0 million to $7.0 million and we estimate that it would take a minimum of five years to complete the development of a platform that is comparable to ours. To address the talent barrier, new entrants need to engage talents with expertise for live event planning, webcasting production, software development and other relevant positions. In addition to the financial hurdles intrinsic to the technological barrier, the financial barrier requires significant financial resources to conduct continuous research and development to build, maintain, and upgrade the technology and infrastructure required for the provision of webcasting services. Lastly, the regulatory and localization barriers may be prohibitive for new entrants, as they may need to satisfy various regulatory requirements when they endeavor to enter into this industry and provide localized services when they penetrate a new market area, especially when such new entrants aim to operate across global regions.

We believe the domestic and global webcasting industry is highly competitive. Such competitive factors include technology, product quality, price level, brand recognition, and customer support. We face competition from many large and small companies, which include, but are not limited to, Zoom, ON24, GlobalMeet, Cvent, Bizzabo, and Meeting Tomorrow. Existing and new market entrants, particularly established companies with greater resources than we have, that provide technologies to improve communication and engagement technologies or platforms, such as artificial intelligence and machine learning, could also increase the level of competition in the market. See “Risk Factors—Risks Relating to our Business and Industry—Competition in our markets is intense, and if we do not compete effectively, our operating results could be harmed.”

Virtual and hybrid events allow for greater flexibility and wider reach than traditional in-person events, and may, therefore, be seen as more environmentally sustainable and cost-effective compared to traditional in-person events, and we believe they have become more accepted and widely adopted in the post-COVID-19 era. While it is difficult to ascertain how demand will evolve, we expect that future webcasting services will shift towards (i) enhanced event attendee interactivity, engagement and networking opportunities; (ii) integration of emerging technologies, such as artificial intelligence, machine learning, and augmented reality technologies; (iii) adoption of advanced data analytics to measure event success, understand attendee behavior, and improve future events; (iv) accessibility to global audiences without geographical limitations; and (v) greater customization and flexibility of webcasting solutions.

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Our Competitive Strengths

We believe the following competitive advantages are essential for our success and differentiate us from our competitors.

Proprietary Webcasting and Event Management Platform

Our ability to deliver quality event planning, production, and broadcasting services depends on our proprietary webcasting and event management platform, namely, our Xyvid Pro Platform. Our platform possesses the following features: (i) professional audio-visual production, broadcast and presentation; (ii) customizable event designs that include, but are not limited to, a tailor-made attendee registration system, email communications, and a web panel for virtual events; (iii) an interoperable platform that is able to integrate and deliver event content to various devices, including Windows, Mac, iOS, and Android, because Xyvid Pro Platform is a web-based application that does not require a software download and is accessible through any modern browser such as Chrome, Edge, Safari, or Firefox, or Brave; (iv) scalable infrastructure that supports events of various sizes, from a few attendees to tens of thousands of global audiences, assisted by captioning and transcription services for 109 different languages; and (v) event attendee interactivity and engagement tools that are designed to keep attendees engaged through polling, surveys, integration of social media feeds, and other engagement tools. For further details on our platform, see “—Our Services—Virtual and Hybrid Events.” In addition to these features, our Company is committed to continuously improving our platform’s capabilities and meeting evolving customer needs, by conducting research and development. For our research and development efforts, see “—Research and Development.”

Event Production Experience and Expertise

We started operating our business in May 2011 and have accumulated over a decade of event planning, production, and broadcasting experience. Our virtual and hybrid events include a wide range of events, including conferences, marketing events, product launches, trainings, investor and shareholder meetings. Our virtual and hybrid events also include continuing education in the form of live or asynchronous learning, and we will track learners’ qualifications, and generate certificates for learners when the stipulated requirements are met. Our physical events involve live-streaming and video recording of physical events, video editing and production, and a custom on-demand video library for finished video content to be viewed and downloaded. Our Company has the experience and expertise to deliver a broad spectrum of events, as well as networking, communication and learning experiences customizable to each customer’s needs.

Dedicated Customer Service

Our Company selects and assigns a dedicated team to each customer to provide professional guidance and support throughout the provision of our services. We carefully assess each customer’s needs and offer varying levels of guidance and support tailored to our customers’ capabilities and expertise on event production, from sharing insights in training sessions to fully managing customers’ events. We provide troubleshooting and technical support to both our customers and attendees during the events. Due to our dedication to providing quality service and supporting our customers, we believe that we have cultivated a loyal customer base. For the year ended December 31, 2023, eight of our top ten customers, in terms of revenue, were repeat customers.

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Experienced Management Team

Our management team has extensive industry and management experience, which reaches approximately 17 years on average for each member. The management team has accumulated comprehensive knowledge in business management, sales, marketing, accounting and finance, and various other matters. See “Management.”

Our Services

We generate revenue from the provision of virtual and hybrid events and physical events. Virtual and hybrid events involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by our proprietary Xyvid Pro Platform. Physical events mainly involve live streaming and video recording of physical events. As of the date of this prospectus, most of our revenue has been generated from virtual and hybrid events. Our virtual and hybrid events and physical events include a variety of event types, collectively, including on-site studio broadcasts, hybrid events from in-person locations, fully virtual webcam-based events, simulated live events (pre-recorded content played back at a scheduled time), and asynchronous video-on-demand events.

Virtual and Hybrid Events

Our virtual and hybrid events include various event purposes, such as conferences, marketing events, product launches, training, and investor and shareholder meetings. As of the date of this prospectus, we have supported approximately 3,000 events that collectively attracted approximately 4.5 million attendees, including one event that attracted approximately 39,000 live attendees.

Our virtual and hybrid events are enabled by our proprietary Xyvid Pro Platform, which is an internet-based broadcast platform with interactive engagement tools designed to provide web broadcast audiences with a dynamic, interactive, and engaging virtual event experience. Our Xyvid Pro Platform has the following features: (i) professional audio-visual production, broadcast and presentation; (ii) customizable event designs, that include, but are not limited to, a tailor-made attendee registration system, email communications, web panel for virtual events, event material editing and rendering, as well as virtual meeting room creation and design; (iii) an interoperable platform that is able to integrate and deliver event content to various devices, including Windows, Mac, iOS, and Android, because Xyvid Pro Platform is a web-based application that does not require a software download and is accessible through any modern browser such as Chrome, Edge, Safari, or Firefox, or Brave; (iv) scalable infrastructure that supports events of various sizes from a few attendees to tens of thousands of global audiences, assisted by multi-language captioning and transcription services; (v) event attendee interactivity and engagement tools that are designed to keep attendees engaged through polling, surveys, integration of social media feeds, audience topic response solicitations throughout the presentation, and other engagement tools; and (vi) a technical support function.

Ten Events

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About

At Ten Events, we've built a reputation for consistent reliability and unwavering support. Our goal is simple: to ensure that every event we manage scores a perfect ten.

From meticulous planning to flawless execution, we're committed to delivering excellence at every step of the way.

The Past

from our humble beginnings to becoming a leader in event production. We've always been driven by the mission to create exceptional event experiences for our clients.

The Present

Our cutting-edge production and tech teams showcased how we're leveraging the latest innovations to deliver seamless, engaging events—incorporating AI, creative production, and advanced logistics to enhance every broadcast.

The Future

A panel of industry experts discussed how emerging technologies will shape the future of event production, ensuring Ten Events remains at the forefront of the industry.

ROYALE
Question And Answer
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Images of examples of our virtual and hybrid event portals

Our virtual and hybrid events can be tailored to satisfy each customer’s requirements based on their capabilities and levels of expertise. We can serve customers with high levels of experience and in-house production capabilities by sharing our insights on event management, providing tools and resources to enhance customers’ existing event production processes, and offering other related services as needed. We can also serve customers with limited experience with virtual and hybrid events by providing full-range services on event planning, event design, event content creation, event management, technical support, and post-event reporting.

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Our virtual and hybrid events also include continuing education services for customers, especially companies in professionally licensed industries. Our continuing education services enable live and asynchronous learning, tracking learners’ qualifications, and can implement specific criteria measured to ascertain passage or failure, learners’ watch-time, live polling data and scoring, and generate certificates for learners when the stipulated requirements are met.

We charge service fees for providing our virtual and hybrid events. Our fees are primarily determined based on event duration, event complexity, event time, anticipated number of attendees, and customization requirements. For the nine months ended September 30, 2024 and 2023, the revenue generated from virtual and hybrid events was approximately $2.5 million and $2.4 million, respectively, accounting for approximately 91.7% and 92.2% of our total revenue, respectively. For the years ended December 31, 2023 and 2022, the revenue generated from virtual and hybrid events was approximately $3.5 million and $4.8 million, respectively, accounting for approximately 94.8% and 100% of our total revenue, respectively.

Physical Events

During the fiscal year of 2023, our corporate restructuring resulted in the addition of physical events to our revenue streams. For details on our corporate restructuring, please see “—Corporate History and Structure.” Our physical events include live streaming and video recording of physical events, video editing and production, and a custom on-demand video library for finished video content to be viewed and downloaded.

Just trying to survive
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Drive a lot of success for AHEAD
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(I hope not!)
AHEAD

Images of examples of our delivered physical events

We charge service fees for providing our physical events. Our fees are primarily determined based on event duration, event time, anticipated number of on-site technicians, and customization requirements. For the nine months ended September 30, 2024 and 2023, the revenue generated from physical events was approximately $0.2 million and $0.2 million, respectively, accounting for approximately 8.3% and 7.8% of our total revenue, respectively. For the years ended December 31, 2023 and 2022, the revenue generated from physical events was approximately $0.2 million and $0, respectively, accounting for approximately 5.2% and 0% of our total revenue, respectively.

Our Customers

Our customers represent a diverse range of industries, mainly including technology firms, healthcare organizations, educational institutions, marketing and advertising agencies, as well as nonprofits and associations. Our customers are of various sizes, including early-stage companies looking to establish their brand and reach a broader audience through virtual and hybrid events, small and medium-sized enterprises seeking to expand their market presence and engage with stakeholders through cost-effective event solutions, large enterprises often requiring complex, large-scale event solutions to connect with global audiences, and multinational corporations that require scalable and robust event solutions to manage multiple events across different regions.

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Our arrangements with our customers generally include the following three types: (i) a master service agreement supplemented by purchase orders for specific events; (ii) an event bundle contract where a customer prepays for a certain number of events to be delivered; and (iii) engagement on an event-by-event basis. For the nine months ended September 30, 2024 and 2023, we had approximately 28 and 31 customers, respectively, among which, one customer independently accounted for more than 10% of our total revenue, accounting for approximately 63.3% and 54.5% of our total revenue, respectively. For the years ended December 31, 2023 and 2022, we had approximately 46 and 31 customers, respectively, among which, one customer independently accounted for more than 10% of our total revenue, accounting for approximately 51.1% and 56.4% of our total revenue, respectively. Such largest customer is not our related party.

According to the master service agreement that we entered into with our largest customer on August 7, 2018, we will make our services available to the customer and both parties will enter into purchase orders or statements of work of specific projects or events, which will specify the term start date and end date, fees, any configuration, training and other services to be provided by the Company. Upon execution by both parties, each purchase order or statement of work will form a part of the master service agreement. Either party may propose changes to a statement of work and such proposed changes will not bind either party unless and until they have been agreed upon in writing. The customer has the right to terminate the agreement for its convenience upon thirty days’ prior written notice, and we may terminate the agreement upon thirty days’ prior written notice if the parties are unable to resolve disputes relating to non-payment by the customer. A copy of the master service agreement with our largest customer is filed as Exhibit 10.9 to the registration statement of which this prospectus forms a part. Although the master service agreement contains “software-as-a-service” (SaaS) in the heading, the services outlined in the purchase orders and actually provided by the Company do not include any SaaS offerings. See “Risk Factors—Risks Relating to our Business and Industry—Our largest customer generates a significant portion of our revenue, and interruption in operations of such significant customer may have an adverse effect on our business, financial condition, and results of operations.”

We seek to sustain customer relationships through offering personalized solutions tailored to specific customer needs, providing timely customer support, enhancing customer experience, offering competitive pricing, and maintaining regular and effective communications with customers. We believe that we have cultivated a loyal customer base. For the year ended December 31, 2023, eight of our top ten customers, in terms of our revenue, were repeat customers.

Our Suppliers

Our major suppliers include cloud service providers, audio-visual equipment manufacturers, and software vendors. For example, during the year ended December 31, 2023, we engaged third-party service providers to facilitate accreditation in our continuing education services, provide studio equipment and host hybrid events, and we engaged independent subcontractors to attend live in-person events and facilitate the production and recording process for approximately 35 physical events.

For the nine months ended September 30, 2024, two suppliers independently accounted for more than 10% of our total purchases, accounting for approximately 31.4% and 12.5% of our total purchases, respectively. For the nine months ended September 30, 2023, one supplier independently accounted for more than 10% of our total purchases, accounting for approximately 30.6% of our total purchases. For the year ended December 31, 2023, one supplier independently accounted for more than 10% of our total purchases, accounting for approximately 27.2% of our total purchases. Such largest supplier is a cloud hosting Platform as a Service that is essential for our platform’s accessibility. For the year ended December 31, 2022, two suppliers independently accounted for more than 10% of our total purchases, accounting for approximately 17.0% and 11.4% of our total purchases, respectively. Other than our largest suppliers that accounted for more than 10% of our total purchases, we do not rely heavily on any of the remaining suppliers to provide core services to our customers, and, in the event that we lose any of those suppliers, we believe that we will be able to find a replacement of appropriate service capacity at reasonable costs, due to the low concentration and high competitiveness of the services provided by those suppliers. See “Risk Factors—Risks Relating to our Business and Industry—We may be dependent on a limited number of suppliers and any disruption to the relationships with the major suppliers may have material adverse effects on our business.”

Sales and Marketing

We promote our business and engage with potential customers through various offline and online channels. The main offline channels for us to identify and obtain business opportunities include participation in industry conferences, trade shows, and networking events, such as Event Tech Live, Streaming Media East, NIRI Annual Conference, as well as referrals from customers. The main online channels include social media marketing on platforms, such as LinkedIn, Twitter, Facebook, and Instagram, online content publications, such as blogs and case studies, targeted email marketing, online advertising campaigns, and corporate website customization for search engines.

Our sales strategies focus on leveraging multiple sales channels and personalized approaches to attract and retain customers. Our sales strategies are determined by the sales management team in collaboration with the executive leadership team. This collaborative approach is designed to ensure that the sales strategies align with overall business goals, market trends, and customer needs. To design our sales strategies, the sales management team conducts market analysis, gathers customer feedback, and monitors industry developments to inform their decisions. The sales strategies are reviewed and approved by the executive leadership team to ensure consistency with our long-term objectives and growth plans. Our sales strategies are reviewed and adjusted on a regular basis in accordance with market changes, customer feedback, industry trends, and evolving business goals.

We offer a variety of promotional programs to attract and retain customers. These programs include discounts for first-time customers, volume-based discounts for long-term or high-volume contracts, rebates on multi-year agreements, special promotions during industry events and seasonal campaigns, as well as referral incentives for customers who bring in new customers. These promotional programs are designed to provide value and flexibility to our customers, enhancing their overall experience with our Company.

Growth Strategies

We plan to further develop our business through the following growth strategies.

Increasing Business Growth Efforts

We plan to promote our future business growth by strengthening customer relationships, improving customer loyalty, and increasing our marketing and sales efforts with additional investment in digital marketing and sales team expansion. Within the next three years following this offering, we expect to use approximately 20% of the net proceeds we receive from this offering, for marketing and sales efforts, as of the date of this prospectus. See “Use of Proceeds.”

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Enhancing Technology and Innovation

We expect to continuously enhance our Xyvid Pro Platform with improved features. For example, we plan to improve our platform by the following measures: (i) developing new interactive features to increase event attendee engagement, such as adding networking tools and gaming functions, which features are expected to become available in the second quarter of 2025; (ii) incorporating advanced data analytics tools to provide real-time insights and comprehensive reporting on event performance and attendee behavior, which tools are expected to become available in the third quarter of 2025; (iii) enhancing the scalability and flexibility of our platform, which enhancements are expected to be completed in the first quarter of 2025; and (iv) enhancing the multilingual support function, which enhancements are expected to be completed in the second quarter of 2025. We also plan to incorporate more emerging technologies to enhance our platform. For example, artificial intelligence empowers the multi-language captioning and transcription of our Xyvid Pro Platform, and we plan to implement additional features driven by artificial intelligence in the future, such as introducing a new iteration of our polling engagement tool, designed to leverage the power of generative artificial intelligence by suggesting polling questions based on the content of the uploaded PowerPoint presentation. Such feature is expected to significantly enhance the polling experience for both presenters and attendees and the initial AI-driven enhancements are expected to be available in the second quarter of 2025.

In addition, our business model is predominantly service based as of the date of this prospectus. We plan to integrate a platform-as-a-service (PaaS) model over the next few years. This strategy will involve offering our platform as a subscription-based service, enabling customers to leverage our technology independently. We believe this shift will allow us to cater to a broader range of customers and drive recurring revenue streams. As of the date of this prospectus, we are in the planning phase of our PaaS offering.

We expect to use approximately 20% of the net proceeds we receive from this offering for research and development, and approximately another 15% for infrastructure and technology upgrades, as of the date of this prospectus. See “Use of Proceeds.”

Diversifying Service Offerings

We mainly produce virtual and hybrid events and physical events. We plan to diversify our service offerings by introducing additional services, such as a self-service webcasting platform for technically proficient customers to manage their own events on a subscription basis. As of the date of this prospectus, we are in the ideation phase and anticipate employing additional staff for new service offerings.

Making Strategic Investments and Acquisitions

We plan to identify, invest in, partner with, and acquire appropriate businesses that offer complementary advantages to our business, thereby improving overall competitiveness and sustaining growth. As of the date of this prospectus, we have not identified, nor have we engaged in any material discussions regarding, any potential target subject to such acquisitions or investments. We expect use approximately 15% of the net proceeds we receive from this offering, for potential future acquisitions, as of the date of this prospectus. See “Use of Proceeds.”

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Research and Development

We are committed to continuously improving our platform’s capabilities, expanding our service offerings to customers, and meeting evolving customer needs, by conducting research and development. Our research and development projects typically span six to 18 months, depending on their complexity and scope. We incurred $78,045.78, $105,885.55 and $103,115.25 in research and development expenses for the nine months ended September 30, 2024 and the years ended December 31, 2023 and 2022, respectively. We conduct all research and development activities in-house, ensuring alignment with our strategic goals and maintaining control over the innovation process, and have approximately eight research and development specialists, as of the date of this prospectus.

Our research and development efforts are guided by the stages of product development and the software development life cycle. The product team within the development department leads the early stages of ideation and planning, to ensure that our research and development projects are aligned with business objectives and customer requirements and are properly detailed with product requirements. The product team then presents the research and development proposals to our management team for approval. Upon approval, the projects move into the development stage, where the development staff takes over the technical requirements and development efforts. Once development is complete, the projects undergo qualification with the quality assurance team within the development department, which process includes initial technical testing and user acceptance testing. The product team then conducts further user acceptance testing to validate the products against the following three key criteria, to determine whether: (i) the products meet customer needs, (ii) the messaging and pricing is aligned to communicate value, and (iii) the Company is prepared to sell, deliver, manage, and support the products. Following successful validation, we will prepare to launch the products onto the market.

Our research and development efforts are focused on integrating emerging technologies, such as artificial intelligence, developing features that offer superior attendee experiences, enhancing attendee engagement, and providing robust data analytics. Our research and development efforts are undertaken to deliver long-term benefits, such as enhancing our competitive edge, and ensuring our long-term growth and sustainability.

Intellectual Property

As of the date of this prospectus, we have registered the following intellectual properties: ten domain names, including tenevents.com, theeventsnetwork.com, theeventsnetworks.com, tenholdingsinc.com, teneventsproductions.com, tenevents.link, tenevents.net, tenevents.org, tenevents.co, and teneventsmarketing.com. We currently have pending intellectual property applications for two trademarks.

We seek to protect our intellectual property rights by relying on intellectual property laws and on contractual measures. It is our general practice to enter into confidentiality agreements with our customers, in order to protect our intellectual property rights and limit access to our confidential and proprietary information. In addition to these contractual measures, we also rely on a combination of our registered domain names and other intellectual property that we may acquire to protect our brand and our intellectual property.

Property, Plants and Equipment

Our principal executive office is located in Langhorne, PA. Our office space covers an area of approximately 6,050 square feet, with a lease term from January 1, 2020 to December 31, 2030. Our subsidiary, TEN Events, Inc., has the option to extend the lease term for another five years by giving written notice to the landlord within six months prior to the expiration of the current lease term. The landlord, GHDLCK LLC, is a company controlled by Karen Kovalcik, wife of Dave Kovalcik, a director of V-Cube, Inc., the principal stockholder of our Company and is our related party. We plan to renew the lease in accordance with its terms when needed. See “Related Party Transactions” and “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc.”

Our subsidiary, TEN Events, Inc., rents office space in Los Angeles, California for a term from February 1, 2024 to January 31, 2025. Such lease will automatically renew for one additional year, each year, immediately following the expiration period of the preceding lease term, unless the lease is terminated by either party by giving the other party at least 60-day’s prior written notice in accordance with the lease agreement. As of the date of this prospectus, we have no reason to believe that this lease agreement will not be automatically renewed upon the expiration of the current term.

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We believe our office space is adequate for the time being. However, there may be a need to secure additional office space in the future, should it serve our requirements.

Employees

We strive to attract, recruit, and retain talents through our compensation and benefit programs, learning and development opportunities that support career advancement.

We believe the attraction, development and retention of skilled professionals contribute to our long-term success. To attract talent, we endeavor to offer competitive compensation package. In addition to cash compensation, we offer complementary benefits, including performance-based bonuses, medical, dental and vision benefits plans, and 401k retirement plans. We focus on several key criteria when selecting team members, including (i) relevant experience in platform development, particularly in the events webcast or related industries, (ii) technical skills in software development, data analytics, artificial intelligence, and cybersecurity, (iii) alignment with our values, mission, and collaborative work culture, and so on. We prioritize employee development and continuous learning through training programs, guided career progression paths, and mentorship. For employee retention, we focus on employee engagement with team-building activities, flexible work options, and an inclusive corporate culture.

Our subsidiary, TEN Events, Inc., enters into employment agreements with each of the employees. There is no collective bargaining agreement that covers our employees. We have not experienced any interruptions of operations or work stoppages due to labor disagreements or disputes. We strive to maintain positive labor relations through open communication and proactive conflict resolution measures.

As of the date of this prospectus, we have a headcount of 37 full-time employees. The tables below present the number of our employees by type, function, and location for the fiscal years of 2023, 2022 and 2021, respectively.

Fiscal year of	Number of employees by Type
	Full-time	Part-time	Contract
2021	36	0	0
2022	41	0	0
2023	37	0	0

	Number of employees by Function
Fiscal year of	Management and Administration	Shared Service (Finance/IT)	Sales and Marketing	Development
2021	18	2	8	8
2022	21	2	9	9
2023	19	5	5	8

Fiscal year of	Number of employees by Location
	California	Colorado	North Carolina	Pennsylvania	CT	TX	SC	MA
2021	0	1	1	31	1	1	1	0
2022	0	2	1	34	1	1	1	1
2023	3	2	1	31	0	0	0	0

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Material Contracts

Within the preceding two years from the date of this prospectus, we have not entered into any material contracts, other than those contracts entered into for providing services to our customers in the ordinary course of our business, or as discussed elsewhere in this prospectus.

Insurance

We maintain certain insurance policies to safeguard against risks and unexpected events. For example, we have liability insurance that covers the risks against cybersecurity claims, commercial general liability, automobile liability and umbrella coverage, each insurance coverage category subject to limitations as provided by the insurance policies. We believe our current insurance coverage is adequate for our business requirements and is consistent with customary industry practice. We renegotiate and renew our insurance contracts annually. We do not anticipate any difficulty in renewing contracts we currently maintain on the same terms. We also plan to purchase the directors’ and officers’ liability insurance upon the completion of our initial public offering. During the nine months ended September 30, 2024 and the fiscal years ended December 31, 2023, and 2022, we did not make any material insurance claims in relation to our business.

Seasonality

Our business is generally subject to seasonal fluctuations. We usually generate more revenue in the last month of each calendar quarter. We believe that such seasonality is mainly because larger corporations tend to organize their major internal gatherings or communications toward the end of calendar quarters, when their operating results may then be available for broader discussion.

Responses to COVID-19

COVID-19 significantly increased demand for our virtual and hybrid events, as organizations were unable to hold events physically in person and shifted from in-person events to online formats, which led to a substantial growth in our revenue and accelerated the adoption of our services in the fiscal year of 2021. However, following the COVID-19 pandemic, our revenue and the virtual events we delivered adjusted to more historically normal levels. We estimate that approximately 43% of our revenue in the fiscal year of 2021 and roughly 43% of the approximately 3,000 virtual or hybrid events, or approximately 1,290 virtual or hybrid events, that we have supported as of the date of this prospectus, could be partly attributable to the impact of COVID-19. Such estimations are based on our analysis of the trends, generally, of revenue and events by customers between 2019 and 2023 to identify customers with limited use of our services prior to 2021 and in 2022 and thereafter. In particular, we compared the revenue and events from our largest customer in 2021 with those from the next highest year, 2022, and have determined that the difference is most likely attributable to the pandemic when customers demonstrated a preference to conduct a greater number of virtual events.

COVID-19 also posed challenges, such as the need for rapid scaling of our infrastructure to handle increased usage and increased demand for robust cybersecurity measures for remote operations. In response to COVID-19, we implemented several key changes to ensure business continuity and to comply with government orders. We transitioned to remote work, equipping employees with the necessary tools and technologies to maintain productivity. Enhanced cybersecurity measures were put in place to protect data and systems. We scaled our infrastructure to handle increased demand for virtual events and introduced new features to enhance attendee engagement. Health and safety protocols were established for any essential in-office work, including social distancing and sanitation measures. These changes have supported our operations and ensured the safety and well-being of our employees and customers.

Cybersecurity Risk Management

Cybersecurity risk management is an integral part of our overall risk management. We are in the process of developing an internal cybersecurity risk management program based on industry best practices and to ensure that there is a framework for handling cybersecurity threats and incidents, and to facilitate coordination across different departments of our Company. This framework will include steps for assessing the severity of a cybersecurity threat, identifying the source of a cybersecurity threat, implementing cybersecurity countermeasures and mitigation strategies and promptly informing management and our board of directors of material cybersecurity threats and incidents. In addition, we plan to develop an annual training program to all of our employees.

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As of the date of this prospectus, and since September 1, 2023, our subsidiary, TEN Events, Inc., has engaged a third-party cybersecurity expert for risk assessment and system enhancements. Our internal director of products and technology handles all matters relating to cybersecurity and data protection and provides reviews and updates to our board of directors. Such internal director of products and technology is responsible for the general oversight of all assessments of major risks facing the Company and for reviewing options to mitigate such risks, including cybersecurity risk management. Our management is responsible for identifying, considering and assessing material cybersecurity risks on an ongoing basis, establishing processes to ensure that such potential cybersecurity risk exposures are monitored, putting in place appropriate mitigation measures and, when formally adopted, implementing and maintaining our cybersecurity program.

The cybersecurity risk management program we are in the process of developing will require a dedicated executive officer of the Company, a member of senior management and other dedicated personnel and advisors, including our third-party cybersecurity expert, as requested by the board of directors, to report on the risks to the Company, including cybersecurity risks, at regularly scheduled annual meetings of the board of directors. Based on these reports, the board of directors may request follow-up data and presentations to address any specific concerns and recommendations.

Despite our efforts, we cannot eliminate all risks from cybersecurity threats, or provide assurances that we have not experienced an undetected cybersecurity incident. For more information about these risks, please see “Risk Factors—Risks Relating to our Business and Industry—Cybersecurity incidents could disrupt our business operations, result in the loss of critical and confidential information, adversely impact our reputation, and harm our business.”

Legal proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, breach of contract, and labor and employment claims. As of the date of this prospectus, we are not a party to any material lawsuits, and we are not aware of any threats of lawsuits against the operating entities that are anticipated to have a major impact on our business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of resources, including the management’s time and attention.

Regulations

Streaming and Video Services Laws and Regulations

We operate in the highly regulated livestreaming and video services industry. A number of U.S. federal, state, and international laws and regulations affect our business. The regulatory bodies that regulate our business include the Federal Trade Commission, the U.S. patent and trademark office, state consumer protection agencies, and international regulatory bodies. We may be subject to compliance audits by certain of these authorities.

The livestreaming aspect of our business is subject to the U.S. regulations on vulnerable population protections, such as the Rehabilitation Act of 1973 and the Americans with Disabilities Act (the “ADA”). Under these regulations, we are required to provide “auxiliary aids” to individuals with disabilities, which may include captions and audio descriptions. We currently provide captions and subtitles during our streaming process upon clients’ request and believe that we fully comply with the ADA. We do not have control over the content being streamed, however, as the events streamed are made available on-demand by our clients. We cannot provide any assurance that our business will not violate streaming content-related regulations in the future. Such violations, were they to occur, could lead to third-party claims and could materially and adversely affect our business, financial condition, and results of operations. In addition, our livestream business is subject to the Protecting Lawful Streaming Act of 2020. We may face criminal penalties if we willfully, and for commercial advantage or private financial gain, illegally stream copyrighted material.

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Information Security and Intellectual Property Regulations

There are numerous federal, state, local, and international laws and regulations regarding intellectual property, privacy, data protection, information security, and the storing, collecting, sharing, using, processing, transferring, disclosing, and protecting of personal information and other content. The scope of these regulations is changing, subject to differing interpretations, and may be inconsistent among countries or conflict with other rules.

For instance, in the U.S., the Federal Trade Commission has jurisdiction to investigate and enforce our compliance with certain U.S. regulations, including the Children’s Online Privacy Protection Act, which regulates the collection and use of personal information from children under the age of 13. The Electric Communications Privacy Act governs our electronic communications, mandating the protection and privacy of such data. California has enacted the California Consumer Privacy Act of 2018 (the “CCPA”), which affords consumers expanded privacy protections. The CCPA, which went into effect on January 1, 2020 and was recently amended, may require us to modify our data processing practices and policies and we may incur substantial costs and expenses in an effort to comply. The CCPA gives California residents expanded rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. It also provides for civil penalties for violations and a private right of action for data breaches that may increase data breach litigation.

When we engage with non-U.S. users, we are subject to international information security regulations such as the General Data Protection Regulation (the “GDPR”) in the European Union (“EU”), which went into effect in May 2018. The GDPR imposes stringent data protection requirements and provides greater penalties for noncompliance than previous data protection laws, including potential penalties of up to €20 million or 4% of the violator’s annual global revenue. Following Brexit, although the United Kingdom enacted its Data Protection Act in May 2018 to align with the GDPR, there remains uncertainty regarding how data transfers to and from the United Kingdom will be regulated. In Canada, the Personal Information Protection and Electronic Documents Act may apply to us if we engage with local users.

We strive to comply with the applicable U.S. laws, regulations, policies, and other legal obligations relating to information security to the extent possible. We plan to adhere to international laws, regulations, policies, and other legal obligations related to information security when and if we expand our operations outside the U.S. As of the date of this prospectus, we have implemented internal policies, including an information security policy and a privacy policy, to comply with the information security regulations that we believe are applicable to us. Our information security policy sets out our measures for network security, such as dual authentication, network vulnerability scanning, spam filtering tools, web filtering, access control, and incident response. This policy also establishes an extended incident response team and a core incident response team. Our information security policy is periodically reviewed and updated by our internal technical personnel. Our privacy policy regulates the information we collect (for instance, name, address, email address, phone number) and how we may use it. According to our privacy policy, we will not sell or otherwise disclose personal information of our webcast visitors. However, we may share information provided by our visitors with the clients hosting the webcast event and service providers we have retained to perform services on our behalf. See “Business.” Under such circumstances, these service providers are contractually restricted from using or disclosing information except as necessary to perform services on our behalf or to comply with legal requirements. Additionally, we may disclose information about our clients (i) if we are required to do so by law or legal process, (ii) to law enforcement authorities or other government officials, or (iii) when we believe disclosure is necessary or appropriate to prevent physical harm or financial loss or in connection with an investigation of suspected or actual illegal activity. Our privacy policy also specifies that we will not collect information from minors who are under 13. We periodically evaluate and update our privacy policy.

The regulatory framework for information security worldwide is, and is likely to remain, uncertain for the foreseeable future, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We expect that new laws, regulations, and industry standards concerning privacy, data protection, and information security will continue to be proposed and enacted in various jurisdictions. The accompanying new or even burdensome obligations, coupled with substantial uncertainty in the interpretation and application of the regulations, may pose challenges for us in meeting legal requirements across different jurisdictions. This may require us to change our policies and practices and modify our protective measures to investigate and remediate vulnerabilities or other exposures or to make required notifications and we may incur significant costs and expenses to comply. Additionally, any failure or perceived failure by us to comply with the existing or future enacted regulations, information security-related obligations to users or other third-parties, or any of our other legal obligations relating to information security may result in governmental investigations or enforcement actions, litigation, claims, or public statements against us by consumer advocacy groups or others, potentially resulting in significant liability or causing our users to lose trust in us, which could adversely affect our reputation and business.

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We are also subject to various U.S. and international regulations on copyrights and intellectual properties. For instance, the Digital Millennium Copyright Act (the “DMCA”) regulates the distribution and storage of digital content to protect intellectual property rights. As we offer a library for downloading videos, we are required adhere to the provisions of the DMCA. Under 17 U.S.C. § 512(c), we need to implement measures to handle take-down notices in the event of alleged copyright infringement. This may involve designating an agent to receive notifications of claimed infringement, and promptly removing or disabling access to the infringing content upon receipt of a valid take-down notice.

Corporate History and Structure

In connection with this offering, we have conducted the following corporate restructuring steps (the share amounts presented below do not reflect the reverse stock split for a ratio of 2-for-1 approved by our then sole Director and majority stockholder on October 9, 2024):

●	On December 5, 2011, Xyvid, Inc. was incorporated under the laws of the State of Pennsylvania as a business corporation and has been the operating entity that operates our business as of the date of this prospectus.

●	On June 3, 2021, V-Cube, Inc. acquired the 100% equity interest in Xyvid, Inc.

●	On February 12, 2024, The Events Network, Inc., our holding company, was incorporated under the laws of the State of Pennsylvania as a business corporation and issued 10 shares of common stock to V-Cube, Inc.

●	On April 2, 2024, Xyvid, Inc. changed its name to TEN Events, Inc.

●	On June 20, 2024, The Events Network, Inc. changed its name to TEN Holdings, Inc.

●	On July 2, 2024, TEN Holdings, Inc. issued 90 shares of common stock to V-Cube, Inc. in exchange for the 100% equity interest in TEN Events, Inc. from V-Cube, Inc., as a result of which V-Cube, Inc. owned 100 shares of common stock, or 100% of the issued and outstanding common stock of TEN Holdings, Inc. and TEN Holdings, Inc. owns the 100% equity interest in TEN Events, Inc.

●	On July 24, 2024, TEN Holdings, Inc. was converted to a Nevada corporation, as a result of which, each one share of common stock, no par value per share, of TEN Holdings, Inc. that was issued and outstanding prior to the effective time of such re-domestication from Pennsylvania to Nevada, was converted into and became 100,000 shares of common stock, par value $0.0001, of TEN Holdings, Inc. as a Nevada corporation, and TEN Holdings, Inc. issued 50,000,000 shares of common stock in the aggregate. For further details of such re-domestication, see our plan of domestication filed as Exhibit 2.1 of the registration statement of which this prospectus forms a part.

●	On September 9, 2024, V-Cube, Inc. transferred 2,200,000 shares of common stock of our holding company, TEN Holdings, Inc., to Eastern Nations Trading Pte. Ltd., a private limited company organized and existing under the laws of Singapore.

●	On October 9, 2024, the Company’s then sole Director and majority stockholder approved a reverse stock split to consolidate its issued common stock at a ratio of 2-for-1, as a result of which, the number of the Company’s issued shares of common stock changed from 50,000,000 to 25,000,000. Such number of shares of common stock outstanding does not reflect an aggregate of 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of this offering. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of such grant date. See our consolidated financial statements and related notes included elsewhere herein for details.

●	On October 9, 2024, V-Cube, Inc. transferred an additional 1,100,000 shares of our common stock to Eastern Nations Trading Pte. Ltd.

●	On December 23, 2024, the convertible promissory note dated September 5, 2024, as amended, held by Mr. Naoaki Mashita, the chief executive officer of V-Cube, Inc., the principal stockholder of the Company, having the outstanding principal balance of $317,000, was partially converted into 689,130 shares of common stock of the Company, relative to the principal balance, at a conversation price of $0.46 per share, which convertible promissory note remains outstanding as to the interest accrued until the maturity date thereof on March 31, 2025.

The following diagram illustrates our corporate structure as of the date of this prospectus. For details of our principal stockholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Stockholders.”

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MANAGEMENT

Set forth below is information concerning our directors and executive officers.

Name	Age	Position(s)
Randolph Wilson Jones III	55	Chief Executive Officer and Director
John M. Orobono Jr.	43	Secretary, Chief Financial Officer and Director
Naoaki Mashita	46	Director
David Price	40	Independent Director Nominee*
Justin Sherrock	42	Independent Director Nominee*

* This person has accepted the appointment to be our director, effective immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

The Business Background of Our Directors and Executive Officers

Mr. Randolph Wilson Jones III has served as our Chief Executive Officer since August 2024, and our Director since October 2024. Since March 2023, Mr. Jones has been the chief executive officer of Xyvid, Inc., our subsidiary, where he is responsible for the overall management of the company. From October 2020 to March 2023, Mr. Jones was the chief revenue officer of Anodot, Inc., where he oversaw sales, marketing, and client experience for the company. From October 2017 to March 2023, Mr. Jones was the chief revenue officer of ScienceLogic, Inc., where he managed the company’s global sales. Mr. Jones received his bachelor’s degree in Business Administration from the University of Dayton in 1991.

Mr. John M. Orobono Jr. has served as our Secretary since February 2024, and our Chief Financial Officer and Director since October 2024. From August 2019 to July 2022, Mr. Orobono was the vice president of finance of Getta Holdings, Inc, where he was in charge of the company’s accounting and finance matters. From July 2018 to July 2019, he served as a financial planning and analysis leader at Sues WTS USA, Inc, where he was responsible for accounting and finance, and from June 2015 to April 2018, Mr. Orobono was a controller at McCaffrey’s Food Markets, also overseeing accounting and finance. Mr. Orobono received his bachelor’s degree in Finance and Marketing from Lehigh University in 2004 and his master’s degree in Accounting from Saint Joseph’s University in 2008.

Mr. Naoaki Mashita has served as our Director since February 2024. Since 1998, Mr. Mashita has been the chief executive officer of V-Cube, Inc., our parent company, and was responsible for the company’s overall management. From November 2018 to August 2019, Mr. Mashita was the chief executive officer and president at Sensyn Robotics, Inc., where he oversaw the company’s daily operations. Mr. Mashita currently serves on the board of directors for Sumitomo Mitsui Trust Bank Limited, Ushio Inc., and Micin Inc. Mr. Mashita received his bachelor’s degree in Computer Science from Keio University in 2000 and his master’s degree in Computer Science from Keio University Graduate School in 2002. We believe Mr. Mashita has the requisite qualifications to serve as our Director because of his expertise in business management.

Mr. David Price is our Independent Director Nominee and his appointment will become effective immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Since January 2023, Mr. Price has served as the managing partner at Avonwood Capital Partners Private Equity Fund, where he oversees and manages investments in the healthcare space. Since April 2019, Mr. Price has served as the chief financial officer at TZVECL DBA Elevate Eyecare. From December 2016 to January 2022, Mr. Price was the founder and chief executive officer of Trailblaze CFO LLC, a project-based CFO consulting firm. From April 2011 to December 2016, Mr. Price was the chief financial officer of RevZilla Motorsports, LLC. Mr. Price received his bachelor’s degree in Business Administration from Drexel University in 2007 and his master’s degree in business administration from Villanova University in 2016. We believe Mr. Price has the requisite qualifications to serve as our Independent Director because of his expertise in business management and finance.

Mr. Justin Sherrock is our Independent Director Nominee and his appointment will become effective immediately prior to the effectiveness of the registration statement of which this prospectus is a part. Since January 2024, Mr. Sherrock has served as the CFO and COO of Car Dealership Guy, LLC, where he manages the day-to-day operations and finance functions. From April 2021 to December 2023, Mr. Sherrock was the CEO and a director of Danis Auto Sales, LLC, dba Gettacar, where he led all business operations and finance. From December 2019 to April 2021, Mr. Sherrock was the senior vice president of I Fund Philly, LLC, dba I Fund Cities, where he led the development of an investment fund. From February 2018 to December 2019, Mr. Sherrock was the CEO of Opa Philly I, LLC where he owned a multi-unit restaurant franchise. Mr. Sherrock received his bachelor’s degree in Industrial Engineering from the Pennsylvania State University in 2005. We believe Mr. Sherrock has the requisite qualifications to serve as our Independent Director because of his extensive management experience.

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Family Relationships

There is no family relationship among any directors, director nominees, or executive officers.

Board Diversity

The composition of our board of directors currently includes one individual who is diverse under the Nasdaq Listing Rule 5605(f) regarding board diversity, as presented in the below Board Diversity Matrix. Under Nasdaq Listing Rule 5605(f), directors who self-identify as (i) female, (ii) an underrepresented minority or (iii) LGBTQ+ are defined as being diverse. The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f) as of the date of this prospectus. Each term used in the table has the meaning given to it in the rule and related instructions:

Board Diversity Matrix

Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		5

Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latino
Native Hawaiian or Pacific Islander
White		4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Controlled Company

Upon completion of this offering, V-Cube, Inc. is expected to beneficially and indirectly own approximately 80.9% of the aggregate voting power of our outstanding common stock shares, assuming the sales of 2,500,000 shares of common stock we are offering, the full exercise of the Representative’s Warrants, and that the Selling Stockholders do not sell any Resale Shares upon closing of this offering, and thus have the ability to determine all matters requiring approval by our stockholders. V-Cube, Inc. is a Japanese company listed on the Tokyo Stock Exchange and its chief executive officer, Naoaki Mashita, has served as our Director since February 2024 and is our minority stockholder. See “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc.” As a result of our shareholding structure, we will be a “controlled company” within the meaning of the Nasdaq listing rules. If we are a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

We intend to rely on the “controlled company” exemptions under the Nasdaq listing rules. Specifically, we will not form the nominating and corporate governance and compensation committees, and a majority of our board of directors will not consist of independent directors, as permitted by the “controlled company” exemptions under the Nasdaq listing rules.

In the event that we cease to be a “controlled company” and our common stock continues to be listed on Nasdaq, our board of directors will take all action necessary to comply with the corporate governance rules of Nasdaq, including, but not limited to, establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

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As a result of our election to rely on the “controlled company” exemptions, you would not have the same protection afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors—Risks Relating to Our Capital Stock and Trading—We will be a ‘controlled company’ within the meaning of the Nasdaq listing rules, and will follow certain exemptions from certain corporate governance requirements that could adversely affect our public stockholders.”

Notwithstanding the Company’s status as a “controlled company,” the Company will remain subject to the corporate governance standard of Nasdaq that requires the Company to have an audit committee with at least three independent directors as well as composed entirely of independent directors. We will form an audit committee that will consist of three independent directors and we intend to phase in our compliance with the relevant audit committee composition requirements under the Nasdaq listing rules by having two independent directors at the time of our listing, and three independent directors within one year of our listing.

Board of Directors

Our board of directors will consist of five directors, two of whom will be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Committees of the Board of Directors

Audit Committee. We will establish an audit committee and will adopt a charter for the audit committee. Our audit committee consists of David Price, Justin Sherrock, and Randolph Wilson Jones III. Justin Sherrock is the chairperson of our audit committee. We have determined that David Price and Justin Sherrock satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Exchange Act. Randolph Wilson Jones III will be replaced with an independent director within one year of our listing, so that upon one year of our listing, the audit committee will consist solely of independent directors. Our board of directors has also determined that Justin Sherrock qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Because we will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq, we will not be required to, and do not currently expect to, have a compensation committee. If and when we are no longer a “controlled company”, we will be required to establish a compensation committee. We anticipate that any such compensation committee will consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of Nasdaq. Upon formation of a compensation committee, we will expect to adopt a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq standards.

Nominating and Corporate Governance Committee. Because we will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq, we will not be required to, and do not currently expect to, have a nominating and corporate governance committee. If and when we are no longer a “controlled company”, we will be required to establish a nominating and corporate governance committee. We anticipate that any such nominating and corporate governance committee will consist of three directors who will be “independent” under the rules of the SEC, subject to the permitted “phase-in” period pursuant to the rules of Nasdaq. Upon formation of a nominating and corporate governance committee, we will expect to adopt a nominating and corporate governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq standards.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics, which is applicable to all of our directors, officers, and employees. Our code of business conduct and ethics is filed as Exhibit 14.1 of the registration statement of which this prospectus is a part.

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EXECUTIVE AND DIRECTOR COMPENSATION

This section provides an overview of our executive and director compensation programs. We meet the requirements of a “smaller reporting company” and have utilized the scaled reporting requirements available to qualifying companies.

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2023, and 2022, the dollar value of all cash and noncash compensation earned by any person that was our principal executive officer (“PEO”) or other executive officer during the last fiscal year.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Randolph Wilson Jones III,	2023	(1)	204,808	145,000	—	—	—	—	—	349,808
CEO and Director	2022		—	—	—	—	—	—	—	—
John M. Orobono Jr., Secretary,	2023	(1)	51,365	6,000	—	—	—	—	—	57,365
CFO and Director	2022		—	—	—	—	—	—	—	—

Note:

(1)	Randolph Wilson Jones III, our CEO and Director, and John M. Orobono Jr., our CFO, Secretary, and Director, started receiving compensation for services rendered to our subsidiary, TEN Events, Inc., during the fiscal year of 2023. Such persons have also served at our Company since February 2024.

Employment Agreements with Our Named Executive Officers

Our Company, TEN Holdings, Inc., and our subsidiary, TEN Events, Inc., have entered into employment agreements with Randolph Wilson Jones III, our CEO, and John M. Orobono Jr., our Secretary and CFO. The officers’ employment agreements later signed with our Company, TEN Holdings, Inc., supersede their agreements with TEN Events, Inc. A summary of the terms of the current employment agreements with our Company is set forth below.

Employment Agreements with Randolph Wilson Jones III

Pursuant to the offer letter by and between our Company, TEN Holdings, Inc., and Randolph Wilson Jones III, dated August 1, 2024, Mr. Jones serves as the CEO for TEN Holdings, Inc., and is entitled to (i) an annual salary of $300,000, minus applicable taxes; (ii) a quarterly performance bonus which provides annual at-target earnings of $200,000; (iii) 5% equity stock of TEN Holdings, Inc., to be determined upon establishment of the Company’s equity plan; (iv) stock options to acquire 20,000 shares of stock of our parent company, V-Cube, Inc., and (v) certain benefit plans and a 401(k) retirement plan. Either party may terminate the employment relationship at any time without cause, and with or without notice.

Employment Agreements with John M. Orobono Jr.

Pursuant to the offer letter by and between our Company, TEN Holdings, Inc., and John M. Orobono Jr., dated November 4, 2024, Mr. Orobono serves as the CFO for TEN Holdings, Inc., and is entitled to (i) an annual salary of $215,000, minus applicable taxes; (ii) an annual bonus of 20% of the salary, depending on the business performance; (iii) 1% equity stock of TEN Holdings, Inc., to be determined upon establishment of the Company’s equity plan; and (iv) certain benefit plans and a 401(k) retirement plan. Either party may terminate the employment relationship at any time without cause, and with or without notice.

Retirement Benefits for Our Named Executive Officers

We maintain a 401(k) plan and other medical, dental and vision benefit plans in which our named executive officers are eligible to participate. Such benefits are generally available to all full-time employees.

Compensation of Directors

Naoaki Mashita, our Director, has served without receiving any compensation for services rendered to our Company or our subsidiary for the fiscal years ended December 31, 2023, and 2022.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of the common stock offered in this offering for:

●	each of our directors and named executive officers; and

●	each person known to us to own beneficially more than 5% of our common stock.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 25,689,130 shares of common stock outstanding as of the date of this prospectus (reflecting a 2-for-1 reverse stock split of our shares of common stock approved by our then sole Director and majority stockholder on October 9, 2024), (1) reflecting 689,130 shares of common stock issued to Mr. Naoaki Mashita on December 23, 2024, pursuant to the partial conversion of the convertible promissory note held by Mr. Naoaki Mashita, in the principal amount of $317,000 at a conversation price of $0.46 per share, (2) excluding the shares of common stock issuable pursuant to the warrant held by Spirit Advisors, LLC, and (3) excluding the stock options granted under the Company’s 2024 equity incentive plan. See “Description of our Securities.” Percentage of beneficial ownership of each listed person after this offering is based on 28,189,130 shares of common stock outstanding immediately after the completion of this offering, assuming no exercise of the Representative’s Warrants and assuming the Selling Stockholders do not sell any Resale Shares upon closing of this offering. The number of shares of common stock outstanding does not reflect an aggregate of 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of this offering. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of such grant date. See our consolidated financial statements and related notes included elsewhere herein for details.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to the securities. In computing the number of shares of common stock beneficially owned by persons listed below and the percentage ownership of such persons, shares of common stock underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are outstanding, but are not outstanding for computing the percentage ownership of any other person.

	Common Stock Beneficially Owned Prior to this Offering		Common Stock Beneficially Owned After this Offering
	Number	Percent	Number	Percent
Directors and Named Executive Officers(1):
Randolph Wilson Jones III	—	—	—	—
John M. Orobono Jr.	—	—	—	—
Naoaki Mashita(2)(3)	689,130	2.7%	689,130	2.4%
David Price	—	—	—	—
Justin Sherrock	—	—	—	—
All directors and named executive officers as a group (5 individuals):	—	—	—	—

5% Stockholders:
V-Cube, Inc.(3)	22,800,000	88.8%	22,800,000	80.9%
Eastern Nations Trading Pte. Ltd.(4)	2,200,000	8.5%	2,200,000	7.8%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is 1170 Wheeler Way, Langhorne, PA 19047.

(2)	Represents 689,130 shares of common stock issued to Mr. Naoaki Mashita on December 23, 2024, pursuant to the partial conversion of the convertible promissory note in the principal amount of $317,000 held by Mr. Naoaki Mashita, upon the conversion of the outstanding principal at a conversion price of $0.46 per share. See “Description of our Securities.”

(3)	The number of shares of common stock beneficially owned prior to this offering represents 22,800,000 shares of common stock held by V-Cube, Inc., a Japanese company listed on the Tokyo Stock Exchange, which does not have any 50% shareholder as of the date of this prospectus. No natural person exercises voting and/or dispositive power over the shares held by V-Cube, Inc. The chief executive officer of V-Cube, Inc. is Naoaki Mashita, our Director and our minority stockholder. The registered address of V-Cube, Inc. is NBF Platinum Tower, 16-17/F 1-17-3 Shirokane 108-0072, Tokyo. See “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc.”

(4)	Eastern Nations Trading Pte. Ltd. is controlled by Shinji Matsudaira. Shinji Matsudaira exercises voting and/or dispositive power over the shares held by Eastern Nations Trading Pte. Ltd. Shinji Matsudaira does not personally have any material relationship with the Company, its predecessor, or affiliates. Eastern Nations Trading Pte. Ltd. is a private limited company organized and existing under the laws of Singapore with its principal place of business at 16 Ipoh Lane #10-03 Singapore 438620. On September 9, 2024, V-Cube, Inc., which then owned 100% of our issued shares of common stock, transferred 1,100,000 shares of our common stock to Eastern Nations Trading Pte. Ltd., in consideration of advisory services and technology implementation services provided by Eastern Nations Trading Pte. Ltd. to V-Cube, Inc. On October 9, 2024, V-Cube, Inc. transferred an additional 1,100,000 shares of our common stock to Eastern Nations Trading Pte. Ltd., in consideration of advisory services and technology implementation services provided by Eastern Nations Trading Pte. Ltd. to V-Cube, Inc. See “Prospectus Summary—Our Relationship with Eastern Nations Trading Pte. Ltd.”

We have issued a warrant to Spirit Advisors, LLC to purchase up to 4.9% of the fully diluted share capital of the Company as of the date of completion of this offering, subject to certain conditions. In addition, we have issued a convertible promissory note in the principal amount of $317,000 to Naoaki Mashita, our Director, which indebtedness is convertible in whole or in part, into shares of common stock of our Company on any business day before the maturity date. On December 23, 2024, we issued 689,130 shares of common stock to Mr. Naoaki Mashita pursuant to the partial conversion of such convertible promissory note, relative to the principal amount outstanding, at a conversion price of $0.46 per share, in accordance with the terms thereof, which convertible promissory note remains outstanding as to the interest due and owing as of such partial conversion date until the extended maturity date of March 31, 2025, pursuant to an amendment thereto dated December 23, 2024. Furthermore, on September 5, 2024, the Company’s board of directors adopted an equity incentive plan to grant the Company’s common stock to our selected employees, officers, directors and consultants. On September 27, 2024, the Company’s board of directors and then sole stockholder approved the resolution to change the maximum number of shares of common stock of the Company reserved and available for granting awards under the equity incentive plan from 12,500,000 to 4,000,000. On October 10, 2024, the Company granted stock options to certain individuals who were the Company’s directors and employees to purchase an aggregate of 2,640,250 shares of common stock at an exercise price of $0.46 per share. The options have a contractual term of ten years and vest upon the satisfaction of service conditions for Company employees and performance conditions for Company directors. Pursuant to the stock award agreements, an aggregate of 1,122,925 shares of common stock will vest upon the completion of our IPO. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of such grant date. See “Description of Our Securities” and our consolidated financial statements included elsewhere in this prospectus for further details.

On October 9, 2024, the Company’s then sole Director and majority stockholder approved a reverse stock split to consolidate its issued common stock at a ratio of 2-for-1.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

These related parties of the Company with whom transactions are reported in these financial statements are as follows:

Name of Related Parties	Nature of Relationship on September 30, 2024
Dyventive, Inc	A company controlled by Dave Kovalcik, the director of V-Cube, Inc., the principal stockholder of the Company
GHDLCK, LLC	A company controlled by Karen Kovalcik, wife of Dave Kovalcik, the director of V-Cube, Inc., the principal stockholder of the Company
PharMethod, Inc	A company controlled by Dave Kovalcik, the director of V-Cube, Inc., the principal stockholder of the Company
V-Cube, Inc.	The principal stockholder of the Company. See “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc.”
Wizlearn Technologies Pte. Ltd.	An affiliate of the Company and a subsidiary of V-Cube, Inc.
Naoaki Mashita	Chief Executive Officer of V-Cube, Inc., the principal stockholder of the Company

In the ordinary course of business, during the nine months ended September 30, 2024 and 2023 and the years ended December 31, 2023, 2022, and 2021, the Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties.

The Company had the following related party balances as of September 30, 2024, and December 31, 2023, 2022, and 2021 (in thousands):

		September 30,	December 31,
	Nature of transactions	2024	2023	2022	2021
Receivable due from related parties:
Dyventive, Inc	Accounts receivable related to sales from delivered events	$3	$15	$—	$59
PharMethod, Inc	Accounts receivable related to sales from delivered events	—	20	88	116
Payable due to related party:
PharMethod, Inc	Accounts receivable related to sales from delivered events	90	—	—	—
GHDLCK, LLC	Accounts payable related to rental expenses	79	48	8	—
Short-term loans due to related parties:
V-Cube, Inc.	Loan payable for working capital	3,092	735	—	—
Wizlearn Technologies Pte. Ltd.	Loan payable for working capital	1,555	955	—	—
Naoaki Mashita	Loan payable for working capital	317	—	—	—

In August, July, May 2024 and March 2023, the Company entered into loan agreements with V-Cube, Inc. for the total amount of $650,000, $1,297,000, $410,000 and $735,000, respectively. No repayment was made during the nine months ended September 30, 2024 and the year ended December 31, 2023, and of the balance as of September 30, 2024, the entire amount, $3,092,000, was outstanding as of October 31, 2024. The interest rate of the loans is 6.0%, and the interest expense during the nine months ended September 30, 2024 and the year ended December 31, 2023 was $63,000 and $34,000, respectively. The maturity date of the loans is December 31, 2024. On December 30, 2024, the Company and V-Cube, Inc., the principal stockholder of the Company, agreed to extend the maturity date of the existing loan agreements which had the outstanding balance of $3,092,000 in aggregate, from December 31, 2024 to March 31, 2025.

In January 2024 and February 2024 and from June 2023 to December 2023, the Company entered into loan agreements with Wizlearn Technologies Pte. Ltd. for the total amount of $600,000 and $955,000, respectively. No repayment was made during the nine months ended September 30, 2024 and the year ended December 31, 2023, and of the balance as of September 30, 2024, the entire amount, $1,555,000, was outstanding as of October 31, 2024. The interest rate of the loans is 6.0%, and the interest expense during the nine months ended September 30, 2024 and the year ended December 31, 2023 was $66,000 and $19,000, respectively. The maturity date of the loans is December 31, 2024. On December 30, 2024, the Company and Wizlearn Technologies Pte. Ltd, an affiliate of the Company, agreed to extend the maturity date of the existing loan agreements which had the outstanding balance of $1,555,000 in aggregate, from December 31, 2024 to March 31, 2025.

On March 25, 2024, Xyvid, Inc (now known as TEN Events, Inc., our operating entity) entered into a certain Agreement for Loan Conditions with Naoaki Mashita, our Director and the chief executive officer of V-Cube, Inc., the Company’s controlling stockholder, pursuant to which loan agreement, Mr. Mashita agreed to provide a loan to Xyvid, Inc. in the principal amount of $317,000, bearing interest at an annual interest rate of 6.0%, with an original repayment date of December 31, 2024, and which loan agreement was assigned to and assumed by the Company on September 5, 2024, and the indebtedness thereunder was memorialized in a convertible promissory note delivered on such date with the same terms, which convertible promissory note is convertible, in whole or in part, into shares of common stock of the Company prior to the maturity thereof. No repayment was made during the nine months ended September 30, 2024, and $317,000, was outstanding as of October 31, 2024. The interest expense during the nine months ended September 30, 2024 was $10,000. On December 23, 2024, we issued 689,130 shares of common stock to Mr. Naoaki Mashita, pursuant to the partial conversion of the convertible promissory note in accordance with the terms thereof, and on the same date, the Company and Mr. Mashita agreed to extend the repayment date relative to the outstanding interest component of such indebtedness as of such date of December 31, 2024 to March 31, 2025, pursuant to amendments to each of the Agreement for Loan Conditions and the convertible promissory note, entered into by the parties thereto.

The Company had the following related party transactions for the nine months ended September 30, 2024 and 2023 (in thousands):

		For the nine months ended September 30,
	Nature of transactions	2024	2023
Revenue from related parties:
Dyventive, Inc	Sales from delivered events	$26	$134
PharMethod, Inc	Sales from delivered events	38	226
Selling, General and Administrative Expenses with related party:
GHDLCK, LLC	Rental expense for the Company’s office	75	72

The Company had the following related party transactions for the years ended December 31, 2023, 2022, and 2021 (in thousands):

		For the years ended December 31,
	Nature of transactions	2023	2022	2021
Revenue from related parties:
Dyventive, Inc	Sales from delivered events	$142	$350	$908
PharMethod, Inc	Sales from delivered events	250	254	507
Selling, General and Administrative Expenses with related party:
GHDLCK, LLC	Rental expense for the Company’s office	108	108	108

The Company leases the office from its related party, GHDLCK, LLC. The aggregate amount of all rental payments due after December 31, 2023 is $789,000. For the material terms of the lease agreement with GHDLCK, LLC, see “Business—Property, Plants and Equipment.”

Employment Agreements

See “Executive and Director Compensation—Employment Agreements with Our Named Executive Officers.”

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DESCRIPTION OF OUR SECURITIES

The following description of our common stock and provisions of our articles of incorporation, bylaws, and the Nevada Revised Statutes, are summaries and are qualified in their entirety by reference to our articles of incorporation and bylaws and by the Nevada Revised Statutes. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, of which 25,689,130 shares of common stock are issued and outstanding; and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. The number of shares of common stock outstanding reflects 689,130 shares of common stock issued to Mr. Naoaki Mashita on December 23, 2024, pursuant to the partial conversion of the convertible promissory note held by Mr. Naoaki Mashita, in the principal amount of $317,000 at a conversation price of $0.46 per share, and does not reflect an aggregate of 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of this offering. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of such grant date. See our consolidated financial statements and related notes included elsewhere herein for details. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

On October 9, 2024, our then sole Director and majority stockholder approved a reverse stock split to consolidate its issued common stock at a ratio of 2-for-1.

Common Stock

Dividends. Subject to the express terms of any outstanding preferred stock, dividends may be paid on our common stock from funds of the Company legally available therefor, upon the terms, and subject to such limitations, as the board of directors may determine. We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our operational results, financial condition, capital requirements, business projections, general business conditions, statutory and regulatory restrictions, and any other factors deemed appropriate by our board of directors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. See “Dividend Policy.”

Voting Rights. Holders of common stock are entitled to one (1) vote per share in voting or consenting to the election of directors and for all other corporate purposes for which they are entitled to vote. Our common stockholders are not entitled to cumulative voting for election of our board of directors or on any other matter.

Liquidation Rights. Subject to the express terms of any outstanding preferred stock, in the event of a liquidation of the corporation, the holders of common stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of common stock.

Preferred Stock

The board of directors is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions and by filing a certificate pursuant to the applicable law of the State of Nevada, to provide, out of the unissued shares of preferred stock, for series of preferred stock, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

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Warrants and Options

The Company issued a warrant to purchase its common stock to Spirit Advisors, LLC (“Spirit Advisors”), a Delaware limited liability company, as of February 12, 2024, in partial consideration for consulting services rendered and to be rendered in connection with this offering. At any time beginning on the date of completion of this offering until ten years following the completion of this offering, Spirit Advisors may exercise the warrant to purchase up to 4.9% of the fully diluted share capital of the Company as of the date of completion of this offering, for an exercise price per share of US$0.02, subject to adjustment as provided in the warrant. The warrant may be exercised in whole or in part and provide for cashless exercise and anti-dilution adjustments. The warrant shall be automatically terminated and shall be returned to the Company if this offering has not occurred by February 12, 2026. Copies of the consulting agreement with Spirit Advisors and the warrant issued to Spirit Advisors have been filed as Exhibit 10.8 and Exhibit 4.3, respectively, to the registration statement of which this prospectus forms a part.

Convertible Note

On March 25, 2024, Xyvid, Inc. (now known as TEN Events, Inc., our operating entity) entered into a certain Agreement for Loan Conditions with Naoaki Mashita, our Director and the chief executive officer of V-Cube, Inc., the Company’s controlling stockholder, pursuant to which loan agreement, Mr. Mashita agreed to provide a loan to Xyvid, Inc. in the principal amount of $317,000, bearing interest at an annual interest rate of 6.0%, with an original repayment date of December 31, 2024, and which loan agreement was assigned to and assumed by the Company on September 5, 2024, and the indebtedness thereunder was memorialized in a convertible promissory note delivered on such date with the same terms, which convertible promissory note is convertible, in whole or in part, into shares of common stock of the Company prior to the maturity thereof. The conversion price of such convertible promissory note was at $0.46 per share of common stock. On December 23, 2024, we issued 689,130 shares of common stock to Mr. Naoaki Mashita, pursuant to the partial conversion of such convertible promissory note, relative to the principal amount outstanding, in accordance with the terms thereof, which convertible promissory note remains outstanding as to the interest due and owing as of such partial conversion date until the extended maturity date of March 31, 2025, pursuant to an amendment thereto dated December 23, 2024. Copies of the convertible promissory note, the amendment to the convertible promissory note, the Agreement for Loan Conditions with Naoaki Mashita and the amendment to the Agreement for Loan Conditions with Naoaki Mashita have been filed as Exhibit 4.4, Exhibit 4.5, Exhibit 10.11 and Exhibit 10.13, respectively, to the registration statement of which this prospectus forms a part.

Securities Authorized for Issuance Under Equity Incentive Plan

On September 5, 2024, the Company’s board of directors adopted an equity incentive plan (the “Plan”) under which an aggregate of 10% of the Company’s authorized shares of common stock, which equals 12,500,000 shares of common stock, were reserved for issuance. On September 27, 2024, the Company’s board of directors and then sole stockholder approved the resolution to change the maximum number of shares of common stock of the Company reserved and available for granting awards under the Plan from 12,500,000 to 4,000,000. The Plan allows for the issuance of options, stock appreciation rights, restricted stock, restricted stock unit, performance award, dividend equivalent, and other stock-based award to selected employees, officers, directors and consultants, for them to acquire a proprietary interest in the growth and performance of the Company.

On October 10, 2024, the Company granted stock options to certain individuals who were the Company’s directors and employees to purchase an aggregate of 2,640,250 shares of common stock at an exercise price of $0.46 per share. The options have a contractual term of ten years and vest upon the satisfaction of service conditions for Company employees and performance conditions for Company directors. Pursuant to the stock award agreements, an aggregate of 1,122,925 shares of common stock will vest upon the completion of our IPO. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of the grant date, October 10, 2024. See our consolidated financial statements included elsewhere in this prospectus for further details. Copies of the equity incentive plan and the amended and restated equity incentive plan have been filed as Exhibit 10.10 and Exhibit 10.12 to the registration statement, respectively, of which this prospectus forms a part.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and our bylaws, as amended, could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, may have the effect of discouraging takeover bids.

Transactions with Interested Stockholders. The Nevada Revised Statutes prohibits a publicly traded Nevada corporation from engaging in any business combination with an interested stockholder for a period of two (2) years following the date that the stockholder became an interested stockholder unless the business combination meets all of the requirements of the corporation’s articles of incorporation as well as certain statutory requirements.

Resistance to a Change or Potential Change in Control. The Nevada Revised Statutes provide that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies.

Issuance of preferred stock. Our certificate of incorporation permits us to issue, without approval from our stockholders, a total of 1,000,000 shares of preferred stock, none of which are outstanding. Our board of directors can determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series. It is possible that our board of directors, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control.

Supermajority Requirements for Amendments of our Articles of Incorporation and Bylaws. The affirmative vote of holders of at least two-thirds of the voting power of the capital stock entitled to vote are required to amend or repeal certain provisions of our articles of incorporation, including Article VI (on election of directors), Article VII (on director’s breach of fiduciary duty and liability to the Company), Article VIII (on indemnification for the Company’s directors and officers), Article IX (on amendments of the bylaws), Article X (on amendments of the articles of incorporation), Article XI (on written consent of stockholders), Article XII (on special meetings of stockholders), Article XIII (on the forum for certain legal actions) and Article XIV (on restrictions on the amendments of the articles of incorporation), although any provisions of our articles of incorporation may be amended by our board of directors.

The affirmative vote of holders of at least two-thirds of the voting power of the capital stock entitled to vote are required to amend or repeal our bylaws, although our bylaws may be amended by the unanimous written consent of our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Advance notice must be given for stockholders seeking to bring business before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders. The Bylaws specify certain requirements regarding the form and content of a notice. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

No Cumulative Voting for Common Stockholders. Our articles of incorporation provide that holders of our common stock are not entitled to the right to cumulate votes in the election of directors or on any other matter.

Stockholder Action; Special Meetings of Stockholders. Special meetings of our stockholders may be called only by our board of directors or by any officer instructed by the directors to call the meeting, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

Choice of Forum. Our articles of incorporation provide that, to the fullest extent permitted by law, the Supreme Court of the State of Nevada will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim arising pursuant to the Nevada Revised Statutes, our articles of incorporation or our bylaws; or any action asserting a claim governed by the internal affairs doctrine.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits. We interpret the forum selection clauses in our articles of incorporation to be limited to specified actions and not to apply to actions arising under the Exchange Act or the Securities Act. Section 27 of the Exchange Act provides that, United States federal courts shall have jurisdiction over all suits and any action brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act provides that, United States federal and state courts shall have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

See “Risk Factors—Risks Relating to Our Capital Stock and Trading—By issuing preferred stock, we may be able to delay, defer or prevent a change of control,” “Risk Factors—Risks Relating to Our Capital Stock and Trading—Anti-takeover provisions in our articles of incorporation and bylaws and under Nevada law could prevent or delay an acquisition of us, which may be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management” and “Risk Factors—Risks Relating to Our Capital Stock and Trading—Our articles of incorporation designate the Supreme Court of the State of Nevada as the exclusive forum for certain types of actions and proceedings, which could limit a stockholder’s ability to choose the judicial forum for disputes with the Company or its directors, officers or employees.”

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief, such as injunction or rescission, in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc.

Stock Market Listing

We will apply to have our shares of common stock listed for trading on the Nasdaq Capital Market under the symbol “XHLD.” At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, in the public market after this offering, or the possibility of these sales or issuances occurring, could adversely affect the prevailing market price for our common stock or impair our ability to raise equity capital. Upon completion of this offering, we will have outstanding shares of common stock held by public stockholders representing approximately 8.9% of our common stock in issue, assuming no exercise of the Representative’s Warrants and assuming the Selling Stockholders do not sell any Resale Shares upon closing of this offering, excluding an aggregate of 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of this offering. All of the common stock sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-up Arrangements

See “Underwriting — Lock-up Agreements.”

Rule 144

All of the shares of our common stock outstanding prior to the closing of this offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those securities, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares of common stock were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares of common stock that is not more than the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately 281,891 shares immediately after this offering; or

●	the average weekly trading volume of our common stock on Nasdaq or other relevant national securities exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases shares of our common stock from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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UNDERWRITING

Bancroft Capital, LLC is acting as the Representative. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of Shares
Bancroft Capital, LLC	2,500,000
Total	2,500,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares of common stock are taken.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Underwriting Discounts and Expenses

The underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession. If all of the shares of common stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts, and proceeds, before expenses, to us.

	Per Share	Total
Public offering price(1)	$5.00	$12,500,000
Underwriting discounts(2)	$0.35	$875,000
Proceeds, before expenses, to us	$4.65	$11,625,000

(1)	Initial public offering price per share is assumed as $5.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus.

(2)	Represents an underwriting discount equal to 7% per share. For purposes of the calculation only, we assume 100% of the investors in this offering were introduced by the underwriters. For funds raised from investors introduced by the Company, the underwriting discount will be reduced to 4% per share.

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We have agreed to pay to the underwriters by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1% percent of the gross proceeds received by us from the sale of the shares.

We have agreed to be responsible for all reasonable, necessary, and accountable out-of-pocket expenses relating to this offering. All non-underwriter-related expenses, including underwriter counsel fees, background check fees, and necessary travel expenses, will be capped at $200,000.

We paid an advance of $20,000 to the Representative, upon the execution of letter of engagement between us and the Representative for the Representative’s anticipated out-of-pocket expenses. If the engagement is terminated, the term of engagement expires, or this offering does not occur, the advances will be refunded to the extent not actually incurred in accordance with FINRA Rule 5110(g).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $1,379,874, including a maximum aggregate reimbursement of $180,000 of Representative’s accountable expenses.

Representative’s Warrants

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase up to 125,000 shares of common stock equal to 5.0% of the total number of shares of common stock sold in this offering.

The Representative’s Warrants will have an exercise price per share equal to 120% of the public offering price per share in this offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable six months after the closing of this offering for a term of five years from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8)(A). The Representative’s Warrants and the common stock underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the common stock underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2).

To the extent that registration rights are granted with respect to common stock issued in this offering, the Company has agreed to grant identical rights to the Representative and its designees with respect to the common stock underlying the Representative’s Warrants; provided, however, that the Representative may only receive one demand registration right at the Company’s expense, any demand registration rights granted to the Representative shall not extend beyond five years from the commencement of sales of this offering, and any “piggyback” registration rights shall not extend beyond seven years from the commencement of sales of this offering, in accordance with FINRA Rule 5110(g)(8)(B)-(D). The Representative and its designees will be entitled to customary demand and “piggyback” rights in accordance with FINRA Rule 5110, including that such rights not extend beyond seven years from the commencement of sales of this offering, in accordance with FINRA Rule 5110(g)(8)(D). The registration statement of which this prospectus forms a part registers the Representative’s Warrants and the shares underlying such warrants.

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Right of First Refusal

If we successfully consummate this offering underwritten by the Representative, and if, from the date of engaging the Representative until the 12-month anniversary following the date of commencement of sales of this offering: (i) our Company decides to dispose of or acquire business units or acquire any of our outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and our Company decides to retain a financial advisor for such transaction, the Representative (or any affiliate designated by the Representative) shall have the right to act as our Company’s exclusive financial advisor for any such transaction; or (ii) our Company decides to finance or refinance any indebtedness using a manager or agent, the Representative (or any affiliate designated by the Representative) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (iii) our Company decides to raise funds by means of a public offering (including through an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, the Representative (or any affiliate designated by the Representative) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. Our Company may terminate the right of first refusal for cause.

Tail Financing

If we successfully consummate this offering underwritten by the Representative, the Representative shall be entitled to compensation with respect to any public or private offering or other financing or capital-raising transaction of any kind, to the extent that such financing or capital is provided to our Company by investors or affiliates of investors whom the Representative had introduced to our Company during the engagement period and whom our Company had not previously known prior to the Representative’s introduction, if such tail financing is consummated at any time within the 12-month period following the expiration or termination of the engagement period; provided, however, that the Representative shall not be entitled to receive such compensation unless it has provided advance written notice of all investors or affiliates of investors the Representative has contacted during the engagement period. Our Company may terminate the tail for cause.

Listing

We intend to apply to list our common stock on Nasdaq under the symbol “XHLD.” At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application or listing on another national exchange, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq or another national exchange.

Indemnification

We have agreed to indemnify the Representative and its control persons, members, managers, officers, employees, agents, or affiliates (each, including Representative, an “Indemnified Person”) to the fullest extent lawful against any and all claims, losses, damages, liabilities and expenses as incurred arising out of this offering or the engagement, except to the extent a claim, loss, or expense is directly attributable to any action or failure to act by the Indemnified Person, other than any claim that is finally determined (with no right of appeal) to have resulted from bad faith, fraud, gross negligence, or willful misconduct on the part of the Indemnified Person.

Lock-Up Agreements

Each of our directors and executive officers and our principal stockholders (5% or more stockholders) has also agreed to enter into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our common stock and securities that are substantially similar to our common stock. The lock-up arrangements applicable to 5% or greater stockholders will not apply to the Selling Stockholders with respect to the Resale Shares.

In addition, we have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any shares of common stock or similar securities for a period ending 180 days after the date of this prospectus.

Pricing of the Offering

Prior to this offering, there has been no public market for our common stock. The initial public offering price of our common stock has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of our common stock, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

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Electronic Offer, Sale, and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of common stock to selling group members for sale to their online brokerage account holders. The common stock to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriters under option to purchase additional shares of common stock. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing common stock in the open market. In determining the source of common stock to close out a covered short sale, the underwriters will consider, among other things, the open market price of common stock compared to the price available under the option to purchase additional shares of common stock. The underwriters may also sell common stock in excess of the option to purchase additional shares of common stock, creating a naked short position. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because such underwriter repurchases the shares of common stock in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of our common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.

Stamp Taxes

If you purchase our common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock, where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no common stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

●	to legal entities which are qualified investors as defined under the Prospectus Regulation;

●	by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

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For the purposes of this provision, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to legal matters as to United States federal securities and New York State law. The validity of the common stock offered in this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. TroyGould PC is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements for the years ended December 31, 2023 and 2022, included in this prospectus have been so included in reliance on the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Grassi & Co., CPAs, P.C. is located at 750 3rd Ave 28th Floor, New York, NY 10017.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including relevant exhibits and schedules under the Securities Act, covering the common stock offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about our common stock. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Upon the completion of our initial public offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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TEN HOLDINGS, INC. AND SUBSIDIARIES

F-1

TEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$257	$357
Accounts receivable, net	392	359
Income Tax Receivable	-	91
Prepaid expenses and other current assets	843	103
Total Current Assets	1,492	910
Non-current Assets:
Property and equipment, net	230	234
Operating lease right-of-use assets, net	549	601
Intangible assets	3,806	3,025
Total Assets	$6,077	$4,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$593	$644
Accrued expenses	510	474
Deferred revenue	169	275
Current portion of operating lease liabilities	69	63
Short-term loans - related party	4,964	1,690
Total Current Liabilities	6,305	3,146
Non-current Liabilities:
Non-current operating lease liabilities	520	573
Total Liabilities	6,825	3,719
Stockholders’ Equity:
Preferred stock; $0.0001 par value – 1,000,000 shares authorized as of September 30, 2024 and December 31, 2023; No shares issued or outstanding as of September 30, 2024 and December 31, 2023
Common stock, $0.0001 par value – 250,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 25,000,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023*	5	5
(Accumulated deficit) Retained earnings	(753)	1,046
Total Stockholders’ Equity	(748)	1,051
Total Liabilities & Equity	$6,077	$4,770

The accompanying notes are an integral part of the consolidated financial statements.

*The number of shares presented above is adjusted retrospectively to reflect the 2 for 1 reverse stock split effected on October 9, 2024.

F-2

TEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2024 and 2023

(in thousands, except share and per share data)

(unaudited)

	Nine Months Ended September 30,
	2024	2023
Revenue	$2,686	$2,562
Cost of revenue	533	294
Gross profit	2,153	2,268
Operating expenses:
Selling, General and Administrative Expenses	3,760	3,560
Depreciation expenses	40	38
Total operating expenses	3,800	3,598
Loss from operations	(1,647)	(1,330)
Other (expense) income, net	(25)	25
Interest expenses	(136)	(28)
Loss before income taxes	(1,808)	(1,333)
(Benefit from) provision for income taxes	(9)	34
Net Loss	$(1,799)	$(1,367)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.05)
Weighted-average number of shares of common stock outstanding used to compute net loss per share, basic and diluted*	25,000,000	25,000,000

The accompanying notes are an integral part of the consolidated financial statements.

* Giving retroactive effect to the 2 for 1 reverse stock split effected on October 9, 2024.

F-3

TEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

For the Nine Months Ended September 30, 2024 and 2023

(in thousands, except share data)

(unaudited)

	Stock Class			Total
	Common Stock		Retained	Stockholders’
	Shares	Amount	Earnings	Equity
Balance, December 31, 2022	25,000,000	$5	$2,734	$2,739
Net loss	-	-	(1,367)	(1,367)
Balance, September 30, 2023	25,000,000	5	1,367	1,372

	Stock Class		Retained Earnings	Total
	Common Stock		(Accumulated	Stockholders’
	Shares	Amount	Deficit)	Equity (Deficit)
Balance, December 31, 2023	25,000,000	$5	$1,046	$1,051
Net loss	-	-	(1,799)	(1,799)
Balance, September 30, 2024	25,000,000	5	(753)	(748)

The accompanying notes are an integral part of the consolidated financial statements.

The number of shares presented above is adjusted retrospectively to reflect the 2 for 1 reverse stock split effected on October 9, 2024.

F-4

TEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2024 and 2023

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,799)	$(1,367)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	40	38
Noncash lease expenses	53	50
Changes in operating assets and liabilities:
Accounts receivable	(33)	296
Other assets	52	57
Income tax receivable	91	34
Accounts payable	(50)	551
Accrued expenses	35	13
Deferred revenue	(105)	(54)
Operating lease liabilities	(47)	(42)
Net cash used in operating activities	(1,763)	(424)
Cash flows from investing activities:
Purchase of property and equipment	(36)	(19)
Purchase of capitalized internal-use software	(781)	(813)
Net cash used in investing activities	(817)	(832)
Cash flows from financing activity:
Proceeds from short-term loans - related party	3,274	1,315
Payment for deferred offering costs	(794)	-
Net cash provided by financing activity	2,480	1,315
Net change in cash and cash equivalents	(100)	59
Cash and cash equivalents at beginning of period	357	7
Cash and cash equivalents at end of period	$257	$66

The accompanying notes are an integral part of the consolidated financial statements.

F-5

TEN HOLDINGS, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1. Organization, Nature of Business

TEN Holdings, Inc. (the “Company”) was incorporated on February 12, 2024 in Pennsylvania to act as the holding company of Ten Events, Inc. (“Ten Events”), which was incorporated in Pennsylvania on December 5, 2011 and is an operating entity. Ten Events was formed for the purpose of planning, producing, broadcasting virtual and hybrid events using its event platform, the Xyvid Pro Platform, and delivering physical events. Ten Events’ platform provides a dynamic, interactive, and engaging virtual event experience to its clients and enables clients to engage and interact with their target audience anywhere in the world through event webcasting.

At incorporation, the Company issued 100 shares of common stock with no stated par value. On July 2, 2024, as part of its reorganization, the Company entered into a share exchange agreement with V-Cube, Inc., the Company’s principal stockholder. The Company acquired 1,000 shares of Ten Events from V-Cube, Inc. for the Company’s 100 shares of common stock. After the share exchange, Ten Events became a wholly owned subsidiary of the Company.

On July 24, 2024, the Company changed its domicile of incorporation from Pennsylvania to the state of Nevada. Upon its domestication, each share of common stock, no par value per share, of the Company that is issued and outstanding and held by V-Cube, Inc. was automatically converted into 500,000 shares of common stock, par value $0.0001 of the Company. After domestication, the total common stock issued and outstanding is 50,000,000 shares.

On October 9, 2024, the Company’s then sole director and majority stockholder approved a reverse stock split of the Company’s issued common stock at a ratio of 2:1, which became effective on October 9, 2024. As a result of the reverse stock split, 25,000,000 shares of common stock were issued and outstanding.

The reorganization involves entities under common control. Under the guidance in ASC 805-50, for transactions between entities under common control, the assets, liabilities, and results of operations are recognized at their carrying amounts on the date of the restructuring, which required retrospective combination of the Company and Ten Events. The Company’s consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods presented rather than from the incorporation. This includes a retrospective presentation for all equity related disclosures, which were under common control throughout the relevant periods as a single economic enterprise although legal parent-subsidiary relationship were not established.

Going concern

The Company has evaluated whether there are certain conditions and events, considered in aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to attract and retain revenue generating customers, acquire new customer contracts, and additional financing.

The Company has incurred and continues to incur losses from operations as well as negative cash flow from operations. For the nine months ended September 30, 2024, the Company had a net loss of $1,799, net cash used in operations of $1,763 and an accumulated deficit of $753. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company may consider obtaining additional financing in the future through the issuance of the Company’s common stock through other equity or debt financing, or other means. The Company, however, is dependent upon its ability to obtain new revenue generating customer contracts and secure equity and/or debt financing and there are no assurances that the Company will be successful. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Accordingly, they do not include all of the financial information and footnotes required by U.S. GAAP for complete financial statements.

The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The unaudited consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the Company’s financial position, results of operations, stockholders’ equity, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be expected for the full year ending December 31, 2024 or any other future interim periods.

As an emerging growth company, the Jumpstart Our Business Startups Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to delay adoption of certain new or revised accounting standards. As a result, the Company’s consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

Basis of Consolidation

The Company consolidates entities in which it has a controlling financial interest: Ten Events, Inc. and V-Cube USA Acquisition Company, LLC. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, allowance for credit losses, useful lives of property and equipment and capitalized software, the carrying value of operating lease right-of-use assets, impairment of long-lived assets, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

F-7

Hybrid, virtual and physical event revenue

Revenue from hybrid, virtual and physical events is generated from producing and delivering hybrid or virtual events using the Company’s platform, the Xyvid Pro Platform, or delivering physical events. Virtual events are online events and conferences where participants interact in an online environment, and physical events are events where participants meet in a physical location.

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services to the customer. The transaction price is generally fixed at contract inception and is based on the agreed upon rates stated in the contract which indicates the amount of consideration the Company expects to be entitled to in exchange for satisfaction of performance obligation (i.e., delivering events). The amount on the final invoice depends on the actual work performed and might differ from the amount stated in the initial contract. When there is variable consideration included in the transaction price if, in the management’s judgment, it is probable that a significant future reversal of cumulative revenue recognized under the contract will not occur, the Company and the customer agree on the price on the final invoice, and revenue is recognized based on the amount on the final invoice. None of our contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised services to the customer, which is upon completion of the event. Revenue is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services.

The Company sometimes enters into the contract with a bundle of events. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price. The Company’s contracts with multiple performance obligations are generally sold over the same contract terms as that of the contract with single performance obligation and have the same pattern of transferring services to the customer, and therefore, they are accounted for as one combined performance obligation in the context of the contract.

From time to time, the Company engages subcontractors for delivering events. The Company assesses and records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. For events delivered with subcontractors, the Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

Segment Information

The Company currently operates business as one operating segment which includes two revenue types: Hybrid and Virtual Events and Physical Events. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer (“CEO”), who reviews financial information for purposes of making operating decisions, assessing financial performance, and allocating resources. The Company’s CODM evaluates financial information as a whole for the purpose of assessing financial performance and making operating decisions.

Concentration of Customers and Vendors

The consolidated balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company maintains cash balances in bank accounts that may, at times, exceed Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

For the nine months ended September 30, 2024 and 2023, there was one customer, who accounted for more than 10% of the Company’s total revenue in the both respective periods. As of September 30, 2024 and December 31, 2023, there were two customers who accounted for more than 10% of the Company’s total accounts receivable in the both periods.

For the nine months ended September 30, 2024 and 2023, there were two suppliers and one supplier, respectively, who accounted for more than 10% of the Company’s total purchase in the respective periods. As of September 30, 2024 and December 31, 2023, there were three suppliers and four suppliers, respectively, who accounted for more than 10% of the Company’s total accounts payable in the respective periods.

F-8

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an initial maturity date of three months or less to be cash equivalents.

Accounts Receivable, Net

Accounts receivable primarily consist of the amounts billed and currently due from customers, net of an allowance for credit losses, if recorded. When the Company has an unconditional right to payment, subject only to the passage of time, the right is treated as receivable. The Company’s accounts receivable balances are unsecured, bearing no interest. Fees billed in advance of the related contractual term represent contract liabilities and are presented as deferred revenue. Typical payment terms provide for customer payment within 30 to 90 days of the invoice date.

Accounts receivable are subject to collection risk. The Company performs evaluations of its customers’ financial positions and generally extends credit on account, without collateral.

Allowance for Credit Losses

The Company adopted ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, effective January 1, 2023. The impact of the adoption was not considered material to the consolidated financial statements and primarily resulted in enhanced disclosures only.

At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

The allowance estimate is derived from a review of the Company’s historical losses on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s customers’ composition have remained constant. The Company did not record the allowance for credit loss as of September 30, 2024 and December 31, 2023.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery. The Company did not have any write-offs of receivable during the nine months ended September 30, 2024 and 2023.

The amount of receivables included at the beginning of each period presented was $359 and $926, respectively.

Deferred Offering Costs

Deferred offering costs include specific incremental costs directly attributable to the Company’s initial public. Offering of securities. Deferred offering costs exclude management salaries or other general and administrative expenses. These costs are being deferred and will be charged against the gross proceeds of the offering.

Property and Equipment, Net

Property and equipment are recorded at the cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives of assets are as follows:

Property and Equipment	Estimated Useful Life
Computer and equipment	7 years
Furniture and fixture	10 years
Leasehold improvement	Shorter of 10 years or lease term

F-9

Repair and maintenance costs are expensed as incurred.

Intangible Assets

Intangible assets consist of capitalized software. The Company accounts for its software development costs in accordance with the guidance in ASC 350-40, Internal-use software. The costs incurred prior to the application development stage and post implementation are expensed as incurred. Direct and incremental internal and external costs incurred during the application development stage are capitalized until the application is substantially complete and ready for its intended use, at which point amortization begins. Training, data conversion and maintenance costs are expensed as incurred. Costs of capitalized software are amortized on a straight-line basis over the estimated period of benefit, which is approximately five years, and are recorded in cost of revenue in the Consolidated Statements of Operations, if applicable. As of September 30, 2024 and December 31, 2023, the capitalized software was under the application development stage, and there was no balance of accumulated amortization costs as of the end of respective periods .

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable when compared to the Company’s undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

Leases

Leases are comprised of operating leases for office space. In accordance with FASB ASC Topic 842, Leases, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (ROU) assets, current portion of operating lease liabilities, and non-current operating lease liabilities in the Consolidated Balance Sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

For leases with terms greater than 12 months, the Company records a ROU asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or the Company’s collateralized incremental borrowing rate. The implicit rate within the Company’s leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. The Company estimates its incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), the Company generally includes both the lease costs and non-lease costs in the measurement of the lease asset and liability.

The Company has elected the “package of practical expedients” and as a result is not required to reassess its prior accounting conclusions about lease identification, lease classification and initial direct costs for lease contracts that exist as of the transition date. The Company accounts for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for the Company’s operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred. The Company does not recognize ROU assets and operating lease liabilities that arise from leases with an initial lease term of 12 months or less.

Fair Value Measurements

The Company reports financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis in accordance with ASC Topic 820 Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

F-10

ASC 820 also establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The U.S. GAAP established a hierarchy framework to classify the fair value based on the observability of significant inputs to the measurement.

The levels of the fair value hierarchy are as follows:

Level 1: Quoted price in an active market for identical assets or liabilities.

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3: Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, and short-term loans approximate fair values due to the short-term nature of these instruments.

Deferred Revenue

Contract liabilities consist of deferred revenue. Revenue is deferred when the Company has the right to invoice in advance of performance under a customer contract. The current portion of deferred revenue balances is recognized over the next 12 months. The amount of revenue recognized during the nine months ended September 30, 2024 and 2023 that was included in deferred revenue at the beginning of each period was $275 and $54, respectively.

Cost of Revenue

Cost of revenue primarily consists of costs paid to its employees for delivering events and costs of renting equipment and studio.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in selling, general and administrative expenses in the Consolidated Statement of Operations. For the nine months ended September 30, 2024 and 2023, these costs were $106 and $107, respectively.

Employee Benefit Plan

Substantially all employees are eligible to participate in the 401(k) defined contribution plan which is sponsored by the Company. Participants may contribute a portion of their compensation to the plan, up to the maximum amount permitted under Section 401(k) of the Internal Revenue Code. At the Company’s discretion, the Company can match a portion of the participants’ contributions. During the nine months ended September 30, 2024 and 2023, the Company recognized $35, and $46, respectively, of expense for the defined contribution plans.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the differences between the financial statement and tax basis of assets, liabilities and net operating loss by using enacted tax rate in effect for the fiscal year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that these assets are believed to be more likely than not to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

F-11

The Company files tax returns in the tax jurisdictions of the United States. Tax benefits for uncertain tax positions are based upon management’s evaluation of the information available at the reporting date. To be recognized in the financial statements, a tax benefit must be at least more likely than not of being sustained based on technical merits. The benefit for positions meeting the recognition threshold is measured as the largest benefit more likely than not of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Net Loss per Share

Basic net loss per common stock is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per common stock is computed by dividing the net loss by the weighted-average number of shares of common stock and potentially dilutive securities outstanding for the period determined using the treasury stock method.

Recently Issued Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose specific categories in the rate reconciliation and to provide additional information for reconciling items that meet a quantitative threshold. It also requires entities to disclose certain information about income taxes paid and other disclosures related to income and income tax expense from continuing operations. The standard is effective for fiscal years beginning after December 15, 2024 for public business entities and for fiscal years beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”). This ASU incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification (“ASC”). The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of ASC Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the ASC with the SEC’s regulations. The ASU has an unusual effective date and transition requirements since it is contingent on future SEC rule setting. If the SEC fails to enact required changes by June 30, 2027, this ASU is not effective for any entities. Early adoption is not permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statement

In March 2023, the FASB issued ASU 2023-01 Leases (Topic 842): Common Control Arrangements. The standard requires entities to determine whether a related party arrangement between entities under common control is a lease and classify and account the lease on the same basis as an arrangement with an unrelated party. It also specifies the accounting for leasehold improvements. The standard is effective for fiscal years beginning after December 15, 2023 for public business entities and for all other entities. The adoption did not have material impact to the Company’s consolidated financial statements.

3. Acquisition

In July 2023, as part of the Company’s restructuring, Ten Events acquired 100% of the outstanding common stock of V-Cube USA, Inc. (“VUSA”) from V-Cube, Inc. (“V-Cube), the Company’s principal stockholder, for no consideration. Subsequently, VUSA was merged with V-Cube USA Acquisition Company, LLC (“VAC”) with VAC being the surviving entity. After the merger, VAC became a wholly owned subsidiary entity of Ten Events.

F-12

4. Property and Equipment, Net

As of September 30, 2024 and December 31, 2023, property and equipment consisted of the following:

	September 30,	December 31,
	2024	2023
Computer and equipment	$417	$381
Furniture and fixture	17	17
Leasehold improvement	19	19
Total property and equipment	453	417
Less: Accumulated depreciation	(223)	(183)
Total property and equipment, net	$230	$234

The Company recognized depreciation expenses on property and equipment of $40 and $38 during the nine months ended September 30, 2024 and 2023, respectively.

5. Intangible Assets, Net

The Company’s intangible assets consist of internally developed capitalized software. As of September 30, 2024 and December 31, 2023, the balance of the capitalized software was $3,806 and $3,025, respectively, which was under the application development stage as of the both period end. The Company released the software in October 2024. The Company has performed impairment assessment and identified no triggering events or circumstances indicating that the carrying amount of the intangibles may be impaired and determined no impairment was necessary.

6. Leases

The Company has an operating lease for its office space. As of September 30, 2024 and December 31, 2023, the following amounts were recorded in the Consolidated Balance Sheets relating to the Company’s operating lease.

	September 30,	December 31,
	2024	2023
Right-of-Use Assets
Operating lease assets	$549	$601
Lease Liabilities
Operating lease liabilities - Current	$69	$63
Operating lease liabilities - Non-current	$520	$573

The following table summarizes the contractual maturities of operating lease liabilities as of September 30, 2024:

Year ending December 31
2024 - remaining	$25
2025	104
2026	108
2027	112
2028	117
Thereafter	247
Total lease payments	713
Less amounts representing interest	(124)
Present value of lease payments	589
Less: current portion	(69)
Non-current lease liabilities	$520

The following table illustrates information for the Company’s operating lease as of September 30, 2024 and December 31, 2023:

	September 30,	December 31,
	2024	2023
Total operating lease cost	$47	$56
Short-term lease cost	$12	$8
Cash paid for amounts included in the measurement of the operating lease liability	$75	$96
Weighted average remaining lease term (years)	6.3	7.0
Weighted average discount rate	6.00%	6.00%

F-13

7. Commitments and Contingencies

Guarantees and Commitments

There were no commitments under certain purchase or guarantee arrangements as of September 30, 2024 and December 31, 2023.

Legal Matters

From time to time, in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such material matters as of September 30, 2024 and December 31, 2023.

Indemnification

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with third parties. To date, the Company has not paid any material claims or been required to defend any material actions related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

8. Accrued Expenses

As of September 30, 2024 and December 31, 2023, accrued expenses include the following components:

	September 30,	December 31,
	2024	2023
Accrued operating expenses	$179	$286
Accrued payroll expenses	88	136
Other accrued expenses	243	52
Total accrued expenses	$510	$474

9. Short-term Loans – Related Party

Short-term loans as of September 30, 2024 and December 31, 2023 consisted of the followings:

			September 30,	December 31,
	Interest Rate	Maturity	2024	2023
V-Cube, Inc.	6.00%	December 31, 2024	$3,092	$735
Wizlearn Technologies Pte. Ltd.	6.00%	December 31, 2024	1,555	955
Naoaki Mashita	6.00%	May 31, 2024	317	-
Total short-term loans			$4,964	$1,690

F-14

10. Net Loss per Share

The following table sets forth the computation of basic and diluted net loss per share:

	Nine Months Ended September 30,
	2024	2023
Basic and Diluted Net Loss Per Common Stock:
Net loss attributable	$(1,799)	$(1,367)
Weighted average common stock outstanding – basic and diluted	25,000,000	25,000,000
Net loss per common stock – basic and diluted	$(0.07)	$(0.05)

11. Income Taxes

Income tax expense or benefit for interim periods is determined using an estimate of the Company’s annual effective tax rate, adjusted for discrete items, if any, that are taken into account in the relevant period. Each period, the Company updates the estimate of the annual effective tax rate, and if the estimated tax rate changes, it records a cumulative adjustment.

The effective income tax rate was 0.0% and (2.5)% for the nine months ended September 30, 2024 and 2023, respectively. The effective tax rate for each period differs from the statutory rate primarily as a result of having a full valuation allowance maintained against the deferred tax assets. As of September 30, 2024, the Company continued to have a full valuation allowance against its U.S. federal and state deferred tax assets. Management regularly evaluates the realizability of its deferred tax assets. Adjustments are recorded to income during the period in which management makes the determination a deferred tax asset is more likely than not to be realized.

12. Stockholders’ Equity

Preferred Stocks

As of September 30, 2024, the Company has authorized 1,000,000 shares of preferred stock with rights and preferences, including voting rights, to be designated from time to time by the board of directors. There were no shares of preferred stock issued or outstanding as of September 30, 2024.

Common Stock

As of September 30, 2024, the Company has authorized 250,000,000 shares of common stock. Each holder of common stock shall be entitled to one vote for each share held as of the record date and shall be entitled to receive dividends, when, as and if declared by the stockholders’ meeting or the Board of Directors. The total common stock issued and outstanding as of September 30, 2024 was 25,000,000 shares.

13. Revenue

Disaggregation of Revenue

The tables below reflect revenue by major source and timing of transfer of goods and services for the nine months ended September 30, 2024 and 2023. The Company had no revenue derived from geographical regions outside of the U.S. during the nine months ended September 30, 2024 and 2023.

	Nine Months Ended September 30,
	2024	2023
Delivered events - Virtual and Hybrid	$2,462	$2,363
Delivered events - Physical	224	199
Total	$2,686	$2,562

	Nine Months Ended September 30,
	2024	2023
Timing of transfer of goods and services
Point in time	$2,686	$2,562

F-15

The following table summarizes the activity in deferred revenue:

	Nine Months Ended September 30,	Year ended December 31,
	2024	2023
Balance, beginning of period	$275	$54
Revenue earned	(1,104	(54)
Deferral of revenue	998	275
Balance, end of period	$169	$275

14. Cost of Revenue

Disaggregation of Cost of revenue

The table below reflects cost of revenue by major source for the nine months ended September 30, 2024 and 2023.

	Nine Months Ended September 30,
	2024	2023
Delivered events - Virtual and Hybrid	$463	$274
Delivered events - Physical	70	20
Total	$533	$294

15. Consulting Agreement

On February 5, 2024, the V-Cube, Inc., the principal stockholder of the Company, entered into a consulting and services agreement with Spirit Advisors LLC (“Spirit Advisors”), which agreement was assigned to and assumed by the Company on September 5, 2024. Pursuant to the agreement, the Company has agreed to compensate Spirit Advisors with warrants, which will be exercisable upon completion of the proposed IPO for the period of 10 years to purchase 4.9% of the fully diluted share capital of the Company as of February 12, 2024 for an exercise price per share of US$0.01, subject to adjustments as set forth in the warrant, as partial compensation for professional services to be provided by Spirit Advisors in connection with the IPO.

The warrants become exercisable upon the successful completion of the IPO, which is a performance condition. Achievement of the IPO-based performance condition is not deemed to be probable until such event occurs. Therefore, no warrants are exercisable prior to the Company’s IPO.

16. Related Party

The related parties that had material balances and transactions as of September 30, 2024 and December 31, 2023 and for the nine months ended September 30, 2024 and 2023 consist of the following:

Name of Related Party	Nature of Relationship at September 30, 2024
Dyventive, Inc	A company controlled by Dave Kovalcik, the director of V-Cube, Inc., the principal stockholder of the Company
GHDLCK, LLC	A company controlled by an immediate family member of Dave Kovalcik, the director of V-Cube, Inc., the principal stockholder of the Company
PharMethod, Inc	A company controlled by Dave Kovalcik, the director of V-Cube, Inc., the principal stockholder of the Company
V-Cube, Inc.	The principal stockholder of the Company
Wizlearn Technologies Pte. Ltd.	An affiliate of the Company
Naoaki Mashita	Chief Executive Officer of V-Cube, Inc., the principal stockholder of the Company

F-16

The Company had the following related party balances and transactions as of September 30, 2024 and December 31, 2023 and for the nine months ended September 30, 2024 and 2023:

		September 30,	December 31,
	Nature of transactions	2024	2023
Receivable due from related parties:
Dyventive, Inc	Accounts receivable related to sales from delivered events	$3	$15
PharMethod, Inc	Accounts receivable related to sales from delivered events	-	20
Payable due to related party:
PharMethod, Inc	Payable related to payment made on behalf	90	-
GHDLCK, LLC	Accounts payable related to rental expenses	79	48
Short-term loans due to related parties:
V-Cube, Inc.	Loan payable for working capital	3,092	735
Wizlearn Technologies Pte. Ltd.	Loan payable for working capital	1,555	955
Naoaki Mashita	Loan payable for working capital	317	-

		For the nine months ended September 30,
	Nature of transactions	2024	2023
Revenue from related parties:
Dyventive, Inc	Sales from delivered events	$26	$134
PharMethod, Inc	Sales from delivered events	38	226
Selling, General and Administrative Expenses with related party:
GHDLCK, LLC	Rental expense for the Company’s office	75	72

17. Subsequent Events

The Company has evaluated subsequent events after the consolidated balance sheet date through November 14, 2024, the date the consolidated financial statements were available for issuance. Management has determined that no significant events or transactions have occurred subsequent to the consolidated balance sheet date that require both recognition and disclosure in the consolidated financial statements, except those disclosed below.

On September 27, 2024, the Company’s Board of Directors approved the Equity Incentive Plan. On October 10, 2024, the Company granted stock options to certain individuals who were the Company’s directors and employees to purchase an aggregate of 2,640,250 shares of common stock at an exercise price of $0.46 per share. The options have a contractual term of ten years and vest upon the satisfaction of service conditions for Company employees and performance conditions for Company directors. Of the 2,640,250 stock options granted, 1,122,925 stock options will vest upon the completion of the Company’s initial public offering.

The fair value of the stock options as of the grant date was $3.13 and was estimated using the Black-Scholes option-pricing model. The following table summarizes the significant assumptions used to estimate the fair value of the stock option. The total value of the stock options granted and the unrecognized stock-based compensation expenses as of the grant date was $8,258.

Expected term	5 years
Expected volatility	49.04%
Expected dividend rate	0.00%
Risk-free rate	3.75%
Fair Value of Common Stock	$3.50

On October 9, 2024, the Company’s then sole director and majority stockholder approved a reverse stock split of the Company’s issued common stock at a ratio of 2:1, which became effective on October 9, 2024. As a result of the reverse stock split, 25,000,000 shares of common stock were issued and outstanding. The Company believes it is appropriate to reflect the above transactions on a retroactive basis in accordance with ASC 260. All references made to share or per share amounts herein have been retroactively adjusted to reflect the 2:1 reverse split. 25,000,000 shares of common stock issued and outstanding does not reflect an aggregate of 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of the Company’s initial public offering.

On December 23, 2024, the convertible promissory note dated September 5, 2024, held by Naoaki Mashita, the Chief Executive Officer of V-Cube, Inc., the principal stockholder of the Company, having the outstanding principal balance of $317 was partially converted into 689,130 fully paid and non-assessable unregistered shares of common stock of the Company at a conversation price of $0.46 per share, relative to the principal amount outstanding, in accordance with the terms thereof.

On December 30, 2024, the Company and V-Cube, Inc., the principal stockholder of the Company, agreed to extend the maturity date of the existing loan agreements which had the outstanding balance of $3,092 in aggregate, from December 31, 2024 to March 31, 2025. On December 30, 2024, the Company and Wizlearn Technologies Pte. Ltd, an affiliate of the Company, agreed to extend the maturity date of the existing loan agreements which had the outstanding balance of $1,555 in aggregate, from December 31, 2024 to March 31, 2025.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

TEN Holdings, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TEN Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses, has negative cash flows from operations, and has negative working capital, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditors since 2024.

Jericho, New York

July 24, 2024, except for Notes 10, 12, as to which date is October 11, 2024, except Note 16 as to which the date is December 30,2024

F-18

TEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31, 2023 and 2022

(in thousands, except share and per share data)

	December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$357	$7
Accounts receivable, net	359	926
Income tax receivable	91	288
Prepaid expenses and other current assets	103	92
Total Current Assets	910	1,313
Non-current Assets:
Property and equipment, net	234	261
Operating lease right-of-use assets, net	601	669
Intangible assets, net	3,025	1,975
Total Assets	$4,770	$4,218

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$644	$413
Accrued expenses	474	319
Deferred revenue	275	54
Current portion of operating lease liabilities	63	56
Short-term loans – related party	1,690	—
Total Current Liabilities	3,146	842
Non-current Liabilities:
Non-current operating lease liabilities	573	637
Total Liabilities	3,719	1,479
Stockholders’ Equity:
Preferred stock; $0.0001 par value – 1,000,000 shares authorized as of December 31, 2023 and 2022; No shares issued or outstanding as of December 31, 2023 and 2022 Common Stock; $0.0001 par value - 250,000,000 shares authorized as of December 31, 2023 and 2022; 25,000,000 shares issued and outstanding as of December 31, 2023 and 2022*	5	5
Retained earnings	1,046	2,734
Total Stockholders’ Equity	1,051	2,739
Total Liabilities & Stockholders’ Equity	$4,770	$4,218

The accompanying notes are an integral part of the consolidated financial statements.

*The number of shares presented above is adjusted retrospectively to reflect the 2 for 1 reverse stock split effected on October 9, 2024.

F-19

TEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2023 and 2022

(in thousands, except share and per share data)

	Years Ended December 31,
	2023	2022
Net revenue	$3,719	$4,807
Cost of revenue	555	736
Gross profit	3,164	4,071
Operating expense:
Selling, general and administrative expenses	4,742	4,129
Depreciation expense	51	45
Total operating expenses	4,793	4,174
Loss from operations	(1,629)	(103)
Other income (expenses), net	28	(10)
Interest expenses	(52)	—
Loss before income taxes	(1,653)	(113)
Provision for income taxes	35	7,550
Net Loss	$(1,688)	$(7,663)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.31)
Weighted-average number of shares of common stock outstanding used to compute net loss per share, basic and diluted*	25,000,000	25,000,000

The accompanying notes are an integral part of the consolidated financial statements.

* Giving retroactive effect to the 2 for 1 reverse stock split effected on October 9, 2024.

F-20

TEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2023 and 2022

(in thousands, except share data)

	Common Stock			Total
	Stock Class		Retained	Stockholders’
	Shares*	Amount	Earnings	Equity
Balance, December 31, 2021	25,000,000	$5	$10,397	$10,402
Net loss	—	—	(7,663)	(7,663)
Balance, December 31, 2022	25,000,000	5	2,734	2,739
Net loss	—	—	(1,688)	(1,688)
Balance, December 31, 2023	25,000,000	$5	$1,046	$1,051

The accompanying notes are an integral part of the consolidated financial statements.

The number of shares presented above is adjusted retrospectively to reflect the 2 for 1 reverse stock split effected on October 9, 2024.

F-21

TEN HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2023 and 2022

(in thousands)

	Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,688)	$(7,663)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	51	45
Noncash lease expenses	68	64
Change in deferred tax income	—	7,806
Changes in operating assets and liabilities:
Accounts receivable	567	577
Other assets	(10)	(82)
Income tax receivable	197	(257)
Accounts payable	229	70
Accrued expenses	156	(478)
Deferred revenue	221	54
Operating lease liabilities	(56)	(53)
Net cash (used in)/provided by operating activities	(265)	83
Cash flows from investing activities:
Purchase of property and equipment	(25)	(47)
Purchase of capitalized internal-use software	(1,050)	(1,040)
Net cash used in investing activities	(1,075)	(1,087)
Cash flows from financing activity
Proceeds from short-term loans – related party	1,690	—
Net cash provided by financing activity	1,690	—
Net change in cash and cash equivalents	350	(1,004)
Cash and cash equivalents at beginning of period	7	1,011
Cash and cash equivalents at end of period	$357	$7

The accompanying notes are an integral part of the consolidated financial statements.

F-22

TEN HOLDINGS, INC. AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2023 and 2022

(in thousands, except share and per share data)

1. Organization, Nature of Business

TEN Holdings, Inc. (the “Company”) was incorporated on February 12, 2024 in Pennsylvania to act as the holding company of Ten Events, Inc. (“Ten Events”), which was incorporated in Pennsylvania on December 5, 2011 and is an operating entity. Ten Events was formed for the purpose of planning, producing, broadcasting virtual and hybrid events using its event platform, the Xyvid Pro Platform, and delivering physical events. Ten Events’ platform provides a dynamic, interactive, and engaging virtual event experience to its clients and enables clients to engage and interact with their target audience anywhere in the world through event webcasting.

At incorporation, the Company issued 100 shares of common stock with no stated par value. On 2 July, 2024, as part of its reorganization, the Company entered into a share exchange agreement with V-Cube, Inc., the Company’s principal stockholder. The Company acquired 1,000 shares of Ten Events from V-Cube, Inc. for the Company’s 100 shares of common stock. After the share exchange, Ten Events became a wholly owned subsidiary of the Company.

On July 24, 2024, the Company changed its domicile of incorporation from Pennsylvania to the state of Nevada. Upon its domestication, each share of common stock, no par value per share, of the Company that is issued and outstanding and held by V-cube was automatically converted into 500,000 shares of common stock, par value $0.0001 of the Company. After domestication, the total common stock issued and outstanding is 50,000,000 shares.

The reorganization involves entities under common control. Under the guidance in ASC 805-50, for transactions between entities under common control, the assets, liabilities, and results of operations are recognized at their carrying amounts on the date of the restructuring, which required retrospective combination of the Company and Ten Events. The Company’s consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods presented rather than from the incorporation. This includes a retrospective presentation for all equity related disclosures, which were under common control throughout the relevant periods as a single economic enterprise although legal parent-subsidiary relationship were not established.

Going concern

The Company has evaluated whether there are certain conditions and events, considered in aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to attract and retain revenue generating customers, acquire new customer contracts, and secure additional financing.

The Company had a loss of $1,688 and $7,663 for the years ended December 31, 2023 and 2022, respectively, and had cash used in operations of $265 during the year ended December 31, 2023. Further, the Company had a negative working capital of $2,236 as of December 31, 2023 and will requires additional capital to operate. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company may consider obtaining additional financing in the future through the issuance of the Company’s common stock through other equity or debt financing, or other means. The Company, however, is dependent upon its ability to obtain new revenue generating customer contracts and secure equity and/or debt financing and there are no assurances that the Company will be successful. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-23

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

As an emerging growth company, the Jumpstart Our Business Startups Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to delay adoption of certain new or revised accounting standards. As a result, the Company’s consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

Basis of Consolidation

The Company consolidates entities in which it has a controlling financial interest: Ten Events, Inc. and V-Cube USA Acquisition Company, LLC. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, useful lives of property and equipment and capitalized software, the carrying value of operating lease right-of-use assets, impairment of long-lived assets, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

Hybrid, virtual and physical event revenue

Revenue from hybrid, virtual and physical events is generated from producing and delivering hybrid or virtual events using the Company’s platform, the Xyvid Pro Platform, or delivering physical events. Virtual events are online events and conferences where participants interact in an online environment, and physical events are events where participants meet in a physical location.

F-24

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services to the customer. The transaction price is generally fixed at contract inception and is based on the agreed upon rates stated in the contract which indicates the amount of consideration the Company expects to be entitled to in exchange for satisfaction of performance obligation (i.e., delivering events). The amount on the final invoice depends on the actual work performed and might differ from the amount stated in the initial contract. When there is variable consideration included in the transaction price if, in the management’s judgment, it is probable that a significant future reversal of cumulative revenue recognized under the contract will not occur, the Company and the customer agree on the price on the final invoice, and revenue is recognized based on the amount on the final invoice. None of our contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised services to the customer, which is upon completion of the event. Revenue is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services.

The Company sometimes enters into the contract with a bundle of events. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on each performance obligation’s relative standalone selling price. The Company’s contracts with multiple performance obligations are generally sold over the same contract terms as that of the contract with single performance obligation and have the same pattern of transferring services to the customer, and therefore, they are accounted for as one combined performance obligation in the context of the contract.

From time to time, the Company engages subcontractors for delivering events. The Company assesses and records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. For events delivered with subcontractors, the Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

Segment Information

The Company currently operates business as one operating segment which includes two revenue types: Hybrid and Virtual Events and Physical Events. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer (“CEO”), who reviews financial information for purposes of making operating decisions, assessing financial performance, and allocating resources. The Company’s CODM evaluates financial information as a whole for the purpose of assessing financial performance and making operating decisions.

Concentration of Customers and Vendors

The consolidated balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company maintains cash balances in bank accounts that may, at times, exceed Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

For the years ended December 31, 2023 and 2022, there was one customer, who accounted for more than 10% of the Company’s total revenue in the both respective periods. As of December 31, 2023 and 2022, there were two customers and four customers, respectively, who accounted for more than 10% of the Company’s total accounts receivable in respective periods.

For the years ended December 31, 2023 and 2022, there was one supplier and there were two suppliers, respectively, who accounted for more than 10% of the Company’s total purchase in respective periods. As of December 31, 2023 and 2022, there were four suppliers and two suppliers, respectively, who accounted for more than 10% of the Company’s total accounts payable in respective periods.

F-25

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an initial maturity date of three months or less to be cash equivalents.

Accounts Receivable, Net

Accounts receivable primarily consist of the amounts billed and currently due from customers, net of an allowance for credit losses, if recorded. When the Company has an unconditional right to payment, subject only to the passage of time, the right is treated as receivable. The Company’s accounts receivable balances are unsecured, bearing no interest. Fees billed in advance of the related contractual term represent contract liabilities and are presented as deferred revenue. Typical payment terms provide for customer payment within 30 to 90 days of the invoice date.

Accounts receivable are subject to collection risk. The Company performs evaluations of its customers’ financial positions and generally extends credit on account, without collateral. The Company determines the need for an allowance for doubtful accounts based on various factors, including the credit quality of the customer, the age of the receivable balance, and current economic conditions.

The Company did not record the allowance for doubtful accounts or bad debt expense for the year ended March 31, 2022.

Allowance for Credit Losses

The Company adopted ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, effective January 1, 2023. The impact of the adoption was not considered material to the consolidated financial statements and primarily resulted in enhanced disclosures only.

At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

The allowance estimate is derived from a review of the Company’s historical losses on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s customers’ composition have remained constant. The Company did not record the allowance for credit loss for the year ended December 31, 2023.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery. The Company did not have any write-offs of receivable during the year ended December 31, 2023.

The amount of receivable included at the beginning of each period presented was $926 and $1,503, respectively.

Property and Equipment, Net

Property and equipment are recorded at the cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives of assets are as follows:

Property and Equipment	Estimated Useful Life
Computer and equipment	7 years
Furniture and fixture	10 years
Leasehold improvement	Shorter of 10 years or lease term

Repair and maintenance costs are expensed as incurred.

F-26

Intangible Assets, Net

Intangible assets consist of capitalized software. The Company accounts for its software development costs in accordance with the guidance in ASC 350-40, Internal-use software. The costs incurred prior to the application development stage and post implementation are expensed as incurred. Direct and incremental internal and external costs incurred during the application development stage are capitalized until the application is substantially complete and ready for its intended use, at which point amortization begins. Training, data conversion and maintenance costs are expensed as incurred. Costs of capitalized software are amortized on a straight-line basis over the estimated period of benefit, which is approximately five years, and are recorded in cost of revenue in the Consolidated Statements of Operations, if applicable. As of December 31, 2023 and 2022, the capitalized software was under the application development stage, and no amortization costs were recorded during the fiscal years ended December 31, 2023 and 2022.

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable when compared to the Company’s undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

Leases

Leases are comprised of operating leases for office space. In accordance with FASB ASC Topic 842, Leases, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets (ROU), current portion of operating lease liabilities, and non-current operating lease liabilities in the Consolidated Balance Sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

For leases with terms greater than 12 months, the Company records a right-of-use asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or the Company’s collateralized incremental borrowing rate. The implicit rate within the Company’s leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. The Company estimates its incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), the Company generally includes both the lease costs and non-lease costs in the measurement of the lease asset and liability.

The Company has elected the “package of practical expedients” and as a result is not required to reassess its prior accounting conclusions about lease identification, lease classification and initial direct costs for lease contracts that exist as of the transition date. The Company accounts for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for the Company’s operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred.

Fair Value Measurements

The Company reports financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis in accordance with ASC Topic 820 Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

F-27

ASC 820 also establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The U.S. GAAP established a hierarchy framework to classify the fair value based on the observability of significant inputs to the measurement.

The levels of the fair value hierarchy are as follows:

Level 1: Quoted price in an active market for identical assets or liabilities.

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3: Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable, and short-term loans approximate fair values due to the short-term nature of these instruments.

Deferred Revenue

Contract liabilities consist of deferred revenue. Revenue is deferred when the Company has the right to invoice in advance of performance under a customer contract. The current portion of deferred revenue balances is recognized over the next 12 months. The amount of revenue recognized during the years ended December 31, 2023 and 2022 that was included in deferred revenue at the beginning of each period was $54 and nil, respectively.

Cost of Revenue

Cost of revenue primarily consists of costs paid to its employees for delivering events and costs of renting equipment and studio.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in selling, general and administrative expenses in the Consolidated Statement of Operations. For the years ended December 31, 2023 and 2022, these costs were $144 and $45, respectively.

Employee Benefit Plan

Substantially all employees are eligible to participate in the 401(k) defined contribution plan which is sponsored by the Company. Participants may contribute a portion of their compensation to the plan, up to the maximum amount permitted under Section 401(k) of the Internal Revenue Code. At the Company’s discretion, the Company can match a portion of the participants’ contributions. During the years ended December 31, 2023 and 2022, the Company recognized $63, and $63, respectively, of expense for the defined contribution plans.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the differences between the financial statement and tax basis of assets, liabilities and net operating loss by using enacted tax rate in effect for the fiscal year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that these assets are believed to be more likely than not to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company files tax returns in the tax jurisdictions of the United States. Tax benefits for uncertain tax positions are based upon management’s evaluation of the information available at the reporting date. To be recognized in the financial statements, a tax benefit must be at least more likely than not of being sustained based on technical merits. The benefit for positions meeting the recognition threshold is measured as the largest benefit more likely than not of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

F-28

Net Loss per Share

Basic net loss per common stock is calculated by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period, without consideration for potentially dilutive securities. Diluted net loss per common stock is computed by dividing the net loss by the weighted-average number of shares common stock and potentially dilutive securities outstanding for the period determined using the treasury stock method.

Recently Issued Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose specific categories in the rate reconciliation and to provide additional information for reconciling items that meet a quantitative threshold. It also requires entities to disclose certain information about income taxes paid and other disclosures related to income and income tax expense from continuing operations. The standard is effective for fiscal years beginning after December 15, 2024 for public business entities and for fiscal years beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In October 2023, the FASB issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”). This ASU incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification (“ASC”). The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of ASC Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the ASC with the SEC’s regulations. The ASU has an unusual effective date and transition requirements since it is contingent on future SEC rule setting. If the SEC fails to enact required changes by June 30, 2027, this ASU is not effective for any entities. Early adoption is not permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statement.

In March 2023, the FASB issued ASU 2023-01 Leases (Topic 842): Common Control Arrangements. The standard requires entities to determine whether a related party arrangement between entities under common control is a lease and classify and account the lease on the same basis as an arrangement with an unrelated party. It also specifies the accounting for leasehold improvements. The standard is effective for fiscal years beginning after December 15, 2023 for public business entities and for all other entities. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

3. Acquisition

In July 2023, as part of the Company’s restructuring, Ten Events acquired 100% of the outstanding common stock of V-Cube USA, Inc. (“VUSA”) from V-Cube, Inc.(“V-Cube), the Company’s principal stockholder, for no consideration. Subsequently, VUSA was merged with V-Cube USA Acquisition Company, LLC (“VAC”) with VAC being the surviving entity. After the merger, VAC became a wholly owned subsidiary entity of Ten Events.

4. Property and Equipment, Net

As of December 31, 2023 and 2022, property and equipment consisted of the following:

	December 31,
	2023	2022
Computer and equipment	$381	$357
Furniture and fixture	17	16
Leasehold improvement	19	20
Total property and equipment	417	393
Less: Accumulated depreciation	(183)	(132)
Total property and equipment, net	$234	$261

The Company recognized depreciation expenses on property and equipment of $51 and $45 during the years ended December 31, 2023 and 2022, respectively.

F-29

5. Intangible Assets, Net

The Company’s intangible assets consist of internally developed capitalized software. As of December 31, 2023 and 2022, the balance of the capitalized software was $3,025 and $1,975, respectively, which was under the application development stage as of the both year end. The Company is planning to release the software in October 2024. The Company has performed impairment assessment and identified no triggering events or circumstances indicating that the carrying amount of the intangibles may be impaired and determined no impairment was necessary.

6. Leases

The Company has an operating lease for its office space. As of December 31, 2023 and 2022, the following amounts were recorded in the Consolidated Balance Sheets relating to the Company’s operating lease.

	December 31,
	2023	2022
Right-of-Use Assets
Operating lease assets	$601	$669
Lease Liabilities
Operating lease liabilities - Current	$63	$56
Operating lease liabilities - Non-current	$573	$637

The following table summarizes the contractual maturities of operating lease liabilities as of December 31, 2022:

2024	$100
2025	104
2026	108
2027	112
2028	117
Thereafter	247
Total lease payments	788
Less amounts representing interest	(152)
Present value of lease payments	636
Less: current portion	(63)
Non-current lease liabilities	$573

The following table illustrates information for the Company’s operating lease as of and for the years ended December 31, 2023 and 2022:

	December 31,
	2023	2022
Total operating lease cost	$56	$53
Short-term lease cost	$8	$—
Cash paid for amounts included in the measurement of the operating lease liability	$96	$96
Weighted average remaining lease term (years)	7.0	8.0
Weighted average discount rate	6.0%	6.0%

The Company did not have significant sublease income or variable lease cost for the years ended December 31, 2023 and 2022.

F-30

7. Commitments and Contingencies

Guarantees and Commitments

There were no commitments under certain purchase or guarantee arrangements as of December 31, 2023 and 2022.

Legal Matters

From time to time, in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such material matters as of and for the years ended December 31, 2023 and 2022.

Indemnification

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with third parties. To date, the Company has not paid any material claims or been required to defend any material actions related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

8. Accrued Expenses

As of December 31, 2023 and 2022, accounts payable and accrued expenses include the following components:

	December 31,
	2023	2022
Accrued operating expenses	$286	$154
Accrued payroll expenses	136	143
Other accrued expenses	52	22
Total accrued expenses	$474	$319

9. Short-term Loans – Related Party

Short-term loans as of December 31, 2023 and 2022 consisted of the followings:

			December 31,
	Interest Rate	Maturity	2023	2022
V-Cube, Inc.	6.00%	December 31, 2024	$735	$—
Wizlearn Technologies Pte. Ltd.	6.00%	December 31, 2024	955	—
Total short-term loans			$1,690	$—

10. Net Loss per Share

The following table sets forth the computation of basic and diluted net loss per share:

	For the years ended December 31,
	2023	2022
Basic and Diluted Net Loss per Common Stock:
Net loss attributable	$(1,688)	$(7,663)
Weighted average common stocks outstanding – basic and diluted	25,000,000	25,000,000
Net loss per common stock – basic and diluted	$(0.07)	$(0.31)

F-31

11. Income Taxes

The component of loss before income taxes for the years ended December 31, 2023 and 2022 was as follow:

	For the years ended December 31,
	2023	2022
United States	$(1,653)	$(113)

The components of income tax expense for the years ended December 31, 2023 and 2022 were as follows:

	For the years ended December 31,
	2023	2022
Current	$28	$(256)
Deferred	7	7,806
Total	$35	$7,550

A reconciliation of income tax expense to the amount of income tax expense at the statutory rate in the U.S. for the years ended December 31, 2023 and 2022 is as follows:

	For the years ended December 31,
	2023	2022
Income tax benefit at the statutory rate	$(347)	$(24)
Increase (reduction) in taxes resulting from:
State tax—net of federal	(122)	(56)
Change in valuation allowance	377	8,452
Permanent difference	2	(189)
SALT rate change	159	—
Recognition of previously unrecognized tax benefits	—	(600)
Research and development credits	(51)	(44)
Other	17	11
Income tax expense	$35	$7,550

The tax effects of temporary differences that gave rise to a significant portion of the deferred tax assets and liabilities at December 31, 2023 and 2022, were as follows:

	December 31,
	2023	2022
Deferred tax assets:
Goodwill	$7,447	$8,162
Lease liability	181	200
Accrued interest	15	—
Net operating loss carryforwards	1,942	898
Research and development credits	96	44
Other	1	2
Total deferred tax assets	9,682	9,306
Deferred tax liabilities:
Fixed assets	61	392
Right-of-use assets	171	193
Assets capitalized for book not for tax	267	—
Other	85	—
Total deferred tax liabilities	584	585
Less: Valuation allowance	(9,098)	(8,721)
Net deferred tax assets/(liabilities)	$—	$—

F-32

As of December 31, 2023, the Company had net operating loss carryforwards of $13,645 which may be able to offset future income tax liabilities. Of the net operating losses carryforward, $7,340 is U.S. federal net operating loss carryforward with an indefinite carryforward period. As of December 31, 2023, the Company had U.S. state net operating loss carryforward of $6,209 which may be carried forward for 20 years and begin to expire between 2042 to 2043. As of December 31, 2023, the Company had U.S. federal and state research and development tax credit carryforward of $96 which will expire in 2042 to 2043.

As of December 31, 2022, the Company had federal and state net operating losses carryforward of approximately $3,500 and $2,000, respectively. The state net operating losses expire beginning in 2042. As of December 31, 2022, the Company had state net operating losses in Pennsylvania.

The Tax Cuts and Jobs Act of 2017 amended Internal Revenue Code Section 174 related to federal tax treatment of research and experimental expenditures paid or incurred during the taxable year. The new Section 174 rules require taxpayers to capitalize and amortize such expenditures over a period of five years for domestic research and fifteen years for non-US research. For the year ended December 31, 2023, the Company recognized a $231,586 temporary difference for the amortization of these expenditures.

The Company has evaluated the positive and negative evidence bearing upon the realizability of its net deferred tax assets. Due to the Company’s history of net losses and the difficulty in predicting future results, the Company concluded it was not more likely than not that the deferred tax assets would be utilized. Accordingly, the Company has established a full valuation allowance against net deferred tax assets as of December 31, 2023 and 2022. Significant management judgment is required in determining the Company’s deferred tax assets and liabilities and valuation allowances for purposes of assessing its ability to realize any future benefit from its net deferred tax assets. The Company intends to maintain this valuation allowance until sufficient positive evidence exists to support the reversal of the valuation allowance. Income tax expense recorded in the future will be reduced to the extent that sufficient positive evidence materializes to support a reversal of, or decrease in, the Company’s valuation allowance.

The net changes in the total valuation allowance for net deferred tax assets for the years ended December 31, 2023 and 2022 consist of the following:

	For the years ended December 31,
	2023	2022
Valuation allowance at beginning of year	$8,721	$—
Additions (deductions)	377	8,721
Valuation allowance at end of year	$9,098	$8,721

For the years ended December 31, 2023 and 2022, the Company had no uncertain tax positions anticipated to significantly increase or decrease within 12 months.

As of December 31, 2023, the Company did not have any unrecognized tax benefits and did not anticipate any significant changes to the unrecognized tax benefits within twelve months of this reporting date.

Interest and penalties related to income tax matters are recognized as a component of selling, general and administrative expenses in the Statements of Operations, if applicable. The Company did not have any interest or penalties associated with any uncertain tax benefits that have been accrued or recognized as of and for the years ended December 31, 2023 and 2022.

The Company files federal and state income tax returns within the U.S. As of the reporting date, the Company is not currently, or has it been, under income tax examination but maybe subject to examination in the future. The tax authorities could perform tax examination on years as early as the tax year ended December 31, 2021.

12. Stockholders’ Equity

Preferred Stock

As of December 31, 2023, the Company has authorized 1,000,000 shares of preferred stock with rights and preferences, including voting rights, to be designated from time to time by the board of directors. There were no shares of preferred stock issued or outstanding as of December 31, 2023.

Common Stock

As of December 31, 2023, the Company has authorized 250,000,000 shares of common stock. Each holder of common stock shall be entitled to one vote for each share held as of the record date and shall be entitled to receive dividends, when, as and if declared by the stockholders’ meeting or the Board of Directors. The total common stock issued and outstanding as of December 31, 2023 was 25,000,000 shares.

F-33

13. Revenue

Disaggregation of Revenue

The tables below reflect revenue by major source and timing of transfer of goods and services for the years ended December 31, 2023 and 2022. The Company had no revenue derived from geographical regions outside of the U.S. during the years ended December 31, 2023 and 2022.

	For the years ended December 31,
	2023	2022
Delivered events - Virtual and Hybrid	$3,525	$4,807
Delivered events - Physical	194	—
Total	$3,719	$4,807

	For the years ended December 31,
	2023	2022
Timing of transfer of goods and services
Point in time	$3,719	$4,807

The following table summarizes the activity in deferred revenue during the years ended December 31, 2023 and 2022.

	For the years ended December 31,
	2023	2022
Balance, beginning of year	$54	$—
Revenue earned	(54)	—
Deferral of revenue	275	54
Balance, end of year	$275	$54

Changes in deferred revenue are primarily due to the timing of revenue recognition and cash collections. As of December 31, 2023, deferred revenue represents the Company’s remaining performance obligations to deliver events. Deferred revenue is expected to be recognized within one year.

14. Cost of Revenue

Disaggregation of Cost of revenue

The table below reflects cost of revenue by major source for the years ended December 31, 2023 and 2022.

	For the years ended December 31,
	2023	2022
Delivered events - Virtual and Hybrid	$521	$736
Delivered events - Physical	34	—
Total	$555	$736

F-34

15. Related Party

The related parties that had material balances and transactions as of and for the years ended December 31, 2023 and 2022 consist of the following:

Name of Related Party	Nature of Relationship at December 31, 2023
Dyventive, Inc	A company controlled by Dave Kovalcik, the director of V-Cube, Inc., the principal stockholder of the Company
GHDLCK, LLC	A company controlled by an immediate family member of Dave Kovalcik, the director of V-Cube, Inc., the principal stockholder of the Company
PharMethod, Inc	A company controlled by Dave Kovalcik, the director of V-Cube, Inc., the principal stockholder of the Company
V-Cube, Inc.	The principal stockholder of the Company
Wizlearn Technologies Pte. Ltd.	An affiliate of the Company

The Company had the following related party transactions as of and for the years ended December 31, 2023 and 2022:

		December 31,
	Nature of transactions	2023	2022
Receivable due from related parties:
Dyventive, Inc	Accounts receivable related to sales from delivered events	$15	$—
PharMethod, Inc	Accounts receivable related to sales from delivered events	20	88
Payable due to related party:
GHDLCK, LLC	Accounts payable related to rental expenses	48	8
Short-term loans due to related parties:
V-Cube, Inc.	Loan payable for working capital	735	—
Wizlearn Technologies Pte. Ltd.	Loan payable for working capital	955	—

		For the years ended December 31,
	Nature of transactions	2023	2022
Revenue from related parties:
Dyventive, Inc	Sales from delivered events	$142	$350
PharMethod, Inc	Sales from delivered events	250	254
Selling, General and Administrative Expenses with related party:
GHDLCK, LLC	Rental expense for the Company’s office	108	108

16. Subsequent Events

On February 5, 2024, the V-Cube, Inc., the principal stockholder of the Company, entered into a consulting and services agreement with Spirit Advisors LLC (“Spirit Advisors”), which agreement was assigned to and assumed by the Company on September 5, 2024. Pursuant to the agreement, the Company has agreed to compensate Spirit Advisors with a warrant, which will be exercisable upon completion of the proposed IPO for the period of 10 years to purchase 4.9% of the fully diluted share capital of the Company as of February 12, 2024 for an exercise price per share of US$0.02, subject to adjustments as set forth in the warrant, as partial compensation for professional services to be provided by Spirit Advisors in connection with the IPO.

On September 27, 2024, the Company’s Board of Directors approved the Equity Incentive Plan. On October 10, 2024, the Company granted stock options to certain individuals who were the Company’s directors and employees to purchase an aggregate of 2,640,250 shares of common stock at an exercise price of $0.46 per share. The options have a contractual term of ten years and vest upon the satisfaction of service conditions for Company employees and performance conditions for Company directors. Of the 2,640,250 stock options granted, 1,122,925 stock options will vest upon the completion of the Company’s initial public offering.

The fair value of the stock options as of the grant date was $3.13 and was estimated using the Black-Scholes option-pricing model. The following table summarizes the significant assumptions used to estimate the fair value of the stock option. The total value of the stock options granted and the unrecognized stock-based compensation expenses as of the grant date was $8,258.

Expected term	5 years
Expected volatility	49.04%
Expected dividend rate	0.00%
Risk-free rate	3.75%
Fair Value of Common Stock	$3.50

On October 9, 2024, the Company’s then sole director and majority stockholder approved a reverse stock split of the Company’s issued common stock at a ratio of 2:1, which became effective on October 9, 2024. As a result of the reverse stock split, 25,000,000 shares of common stock were issued and outstanding. The Company believes it is appropriate to reflect the above transactions on a retroactive basis in accordance with ASC 260. All references made to share or per share amounts herein have been retroactively adjusted to reflect the 2:1 reverse split. 25,000,000 shares of common stock issued and outstanding does not reflect an aggregate of 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of the Company’s initial public offering.

On December 23, 2024, the convertible promissory note dated September 5, 2024, held by Naoaki Mashita, the Chief Executive Officer of V-Cube, Inc., the principal stockholder of the Company, having the outstanding principal balance of $317 was partially converted into 689,130 fully paid and non-assessable unregistered shares of common stock of the Company at a conversation price of $0.46 per share, relative to the principal amount outstanding, in accordance with the terms thereof.

On December 30, 2024, the Company and V-Cube, Inc., the principal stockholder of the Company, agreed to extend the maturity date of the existing loan agreements which had the outstanding balance of $3,092 in aggregate, from December 31, 2024 to March 31, 2025. On December 30, 2024, the Company and Wizlearn Technologies Pte. Ltd, an affiliate of the Company, agreed to extend the maturity date of the existing loan agreements which had the outstanding balance of $1,555 in aggregate, from December 31, 2024 to March 31, 2025.

F-35

Until [●], 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,500,000 Shares of Common Stock

TEN Holdings, Inc.

Prospectus dated December [●], 2024

Bancroft Capital, LLC

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 30, 2024

4,400,000 Shares of Common Stock

TEN Holdings, Inc.

This prospectus relates to the resale of 4,400,000 shares of common stock, par value $0.0001 per share, of the Company by the Selling Stockholders (the “Resale Shares”). Currently, there is no public market for the Company’s common stock. Once, and if, our shares of common stock are listed on the Nasdaq Capital Market (“Nasdaq”) and there is an established market for these Resale Shares, the Selling Stockholders may sell the Resale Shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

We have reserved the symbol “XHLD” for purposes of listing our common stock on the Nasdaq Capital Market (“Nasdaq”) and plan to apply to list our common stock on Nasdaq. At this time, Nasdaq has not yet approved our application to list our common stock. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq. We will not receive any proceeds from the sales of the Resale Shares by the Selling Stockholders.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. See “Prospectus Summary—Implications of Being an Emerging Growth Company” of the IPO Prospectus.

Additionally, we are, and following the completion of this offering, will continue to be, a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c). V-Cube, Inc., our controlling stockholder, will be able to exercise over a majority of the aggregate voting power of our issued and outstanding shares of common stock and will be able to determine all matters requiring approval by our stockholders immediately after the consummation of this offering. V-Cube, Inc. is a Japanese company listed on the Tokyo Stock Exchange and its chief executive officer, Naoaki Mashita, has served as our Director since February 2024 and is our minority stockholder. For further information, see “Principal Stockholders” and “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc” of the IPO Prospectus. We intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Marketplace Rules. As a result, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Risk Factors—Risks Relating to Our Capital Stock and Trading—We will be a ‘controlled company’ within the meaning of the Nasdaq listing rules, and will follow certain exemptions from certain corporate governance requirements that could adversely affect our public stockholders” and “Management—Controlled Company” of the IPO Prospectus.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a reverse stock split of our shares of common stock at a ratio of 2-for-1 approved by our then sole Director and majority stockholder on October 9, 2024.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of the IPO Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated December [●], 2024

THE OFFERING

Securities offered by the Selling Stockholders	4,400,000 shares

Shares of common stock issued and outstanding prior to this offering(1)(2)(3)	25,689,130 shares

Shares of common stock issued and outstanding immediately after this offering(1)(2)(3)	25,689,130 shares

Term of this offering	The Selling Stockholders will determine when and how they will sell the shares of common stock offered in this prospectus.

Lock-up	The lock-up arrangements, as described in the section entitled “Underwriting—Lock-up Agreements” of the IPO Prospectus, applicable to 5% or greater stockholders will not apply to the Selling Stockholders with respect to the Resale Shares.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders named in this prospectus.

Risk Factors	Investing in our shares of common stock is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of the IPO Prospectus.

Notes:

(1) Excludes shares of common stock to be offered by the Company in a “firm commitment” public offering.

(2) Excludes the shares of common stock issuable pursuant to the warrant held by Spirit Advisors, LLC, and the stock options granted under the Company’s 2024 equity incentive plan. Such number of shares of common stock outstanding does not reflect an aggregate of 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of this offering. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of such grant date. See our consolidated financial statements and related notes included elsewhere herein and “Description of our Securities” of the IPO Prospectus.

(3) Reflects 689,130 shares of common stock issued to Mr. Naoaki Mashita on December 23, 2024 pursuant to the partial conversion of the convertible promissory note in the outstanding principal amount of $317,000 held by Mr. Naoaki Mashita, at a conversion price of $0.46 per share. See “Description of our Securities” of the IPO Prospectus.

USE OF PROCEEDS

The Selling Stockholders are selling the Resale Shares for their own accounts. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

Alt - 1

SELLING STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of the shares of common stock held by the Selling Stockholders, including:

●	the number of shares owned by the Selling Stockholders prior to this offering;

●	the percentage owned by the Selling Stockholders prior to completion of the offering;

●	the total number of shares that are to be offered for the Selling Stockholders;

●	the total number of shares that will be owned by the Selling Stockholders upon completion of the offering; and

●	the percentage owned by the Selling Stockholders upon completion of the offering.

●	We have agreed to register a total of 4,400,000 shares of common stock held by the Selling Stockholders. We are registering the shares under this prospectus.

The following table sets forth certain information with respect to the Selling Stockholders’ beneficial ownership of our shares of common stock as of the date of this prospectus. Although there was no agreement between the Company and the Selling Stockholders to register the Resale Shares, the Company believes the registration of the Resale Shares is beneficial to the Company.

No material relationships exist between any of the Selling Stockholders and us, nor have any such material relationships existed within the past three years, except, in either case, as identified below this table. None of the Selling Stockholders are members of FINRA, or affiliates of such members.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all of the shares of common stock they beneficially own, subject to applicable community property laws. Based on the information provided to us by the Selling Stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

	Beneficial Ownership Prior to this Offering(1)		Shares Being Sold in this Offering	Beneficial Ownership After this Offering(1)
Name of Beneficial Owner	Shares	%	Shares	Shares	%
V-Cube, Inc. (2)	22,800,000	88.8%	2,200,000	20,600,000	80.2%
Eastern Nations Trading Pte. Ltd. (3)	2,200,000	8.5%	2,200,000	0	0%

(1)	Based on 25,689,130 shares of common stock issued and outstanding prior to and after the sale of the Resale Shares in this offering, reflecting 689,130 shares of common stock issued to Mr. Naoaki Mashita on December 23, 2024 pursuant to the partial conversion of the convertible promissory note held by Mr. Naoaki Mashita, in the principal amount of $317,000 at a conversation price of $0.46 per share, and excluding shares of common stock to be offered by the Company in a “firm commitment” public offering. Such number of shares of common stock outstanding does not reflect an aggregate of 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of this offering. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of such grant date. See our consolidated financial statements and related notes included elsewhere herein for details.

(2)	V-Cube, Inc. is a Japanese company listed on the Tokyo Stock Exchange, which does not have any 50% shareholder as of the date of this prospectus. No natural person exercises voting and/or dispositive power over the shares held by V-Cube, Inc. The chief executive officer of V-Cube, Inc. is Naoaki Mashita, our Director and minority stockholder. The registered address of V-Cube, Inc. is NBF Platinum Tower, 16-17/F 1-17-3 Shirokane 108-0072, Tokyo.

(3)	Eastern Nations Trading Pte. Ltd. is controlled by Shinji Matsudaira. Shinji Matsudaira exercises voting and/or dispositive power over the shares held by Eastern Nations Trading Pte. Ltd. Shinji Matsudaira does not personally have any material relationship with the Company, its predecessor, or affiliates. Eastern Nations Trading Pte. Ltd. is a private limited company organized and existing under the laws of Singapore with its principal place of business at 16 Ipoh Lane #10-03 Singapore 438620. See “Prospectus Summary—Our Relationship with Eastern Nations Trading Pte. Ltd.” of the IPO Prospectus.

Material Relationships with the Selling Stockholders

V-Cube, Inc.’s chief executive officer, Naoaki Mashita, has served as our Director since February 2024 and is our minority stockholder. V-Cube, Inc. has been our controlling stockholder and is expected to remain our controlling stockholder after the completion of this offering. See “Prospectus Summary—Our Relationship with Our Controlling Stockholder—V-Cube, Inc” of the IPO Prospectus. V-Cube, Inc. subscribed for 10 shares of common stock of TEN Holdings, Inc. in consideration of $10.00 in the corporate formation of TEN Holdings, Inc. in February 2024, and obtained another 90 shares of common stock of TEN Holdings, Inc. in July 2024 in exchange for the 100% equity interest in TEN Events, Inc. valued at approximately $32.5 million. Accordingly, the consideration paid by V-Cube, Inc. for its equity interest in TEN Holdings, Inc. (amounting to 25 million shares of common stock post reverse split and corporate restructuring) was approximately $32.5 million. As a result of share transfers to Eastern Nations Trading Pte. Ltd., V-Cube, Inc. currently owns 22,800,000 shares of common stock of TEN Holdings, Inc.

Eastern Nations Trading Pte. Ltd. does not have any material relationship with our Company other than its stock ownership. Eastern Nations Trading Pte. Ltd. is not an affiliate of the Company. Eastern Nations Trading Pte. Ltd. has a business relationship with V-Cube, Inc., the Company’s controlling stockholder. Eastern Nations Trading Pte. Ltd. has provided advisory services and technology implementation services to V-Cube, Inc. resulting from an agreement between such parties entered into in May 2018, which agreement contemplated compensation through share allocation in V-Cube, Inc. or a future group company (such as the Company), with an approximate value of $1,000,000. Throughout the engagement period, Eastern Nations Trading Pte. Ltd. did not receive any cash, consulting fees, or compensation, other than the transfer of 2,200,000 shares of our common stock from V-Cube, Inc. Shinji Matsudaira controls Eastern Nations Trading Pte. Ltd. and does not personally have any material relationship with the Company, its predecessor, or affiliates. See “Prospectus Summary—Our Relationship with Eastern Nations Trading Pte. Ltd.” of the IPO Prospectus.

Alt - 2

PLAN OF DISTRIBUTION

Commencing on the date that our shares of common stock are first listed for trading on Nasdaq, the Selling Stockholders have advised us that they intend to offer and sell, from time to time, any or all of their respective Resale Shares listed in the final prospectus filed by us which covers the Resale Shares (the “Resale Prospectus”). The Selling Stockholders will not be required to sell their respective Resale Shares and may choose to sell their respective Resale Shares on their own initiative.

There is currently no public market established for our shares of common stock. Once, and if, our shares of common stock are listed on the Nasdaq Capital Market and there is an established market for these Resale Shares, the Selling Stockholders may sell the Resale Shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Selling Stockholders may use any one or more of the following methods when selling the Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the date of this prospectus;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such foregoing methods of sale;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

●	any other method permitted pursuant to applicable law.

In connection with the sale of the Resale Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver these securities to close out short positions, or loan or pledge the shares to broker-dealers, which in turn may sell the securities. The Selling Stockholders may also enter into an option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

Alt - 3

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the potential need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Resale Shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities.

The Resale Shares will be sold only through registered or licensed brokers or dealers, if required under applicable state securities laws. In addition, in certain states, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to our shares of common stock for a specified period prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Resale Shares by the Selling Stockholders or any other person.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to legal matters as to United States federal securities and New York State law. The validity of the common stock offered in this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC.

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4,400,000 Shares of Common Stock

TEN Holdings, Inc.

Prospectus dated December [●], 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$6,476
FINRA Filing Fee	$3,398
Legal Fees and Other Expenses	$400,000
Nasdaq Capital Market Listing Fee	$50,000
Accounting Fees and Expenses	$490,000
Printing Expenses	$20,000
Underwriter Out of Pocket Accountable	180,000
Miscellaneous Expenses	$230,000
Total Expenses	$1,379,874

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers’ additional rights of indemnification under its articles of incorporation, bylaws, or other agreement. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or bylaws is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

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Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our articles of incorporation provide for indemnification of our officers and directors to the fullest extent permissible under the applicable laws and regulations. Our bylaws provide for indemnification of our officers and directors to the fullest extent not prohibited by the applicable laws and regulations. In addition, our board of directors is authorized to purchase and maintain insurance on behalf of our officers and directors against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

V-Cube, Inc. subscribed for 10 shares of common stock of TEN Holdings, Inc. in consideration of $10.00 in the corporate formation of TEN Holdings, Inc. on February 12, 2024, and obtained another 90 shares of common stock of TEN Holdings, Inc. on July 2, 2024 in exchange for the 100% equity interest in TEN Events, Inc. valued at approximately $32.5 million. Accordingly, the consideration paid by V-Cube, Inc. for its equity interest in TEN Holdings, Inc. (amounting to 25 million shares of common stock post reverse split and corporate restructuring) was approximately $32.5 million.

Spirit Advisors, LLC (“Spirit Advisors”) received a warrant to purchase the Company’s common stock as of February 12, 2024, in partial consideration for consulting services rendered and to be rendered in connection with this offering. At any time beginning on the date of completion of this offering until ten years following the completion of this offering, Spirit Advisors may exercise the warrant to purchase up to 4.9% of the fully diluted share capital of the Company as of the date of completion of this offering, for an exercise price per share of US$0.02, subject to adjustment as provided in the warrant. The warrant may be exercised in whole or in part and provide for cashless exercise and anti-dilution adjustments. The warrant shall be automatically terminated and shall be returned to the Company if this offering has not occurred by February 12, 2026.

On March 25, 2024, Xyvid, Inc. (now known as TEN Events, Inc., our operating entity) entered into a certain Agreement for Loan Conditions with Naoaki Mashita, our Director and the chief executive officer of V-Cube, Inc., the Company’s controlling stockholder, pursuant to which loan agreement, Mr. Mashita agreed to provide a loan to Xyvid, Inc. in the principal amount of $317,000, bearing interest at an annual interest rate of 6.0%, with an original repayment date of December 31, 2024, and which loan agreement was assigned to and assumed by the Company on September 5, 2024, and the indebtedness thereunder was memorialized in a convertible promissory note delivered on such date with the same terms, which convertible promissory note is convertible, in whole or in part, into shares of common stock of the Company prior to the maturity thereof. The conversion price of such convertible promissory note is at $0.46 per share of common stock. On December 23, 2024, the Company and Mr. Mashita agreed to extend the repayment date relative to the outstanding interest component of such indebtedness as of such date of December 31, 2024 to March 31, 2025, pursuant to amendments to each of the Agreement for Loan Conditions and the convertible promissory note, entered into by the parties thereto.

On September 5, 2024, the Company’s board of directors adopted an equity incentive plan (the “Plan”) under which an aggregate of 10% of the Company’s authorized shares of common stock, which equals 12,500,000 shares of common stock, were reserved for issuance. On September 27, 2024, the Company’s board of directors and then sole stockholder approved the resolution to change the maximum number of shares of common stock of the Company reserved and available for granting awards under the Plan from 12,500,000 to 4,000,000. The Plan allows for the issuance of options, stock appreciation rights, restricted stock, restricted stock unit, performance award, dividend equivalent, and other stock-based award to selected employees, officers, directors and consultants, for them to acquire a proprietary interest in the growth and performance of the Company. On October 10, 2024, the Company granted stock options to certain individuals who were the Company’s directors and employees to purchase an aggregate of 2,640,250 shares of common stock at an exercise price of $0.46 per share. The options have a contractual term of ten years and vest upon the satisfaction of service conditions for Company employees and performance conditions for Company directors. Pursuant to the stock award agreements, an aggregate of 1,122,925 shares of common stock will vest upon the completion of our IPO.

Since incorporation, there have been changes in the ownership of our common stock. See “Principal Stockholders,” “Business—Corporate History and Structure” and “Description of Our Securities.” On October 9, 2024, our Company’s then sole Director and majority stockholder approved a 2-for-1 reverse stock split, as a result of which the aggregated number of outstanding shares of common stock changed from 50,000,000 to 25,000,000. Such number of shares of common stock outstanding does not reflect an aggregate of 1,122,925 shares of common stock underlying the stock options granted under the Company’s 2024 equity incentive plan, which options will vest upon the completion of this offering. The total value of the stock options granted on October 10, 2024 under the Company’s 2024 equity incentive plan was $8,257,803 as of such grant date. See our consolidated financial statements and related notes included elsewhere herein for details. The number of shares of common stock referenced above reflects the effect of such reverse stock split. In addition, on December 23, 2024, we issued 689,130 shares of common stock to Mr. Naoaki Mashita pursuant to the partial conversion of the convertible promissory note, as amended, in the outstanding principal amount of $317,000 held by Mr. Naoaki Mashita.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement

2.1*	Plan of Domestication

3.1*	Certificate of Incorporation

3.2*	Bylaws (included in Exhibit 2.1)

4.1*	Specimen Stock Certificate

4.2*	Form of the Representative’s Warrants

4.3*	Warrant issued by the Registrant to Spirit Advisors, LLC

4.4*	Convertible Promissory Note issued by the Registrant to Naoaki Mashita

4.5*	Amendment to the Convertible Promissory Note issued by the Registrant to Naoaki Mashita

5.1*	Opinion of Hunter Taubman Fischer & Li LLC

10.1*	Employment Agreement dated August 1, 2024 by and between Randolph Wilson Jones III and the Registrant

10.2*	Employment Agreement dated November 4, 2024 by and between John M. Orobono Jr. and the Registrant

10.3*	Form of Indemnification Agreement by and between the Registrant and its officers and directors

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10.4*	Form of Director Offer Letter by and between the Registrant and its directors

10.5*	Agreement for loan condition by and between V-Cube, Inc. and Xyvid, Inc.

10.6*	Agreement for loan condition by and between Wizlearn Technologies Pte. Ltd. and Xyvid, Inc.

10.7*	Agreement of lease by and between Xyvid, Inc. and GHDLCK LLC

10.8*	Consulting Agreement with Spirit Advisors, LLC

10.9*†	Master Service Agreement by and between the Registrant and its Largest Customer for the Fiscal Year Ended December 31, 2023 (portions of the exhibit will be omitted pursuant to Item 601 of Regulation S-K)

10.10*	The Registrant’s 2024 Equity Incentive Plan

10.11*	Agreement for Loan Conditions by and between Xyvid, Inc. and Naoaki Mashita

10.12*	The Registrant’s Amended and Restated 2024 Equity Incentive Plan

10.13*	Amendment to the Agreement for Loan Conditions by and between Xyvid, Inc. and Naoaki Mashita

10.14	Agreement Regarding Extension of Maturity Date for Loans by and between TEN Events, Inc. and V-Cube, Inc.

10.15	Agreement Regarding Extension of Maturity Date for Loans by and between TEN Events, Inc. and Wizlearn Technologies Pte. Ltd.

14.1*	Code of Business Conduct and Ethics of the Registrant

19.1*	Insider Trading Policy of the Registrant

21.1*	Subsidiaries

23.1	Consent of Grassi & Co., CPAs, P.C.

23.2*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1*	Form of Audit Committee Charter

99.2*	Consent of David Price

99.3*	Consent of Justin Sherrock

99.4*	Form of Policy Relating to Recovery of Erroneously Awarded Compensation of the Registrant

107*	Filing Fee Table

† Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

*Previously filed.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Langhorne, Pennsylvania, on December 30, 2024.

TEN Holdings, Inc.

By:	/s/ Randolph Wilson Jones III
Randolph Wilson Jones III
CEO and Director
(Principal Executive Officer)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Randolph Wilson Jones III as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randolph Wilson Jones III	CEO and Director	December 30, 2024
Name: Randolph Wilson Jones III	(Principal Executive Officer)

/s/ John M. Orobono Jr.	Secretary, Chief Financial Officer and Director	December 30, 2024
Name: John M. Orobono Jr.	(Principal Accounting and Financial Officer)

/s/ Naoaki Mashita	Director	December 30, 2024
Name: Naoaki Mashita

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